As filed with the Securities and Exchange Commission on September 9, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wellesley Bancorp, Inc.

and

Wellesley Bank Employee 401(k) Plan

(Exact name of registrant as specified in its charter)

Maryland	6036	To be applied for
State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

40 Central Street

Wellesley, Massachusetts 02482

(781) 235-2550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas J. Fontaine

President and Chief Executive Officer

Wellesley Bancorp, Inc.

40 Central Street

Wellesley, Massachusetts 02482

(781) 235-2550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary R. Bronstein, Esq.	Michelle L. Basil, Esq.
Sean P. Kehoe, Esq.	Nutter McClennen & Fish LLP
Kilpatrick Townsend & Stockton LLP	115 Seaport Boulevard
607 14th Street, NW, Suite 900	Boston, Massachusetts 02210
Washington, DC 20005	(617) 439-2000
(202) 508-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock $0.01 par value	3,396,180 (1)	$10.00	$33,961,800	$3,943
Participation Interests (3)	—	—	—	—

(1)	Includes shares of common stock to be issued to the Wellesley Bank Charitable Foundation, a private foundation.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Regulation 457(o) under the Securities Act.
(3)	In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. The securities of Wellesley Bancorp, Inc. to be purchased by the Wellesley Bank Employee 401(k) Plan are included in the common stock being registered. Pursuant to Rule 457(h)(2) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

SUBSCRIPTION AND

COMMUNITY OFFERING

PROSPECTUS

(Proposed Holding Company for Wellesley Bank)

Up to 2,760,000 Shares of Common Stock

(Subject to increase to 3,174,000 shares)

Wellesley Bancorp, Inc., a newly formed Maryland corporation, is offering common stock for sale in connection with the conversion of Wellesley Bank from the mutual to stock form of organization. We expect that our common stock will be listed for trading on the Nasdaq Capital Market under the symbol “WEBK” upon conclusion of the stock offering. There is currently no public market for the shares of our common stock.

We are offering up to 2,760,000 shares of common stock for sale on a best efforts basis, subject to certain conditions. We must sell a minimum of 2,040,000 shares to complete the offering. All shares are offered at a price of $10.00 per share. Purchasers will not pay a commission to purchase shares of common stock in the offering. The amount of capital being raised is based on an independent appraisal of Wellesley Bank. Most of the terms of this offering are required by regulations of the Federal Deposit Insurance Corporation and the Massachusetts Commissioner of Banks. If, as a result of regulatory considerations, demand for the shares or changes in financial market conditions, the independent appraiser determines that our market value has increased, we may sell up to 3,174,000 shares without giving you further notice or the opportunity to change or cancel your order.

We are offering the shares of common stock in a “subscription offering” to eligible depositors of Wellesley Bank. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to natural persons residing in the municipalities of Wellesley, Dover, Needham, Newton, Natick and Weston, Massachusetts. We also may offer for sale shares of common stock not subscribed for in the subscription offering or community offering through a “syndicated community offering” managed by Sandler O’Neill + Partners, L.P. Sandler O’Neill + Partners, L.P. is not required to purchase any shares of common stock that are being offered for sale.

The minimum order is 25 shares. The subscription offering will end at         :00 p.m., Eastern time, on [Expiration Date], 2011. We expect that the community offering, if held, will terminate at the same time, although the offering may continue without notice to you until [Extension Date], 2011 or longer if the Massachusetts Commissioner of Banks approves a later date. The offering must be completed by July 20, 2013. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond [Extension Date], 2011, or the number of shares of common stock to be sold is increased to more than 3,174,000 shares or decreased to less than 2,040,000 shares. If we extend the offering beyond [Extension Date], 2011, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest calculated at Wellesley Bank’s passbook savings rate or cancel your deposit account withdrawal authorization. If we intend to sell fewer than 2,040,000 shares or more than 3,174,000 shares, we will promptly return all funds and set a new offering range. All subscribers will be notified and given the opportunity to place a new order. Funds received before the completion of the subscription and community offerings will be held in a segregated account at Wellesley Bank and will earn interest at Wellesley Bank’s passbook savings rate, which is currently 0.25%.

In addition to the shares that we will sell in the offering, we intend to establish a charitable foundation in connection with the conversion and contribute to it an amount equal to 8% of the gross offering proceeds, 87.5% of which will be funded with our common stock and 12.5% of which will be funded with cash (193,200 shares and $276,000 in cash at the maximum of the offering range).

We expect that our directors and executive officers, together with their associates, will subscribe for approximately 250,000 shares, which is 9.7% of the shares that would be sold in the offering and issued to the charitable foundation at the midpoint of the offering range.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 10.

OFFERING SUMMARY

Price Per Share: $10.00

	Minimum	Maximum	Maximum, as Adjusted
Number of shares	2,040,000	2,760,000	3,174,000
Gross offering proceeds	$20,400,000	$27,600,000	$31,740,000
Estimated offering expenses, excluding selling agent fees	$960,000	$960,000	$960,000
Estimated selling agent fees(1)	$270,000	$270,000	$270,000
Estimated net proceeds	$19,170,000	$26,370,000	$30,510,000
Estimated net proceeds per share	$9.40	$9.55	$9.61

(1)	Excludes fees payable if a syndicated offering is held. For a discussion of the compensation of Sandler O’Neill + Partners, L.P. and the other broker-dealers that may participate in the syndicated offering, see “The Conversion and Stock Offering—Marketing Arrangements.”

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund. None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Massachusetts Commissioner of Banks or any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For assistance, please contact the Conversion Center at (            )             -                    .

SANDLER O’NEILL + PARTNERS, L.P.

The date of this prospectus is                     , 2011

Wellesley Bank

Washington Street
Wellesley
Linden Street
Wellesley Center
Church Street
BOSTON

MASSACHUSETTS
Wellesley
Boston

★ EXECUTIVE OFFICE
47 Church Street
Wellesley, Massachusetts 02482

● OFFICE LOCATIONS

Linden Street Branch
197 Linden Street
Wellesley, Massachusetts 02482

Wellesley Center Branch
40 Central Street
Wellesley, Massachusetts 02482

■ Washington Street Branch
29 Washington Street
Wellesley, Massachusetts 02482
(opening in first quarter of 2012)

ME
VT
NH
NY
MA
CT
RI
PA
NJ

i

Summary

This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read this entire document carefully.

The Companies

Wellesley Bancorp, Inc.

Wellesley Bank

40 Central Street

Wellesley, Massachusetts 02482

(781) 235-2550

Wellesley Bancorp, Inc. This offering is made by Wellesley Bancorp, a Maryland corporation incorporated in September 2011 by Wellesley Bank to be its holding company upon completion of the conversion. Currently, Wellesley Bancorp has no assets. Following the conversion, Wellesley Bancorp will own all of Wellesley Bank’s capital stock and will direct, plan and coordinate Wellesley Bank’s business activities. In the future, Wellesley Bancorp might also acquire other financial institutions or financial services companies or organize other operating subsidiaries, although it currently has no specific plans or agreements to do so.

Wellesley Bank. Wellesley Bank operates as a community-oriented financial institution, with its executive office and two full service branches in the town of Wellesley, Massachusetts. Wellesley Bank offers deposit products and provides residential mortgage loans, commercial real estate loans, construction loans, commercial business loans and consumer loans. Wellesley Bank was not a participant in any of the U.S. Treasury’s capital raising programs for financial institutions and at June 30, 2011 exceeded all regulatory capital requirements. At June 30, 2011, Wellesley Bank had total assets of $264.8 million, total deposits of $228.4 million and total equity of $21.4 million on a consolidated basis.

Our Business

We operate as a community bank. Our primary business lines involve generating funds from deposits or borrowings and investing such funds in loans and investment securities. We currently operate our executive office and two retail banking locations in Wellesley, Massachusetts.

Our primary lines of business are:

•

Commercial and Construction Lending. We offer commercial real estate loans and commercial business loans for property owners and businesses in our primary market area. We also offer residential construction loans to individuals and builders/developers to finance the construction of residential dwellings for personal use and commercial construction loans for commercial development projects, including condominiums and single family subdivisions as well as office buildings, retail and other income producing properties. Commercial and construction loans constituted 56.3% of our total loan portfolio at June 30, 2011.

•

Residential Mortgage and Home Equity Lending. We offer a variety of residential mortgage loans and home equity lines of credit through our branch network. Residential mortgage loans and home equity lines of credit constituted 43.5% of our total loan portfolio at June 30, 2011.

•

Deposit Products and Services. We offer a full range of traditional deposit products for consumers and businesses, such as demand deposit accounts, NOW accounts, money market accounts, regular savings accounts and certificate accounts. These products can have additional features such as direct deposit, ATM and check card services, overdraft protection, Internet banking, and remote electronic deposits, thereby providing our customers multiple channels to access their accounts.

Our Business Strategy

Our mission is to operate and grow a profitable community-oriented financial institution. The following are the key elements of our business strategy:

•	increasing our deposit market share within Wellesley, Massachusetts and the surrounding communities;

•	continuing to emphasize our commercial real estate, construction and commercial business loans, as well as increasing our commercial business depository relationships in our market area;

•	increasing our residential mortgage lending in our market area;

•	continuing conservative underwriting practices while maintaining a high quality loan portfolio;

•	seeking to enhance fee income by growing our investment advisory services; and

•	emphasizing lower cost core deposits to maintain low funding costs.

The Conversion and Offering

Description of the Conversion

Currently, we are a Massachusetts chartered mutual cooperative bank with no stockholders. Our depositors currently have the right to vote on certain matters such as the election of directors and this conversion. The conversion transaction that we are undertaking involves a change from our mutual form to a stock cooperative bank that will result in all of Wellesley Bank’s capital stock being owned by Wellesley Bancorp. Voting rights in Wellesley Bancorp will belong to its stockholders, including our employee stock ownership plan and our charitable foundation. We are conducting the conversion under the terms of our plan of conversion. The Massachusetts Commissioner of Banks has conditionally approved the plan of conversion and the Federal Deposit Insurance Corporation has conditionally provided its nonobjection to the conversion, both subject to a condition that the conversion be approved by our depositors. We have called a special meeting of depositors for                     , 2011 to vote on the plan of conversion and the establishment and funding of the charitable foundation.

The following diagram depicts our corporate structure after the conversion and offering:

Reasons for the Conversion and Offering

Our primary reasons for the conversion and offering are to:

•	increase the capital of Wellesley Bank to support future lending and operational growth;

•	enhance profitability and earnings through reinvesting and leveraging the proceeds, primarily through traditional funding and lending activities;

•	support future branching activities;

•	retain and attract qualified personnel by establishing stock-based benefit plans;

•	increase our philanthropic endeavors to the community we serve through the formation and funding of the Wellesley Bank Charitable Foundation; and

•	support the future acquisition of other financial institutions or financial services companies.

For further information about our reasons for the conversion and offering, see “The Conversion and Stock Offering—Reasons for the Conversion and Offering.”

Purchase Price

The purchase price is $10.00 per share. You will not pay a commission to buy any shares in the offering.

Number of Shares to be Sold

We are offering for sale between 2,040,000 and 2,760,000 shares of Wellesley Bancorp common stock in this offering. With regulatory approval, we may increase the number of shares to be sold to 3,174,000 shares without giving you further notice or the opportunity to change or cancel your order. In considering whether to increase the offering size, the Federal Deposit Insurance Corporation and the Massachusetts Commissioner of Banks will consider the level of subscriptions, the views of our independent appraiser, our financial condition and results of operations and changes in market conditions.

How We Determined the Offering Range

We decided to offer between 2,040,000 and 2,760,000 shares, which is our offering range, based on an independent appraisal of our pro forma market value prepared by Feldman Financial Advisors, Inc., an appraisal firm experienced in appraisals of financial institutions. Feldman Financial estimates that as of August 23, 2011, our pro forma market value was between $21.8 million and $29.5 million, with a midpoint of $25.7 million, inclusive of shares to be issued to the charitable foundation.

In preparing its appraisal, Feldman Financial considered the information in this prospectus, including our consolidated financial statements. Feldman Financial also considered the following factors, among others:

•	our historical and projected operating results and financial condition and the economic and demographic characteristics of our primary market area;

•	a comparative evaluation of the operating and financial statistics of Wellesley Bank with those of other similarly situated, publicly traded companies;

•	the effect of the capital raised in this offering on our net worth and earnings potential;

•	the trading market for securities of comparable institutions and general conditions in the market for such securities; and

•

our intention to contribute to the Wellesley Bank Charitable Foundation an amount equal to 8% of the gross offering proceeds, 87.5% of which will be funded with shares of Wellesley Bancorp’s common stock and 12.5% of which will be funded with cash.

Two measures that some investors use to analyze whether a stock might be a good investment are the ratio of the offering price to the issuer’s “book value” and the ratio of the offering price per share to the issuer’s earnings per share for the past 12 months. Feldman Financial considered these ratios, among other factors, in preparing its appraisal. Book value is the same as total equity and represents the difference between the issuer’s assets and liabilities. Feldman Financial’s appraisal also incorporates an analysis of a peer group of publicly traded companies that Feldman Financial considered to be comparable to us.

The following table presents a summary of selected pricing ratios for the peer group companies and for us utilized by Feldman Financial Advisors in its appraisal. These ratios are based on our book value, tangible book value and core earnings as of and for the 12 months ended June 30, 2011 and the latest date for which complete financial data is publicly available for the peer group.

	Price to Core Earnings Multiple		Price to Book Value Ratio	Price to Tangible Book Value Ratio
Wellesley Bancorp (pro forma):
Minimum	10.6	x	56.8%	56.8%
Midpoint	12.7		61.7	61.7
Maximum	14.9		65.8	65.8
Maximum, as adjusted	17.2		69.9	69.9
Peer group companies as of August 23, 2011:
BCSB Bancorp, Inc.	43.3	x	76.9%	77.0%
Central Bancorp, Inc.	N/M		80.5	85.6
Chicopee Bancorp, Inc.	N/M		90.8	90.8
CMS Bancorp, Inc.	N/M		68.4	68.4
Elmira Savings Bank, FSB	9.5		113.8	113.8
Hampden Bancorp, Inc.	N/M		86.5	86.5
Mayflower Bancorp, Inc.	14.4		76.9	76.9
Newport Bancorp, Inc.	22.6		87.3	87.3
OBA Financial Services, Inc.	N/M		78.9	78.9
WVS Financial Corp.	15.3		65.6	65.6
Average	21.0		78.9	83.1
Median	15.3		78.1	82.2

Compared to the average pricing ratios of the peer group at the maximum of the offering range, our stock would be priced at a discount of 29.0% to the peer group on a price-to-core earnings basis, a discount of 16.6% to the peer group on a price-to-book basis and a discount of 20.8% on a price-to-tangible book basis. This means that, at the maximum of the offering range, a share of our common stock would be less expensive than the peer group on an earnings, book value and tangible book value basis.

The independent appraisal does not indicate market value. You should not assume or expect that the valuation described above means that our common stock will trade at or above the $10.00 purchase price after the offering.

Possible Change in Offering Range

Feldman Financial will update its appraisal before we complete the stock offering. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, Feldman Financial determines that our pro forma market value has increased, we may sell up to 3,174,000 shares without further notice to you. If our pro forma market value at the end of the stock offering period is either below $21.8 million or above $34.0 million, then, after consulting with the Federal Deposit Insurance Corporation and the Massachusetts Commissioner of Banks, we may: terminate the offering and promptly return all funds, with interest; promptly return all funds with interest, set a new offering range and give all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Federal Deposit Insurance Corporation, the Massachusetts Commissioner of Banks and the Securities and Exchange Commission.

Conditions to Completing the Conversion and Offering

We are conducting the conversion and offering under the terms of our plan of conversion. We cannot complete the conversion and offering unless:

•	we sell at least the minimum number of shares offered;

•

we receive the final regulatory approvals and nonobjections from the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System to complete the offering; and

•	our depositors approve the plan of conversion.

We Will Issue Shares to the Wellesley Bank Charitable Foundation

To continue our long-standing commitment to our local communities, we intend to establish a charitable foundation, the Wellesley Bank Charitable Foundation, as part of the conversion. Subject to separate approval by depositors of Wellesley Bank, we will make a contribution to the charitable foundation in an amount equal to 8% of the gross offering proceeds, 87.5% of which will be funded with newly issued shares of Wellesley Bancorp common stock and 12.5% of which will be funded with cash (193,200 shares and $276,000 at the maximum of the offering range). At the maximum of the offering range, this contribution to the charitable foundation would reduce net earnings by approximately $1.3 million, after tax, in the year in which the contribution is made to the charitable foundation, which is expected to be the fourth calendar quarter of 2011. The charitable foundation will make grants and donations to nonprofit and community groups and projects that serve the communities in which Wellesley Bank maintains a banking office. The amount of common stock that we are offering for sale would be greater if the conversion were to be completed without the contribution to the charitable foundation. For a further discussion of the financial impact of the contribution to the charitable foundation, see “Comparison of Independent Valuation and Pro Forma Financial Information With and Without the Foundation.”

Benefits of the Offering to Management

Employee Stock Ownership Plan. We have adopted an employee stock ownership plan that will purchase 8% of the shares sold in the offering and contributed to the charitable foundation. The employee stock ownership plan’s purchase will be funded by a 15-year loan from Wellesley Bancorp. As the loan is repaid and shares are released from collateral, the plan will allocate shares to the accounts of participating employees. Participants will receive allocations based on their individual compensation as a percentage of total plan compensation. Nonemployee directors are not eligible to participate in the employee stock ownership plan. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan.

Future Equity Incentive Plan. We intend to implement an equity incentive plan no earlier than six months after completion of the conversion. If we implement the plan within one year after the conversion, the plan must be approved by a majority of the total votes eligible to be cast by our stockholders. If we implement the plan more than one year after the conversion, it must be approved by a majority of the total votes cast. If adopted within one year following the completion of the conversion, the equity incentive plan will reserve a number of shares of common stock equal to not more than 4% of the shares issued in the conversion (including shares contributed to our charitable foundation), for restricted stock awards to key employees and directors, at no cost to the recipients, and will also reserve a number of stock options equal to not more than 10% of the shares of common stock issued in the conversion (including shares contributed to our charitable foundation) for key employees and directors. If the equity incentive plan is adopted after one year from the date of the completion of the conversion, the 4% and 10% limitations described above will no longer apply, and we may adopt equity incentive plans encompassing more than 14% of the shares of common stock that were issued in the conversion. We have not yet determined when we will present these plans for stockholder approval and we have not yet determined the number of shares that would be reserved for issuance under this plan. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan.

The following table summarizes at the maximum of the offering range the total number and value of the shares of common stock that the employee stock ownership plan expects to acquire in the offering and the total value of all restricted stock awards and stock options that are expected to be available under the equity incentive plan (assuming the equity incentive plan is implemented within one year following completion of the conversion). The equity incentive plan may award a greater number of options and restricted stock awards if the plan is adopted more than one year after completion of the conversion. At the maximum of the offering range and upon completion of the offering, we would sell 2,760,000 shares and have 2,953,200 shares outstanding inclusive of shares of common stock to be contributed to the charitable foundation

	Number of Shares to be Granted or Purchased
	At Maximum of Offering Range	As a % of Common Stock Issued in Conversion	Dilution Resulting from Issuance of Additional Shares (1)	Total Estimated Value
Employee stock ownership plan (2)	236,256	8.0%	—%	$2,362,560
Restricted stock awards (2)	118,128	4.0	3.8	1,181,280
Stock options (3)	295,320	10.0	9.1	1,160,608

Total	649,704	22.0%	12.3%	$4,704,448

(1)	Assumes the issuance of authorized but unissued shares to satisfy awards and option exercises.
(2)	Assumes the value of Wellesley Bancorp common stock is $10.00 per share for purposes of determining the total estimated value of the grants.
(3)	Assumes the value of a stock option is $3.93, which was determined using the Black-Scholes option-pricing formula. See “Pro Forma Data.”

Employment Agreement. Wellesley Bank and Wellesley Bancorp intend to enter into an amended and restated three-year employment agreement with Thomas J. Fontaine, President and Chief Executive Officer. This employment agreement will provide for severance benefits if the executive is terminated following a change in control of Wellesley Bancorp or Wellesley Bank. See “Our Management—Employment Agreements and Severance Arrangements.”

Supplemental Executive Retirement Plan. We intend to implement a supplemental executive retirement plan that will provide benefits to eligible employees if their retirement benefits under the employee stock ownership plan and the 401(k) plan are reduced because of federal tax law limitations. This plan will also provide benefits to eligible employees following a change in control before the complete allocation of shares under the employee stock ownership plan. See “Our Management—Pension and Nonqualified Retirement Benefits.”

Employee Severance Compensation Plan. We expect to adopt an employee severance compensation plan that will provide severance benefits to eligible employees if there is a change in control of Wellesley Bancorp or Wellesley Bank. Under the severance plan, if, within twelve months after a change in control, an employee’s employment involuntarily terminates, or if an employee voluntarily terminates employment without being offered continued employment in a comparable position (as defined in the plan), the former employee would receive a severance payment equal to two week’s of base compensation for each year of service up to a maximum of 52 week’s of base compensation and with a minimum of four week’s base compensation. Any eligible employee who is designated as a Vice President or above would receive a severance benefit equal to 52 week’s base compensation, regardless of the employee’s years of service. See “Our Management—Employment Agreements and Severance Arrangements.”

Persons Who Can Order Stock in the Subscription and Community Offerings

We have granted rights to subscribe for shares of Wellesley Bancorp common stock in a subscription offering to the following persons in the following order of priority:

1	Persons with $50 or more on deposit at Wellesley Bank as of the close of business on April 30, 2010.

2.	Persons with $50 or more on deposit at Wellesley Bank as of the close of business on June 30, 2011.

3.	Our employee stock ownership plan.

4.	Wellesley Bank’s employees, officers and directors who do not have a higher priority right.

If we receive subscriptions for more shares than are to be sold in this offering, we may be unable to fill or may only partially fill your order. Shares will be allocated in order of the priorities described above under a formula outlined in the plan of conversion. If we increase the number of shares to be sold above 2,760,000, the employee stock ownership plan will have the first priority right to purchase any shares exceeding that amount to the extent that its subscription has not previously been filled. Any shares remaining will be allocated in the order of priorities described above. See “The Conversion and Stock Offering—Subscription Offering and Subscription Rights” for a description of the allocation procedures.

Unlike our employee stock ownership plan, our 401(k) plan has not been granted priority subscription rights. Accordingly, a 401(k) plan participant who elects to purchase shares in the offering through self-directed purchases within the 401(k) plan will receive the same subscription priority, and be subject to the same purchase limitations, as if the participant had elected to purchase shares using funds outside the 401(k) plan.

We intend to offer shares not sold in the subscription offering to the general public in a community offering. Natural persons who are residents of the Massachusetts municipalities of Wellesley, Dover, Needham, Newton, Natick and Weston will be given a preference to purchase shares in the community offering. We may, in our sole discretion, reject orders received in the community offering either in whole or in part. If your order is rejected in part, you cannot cancel the remainder of your order.

Shares not sold in the subscription offering or the community offering may be offered for sale in a syndicated offering, which would be an offering to the general public on a best efforts basis managed by Sandler O’Neill + Partners, L.P. As in the case of the community offering, we may, in our sole discretion, reject orders received in the syndicated offering either in whole or in part.

Subscription Rights

You are not allowed to transfer your subscription rights, and we will act to ensure that you do not do so. You will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding with another person involving the transfer of the shares that you purchase. We will not accept any stock orders that we believe involve the transfer of subscription rights. Depositors who enter into agreements to allow other investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution.

Deadline for Ordering Stock in the Subscription and Community Offerings

The subscription offering will end at             p.m., Eastern time, on [Expiration Date]. We expect that the community offering, if held, will terminate at the same time, although the offering may continue without notice to you until [Extension Date], or longer if the Federal Deposit Insurance Corporation and Massachusetts Commissioner of Banks approve a later date. If we extend the offering beyond [Extension Date], all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will return your funds promptly with interest at our passbook savings rate or cancel your deposit account withdrawal authorization.

Purchase Limitations

Our plan of conversion establishes limitations on the purchase of stock in the offering. These limitations include the following:

•	The minimum purchase is 25 shares.

•	No individual (or individuals on a single deposit account) may purchase more than $200,000 of common stock (which equals 20,000 shares) in all categories of the offering combined.

•

No individual, together with any associates, and no group of persons acting in concert, may purchase more than $350,000 of common stock (which equals 35,000 shares) in all categories of the offering combined.

Subject to the approval of the Federal Deposit Insurance Corporation and Massachusetts Commissioner of Banks, we may increase or decrease the purchase limitations at any time. Our employee stock ownership plan may purchase up to 8% of the shares sold in the offering and contributed to the charitable foundation without regard to theses purchase limitations.

How to Purchase Common Stock

If you want to place an order for shares in the offering, you must complete an original stock order form and send it to us together with full payment, or deliver it in person to the Conversion Center located at             . We must receive your stock order form before the end of the subscription offering or the end of the community offering, as appropriate, regardless of the postmark date. Once we receive your order, you cannot cancel or change it without our consent.

To ensure that we properly identify your subscription rights, you must list all of your deposit accounts as of the applicable eligibility date on the stock order form. If you fail to do so, your subscription may be reduced or rejected if the offering is oversubscribed. To preserve your purchase priority, you must register the shares only in the name(s) of person(s) listed on your deposit account at the applicable date of eligibility. You may not add the names of others who were not eligible to purchase common stock in the offering on the applicable date of eligibility.

You may pay for shares in the subscription offering or the community offering in any of the following ways:

•	By check or money order made payable to Wellesley Bancorp; or

•	By authorizing withdrawal from an account at Wellesley Bank.

We will pay interest on your subscription funds at the rate we pay on our passbook savings accounts, which is currently 0.25% per annum, from the date we receive your funds until the offering is completed or terminated. All funds authorized for withdrawal from deposit accounts with us will earn interest at the applicable account rate until the offering is completed or terminated. If, as a result of a withdrawal from a certificate of deposit, the balance falls below the minimum balance requirement, the remaining funds will earn interest at our passbook savings rate. There will be no early withdrawal penalty for withdrawals from certificates of deposit held at Wellesley Bank and used to pay for stock.

Using IRA Funds to Purchase Shares in the Offering

You may be able to subscribe for shares of common stock using funds in your individual retirement account(s), or IRA. If you wish to use some or all of the funds in your Wellesley Bank IRA or other retirement account, the applicable funds must first be transferred to a self-directed retirement account maintained by an unaffiliated institutional trustee or custodian, such as a brokerage firm. An annual fee may be payable to the new trustee. If you do not have such an account, you will need to establish one and transfer your funds before placing your stock order. Our Conversion Center can give you guidance if you wish to place an order for stock using funds held in a retirement account at Wellesley Bank or elsewhere. Because processing retirement account transactions takes additional time, we recommend that you contact our Conversion Center for guidance promptly, preferably at least two weeks before the [Expiration Date] offering deadline. Whether you may use retirement funds for the purchase of shares in the offering will depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

How We Will Use the Proceeds of This Offering

The following table summarizes how we will use the proceeds of this offering, based on the sale of shares at the minimum and maximum of the offering range.

(In thousands)	Minimum 2,040,000 Shares at $10.00 per Share	Maximum 2,760,000 Shares at $10.00 per Share
Offering proceeds	$20,400	$27,600
Less estimated offering expenses	(1,230)	(1,230)

Net offering proceeds	19,170	26,370
Less:
Proceeds contributed to Wellesley Bank	(9,585)	(13,185)
Proceeds used for loan to employee stock ownership plan	(1,746)	(2,363)
Proceeds contributed to charitable foundation	(204)	(276)

Proceeds remaining for Wellesley Bancorp	$7,635	$10,546

Initially, we intend to invest the proceeds of the offering in short-term investments. In the future, Wellesley Bancorp may use the portion of the proceeds that it retains to, among other things, pay cash dividends, repurchase shares of common stock, subject to regulatory restrictions, invest in short-term liquid investments and securities or for general corporate purposes. Over time, Wellesley Bank intends to use the portion of the proceeds that it receives to fund new loans. The amount of time that it will take to deploy the proceeds of the offering into loans will depend primarily on the level of loan demand. We also may use the proceeds of the offering to diversify our business or acquire other companies or expand our branch network, although we have no specific plans to do so at this time other than the opening of our third branch in the first quarter of 2012. This new branch is expected to be funded by cash generated by our business. We do not expect to borrow funds for this expansion project. Based on current estimates, we expect the total cost of equipment and leasehold improvements required to open the new Wellesley branch location to be approximately $942,000, none of which had been incurred at June 30, 2011. Funding for this branch is not contingent on this offering.

Purchases by Directors and Executive Officers

We expect that our directors and executive officers, together with their associates, will subscribe for approximately 250,000 shares, which is 9.7% of the shares that would be sold in the offering and issued to the charitable foundation at the midpoint of the offering range. Our directors and executive officers will pay the same $10.00 per share price as everyone else who purchases shares in the offering. Like all of our depositors, our directors and executive officers have subscription rights based on their deposits and, if there is an oversubscription, their orders will be subject to the allocation provisions set forth in our plan of conversion. Purchases by our directors and executive officers will count towards the minimum number of shares we must sell to close the offering.

Market for Wellesley Bancorp Common Stock

We have applied for approval to list our common stock on the Nasdaq Capital Market under the symbol “WEBK.” Sandler O’Neill + Partners, L.P. currently intends to become a market maker in the common stock, but it is under no obligation to do so.

Wellesley Bancorp Dividend Policy

Following the offering, our board of directors will consider adopting a policy of paying cash dividends. We cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future. Our ability to pay dividends will depend on a number of factors, including capital requirements, regulatory limitations and our operating results and financial condition.

Tax Consequences

As a general matter, the conversion will not be a taxable transaction for purposes of federal income taxes to persons who receive or exercise subscription rights. We have received an opinion from our special counsel, Kilpatrick Townsend & Stockton LLP, to this effect. See “The Conversion and Offering—Material Income Tax Consequences.”

Delivery of Prospectus

To ensure that each person in the subscription and community offerings receives a prospectus at least 48 hours before the offering deadline, we may not mail prospectuses any later than five days before such date or hand-deliver prospectuses later than two days before that date. Stock order forms may only be delivered if accompanied or preceded by a prospectus. We are not obligated to deliver a prospectus or order form by means other than U.S. mail.

We will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights. The subscription offering and all subscription rights will expire at             p.m., Eastern time, on [Expiration Date] whether or not we have been able to locate each person entitled to subscription rights.

Delivery of Stock Certificates in the Subscription and Community Offerings

Certificates representing shares of common stock issued in the subscription and community offerings will be mailed to purchasers at the address provided by them on the order form as soon as practicable following completion of the conversion and offering. Until certificates for common stock are available and delivered to purchasers, purchasers may not be able to sell their shares, even though trading of the common stock will have commenced.

Conversion Center

If you have any questions regarding the offering, please call the Conversion Center at             to speak to a registered representative of Sandler O’Neill + Partners, L.P. The Conversion Center is open Monday through Friday, [            a.m. to             p.m.], Eastern time, except for bank holidays.

Risk Factors

You should consider carefully the following risk factors before purchasing Wellesley Bancorp common stock.

Risks Related to Our Business

We make and hold in our portfolio construction loans, including speculative construction loans, which are considered to have greater credit risk than other types of residential loans.

We originate construction loans for residential properties and commercial real estate properties, including properties built on speculative, undeveloped property by builders and developers who have not identified a buyer for the completed residential or commercial real estate property at the time of loan origination. At June 30, 2011, $36.7, or 17.6%, of our loan portfolio consisted of construction loans. At this date, our construction loan portfolio consisted of $23.8 million, or 11.4%, of our loan portfolio in loans that were secured by residential real estate speculative loan projects, $4.9 million, or 2.4%, of our loan portfolio in loans that were secured by owner-occupied residential real estate, and $8.0 million, or 3.8%, of our loan portfolio in loans that were secured by commercial real estate speculative loan projects. Construction lending is an important part of our business strategy and we expect this portion of our loan portfolio to continue to grow.

Construction lending involves additional risks when compared with permanent residential lending because funds are advanced upon the progress of the project, which is of uncertain value prior to its completion. Because of the uncertainties inherent in estimating construction costs, the market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. This type of lending also typically involves higher loan principal amounts and is often concentrated with a small number of builders. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a residential mortgage loan. These loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project and the ability of the borrower to sell or lease the property or obtain permanent take-out financing, rather than the ability of the borrower or guarantor to repay principal and interest. If our appraisal of the value of a completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project and may incur a loss. While we believe we have established adequate allowances in our financial statements to cover the credit risk of our construction loan portfolio, there can be no assurance that losses will not exceed our allowances, which could adversely impact our future earnings.

Our ability to continue to originate a significant amount of construction loans is dependent on the continued strength of the housing market in our market area. Further, if we lost our relationship with several of our larger borrowers building in this area or there is a decline in the demand for new housing in this area, it is expected that the demand for construction loans would decline and our net income would be adversely affected.

Our commercial lending exposes us to lending risks.

At June 30, 2011, $80.9 million, or 38.7%, of our loan portfolio consisted of commercial real estate and commercial business loans. Commercial loans generally expose a lender to greater risk of nonpayment and loss than residential mortgage loans because repayment of the loans often depends on the successful operation of the business and the income stream of the borrowers. Such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to residential mortgage loans. Also, many of our commercial borrowers have more than one loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a residential mortgage loan. Further, unlike residential mortgage loans or commercial real estate loans, commercial business loans may be secured by collateral other than real estate, the value of which may be more difficult to appraise, and may be more susceptible to fluctuation in value. In addition, many of our commercial real estate and commercial business loans are unseasoned, meaning that they were originated recently, with a limited significant payment history pattern with which to judge future collectibility. As a result, it may be difficult to predict the future performance of this part of our loan portfolio.

Our level of nonperforming loans and classified assets expose us to increased risk of loss. Further, our allowance for loan losses may prove to be insufficient to absorb losses in our loan portfolio.

At June 30, 2011, loans that were classified as either special mention, substandard, doubtful or loss totaled $10.3 million, representing 4.9% of total loans, including nonperforming loans of $3.5 million, representing 1.7% of total loans. If these loans do not perform according to their terms and the value of the collateral is insufficient to pay the remaining loan balance or if the economy and/or the real estate market continues to weaken, we could experience loan losses or be required to record further provisions to our allowance for loan losses, either of which could have a material adverse effect on our operating results. Like all financial institutions, we maintain an allowance for loan losses at a level representing management’s best estimate of inherent losses in the portfolio based upon management’s evaluation of the portfolio’s collectibility as of the corresponding balance sheet date. However, our allowance for loan losses may be insufficient to cover actual loan losses, and future provisions for loan losses could materially adversely affect our operating results.

At June 30, 2011, our allowance for loan losses totaled $3.2 million, which represented 1.6% of total loans and 93.3% of nonperforming loans. Our regulators, as an integral part of their examination process, periodically review the allowance for loan losses and may require us to increase the allowance for loan losses by recognizing additional provisions for loan losses charged to income, or to charge off loans, which, net of any recoveries, would decrease the allowance for loan losses. Any such additional provisions for loan losses or charge-offs, as required by these regulatory agencies, could have a material adverse effect on our operating results.

A return of recessionary conditions in our national economy and, in particular, local economy could continue to increase our level of nonperforming loans and/or reduce demand for our products and services, which would lead to lower revenue, higher loan losses and lower earnings.

Our business activities and earnings are affected by general business conditions in the United States and, in particular, our local market area as a result of our geographic concentration of lending activities. These conditions include short-term and long-term interest rates, inflation, unemployment levels, monetary supply, consumer confidence and spending, fluctuations in both debt and equity capital markets, and the strength of the economy in the United States generally, and in our market area in particular. Following a national home price peak in mid-2006, falling home prices and sharply reduced sales volumes, along with the collapse of the United States’ subprime mortgage industry in early 2007, significantly contributed to a recession that officially lasted until June 2009, although the effects continued thereafter. Dramatic declines in real estate values and high levels of foreclosures resulted in significant asset write-downs by financial institutions, which have caused many financial institutions to seek additional capital, to merge with other institutions and, in some cases, to fail. While our primary market area was not affected by the recessionary conditions as much as the United States generally, our primary market area was negatively impacted by the downturn in the economy and experienced increased unemployment levels and a softening of the local real estate market, including reductions in local property values.

Concerns over the United States’ credit rating (which was downgraded by Standard & Poor’s), the European sovereign debt crisis, and continued high unemployment in the United States, among other economic indicators, have contributed to increased volatility in the capital markets and diminished expectations for the economy. A return of recessionary conditions and/or continued negative developments in the domestic and international credit markets may significantly affect the markets in which we do business, the value of our loans and investments, and our ongoing operations, costs and profitability. In particular, unlike larger financial institutions that are more geographically diversified, our profitability depends on the general economic conditions in our primary market area. Most of our loans are secured by real estate or made to businesses in the town of Wellesley and the surrounding communities. As a result of this concentration, a prolonged or more severe downturn in the local economy could result in significant increases in nonperforming loans, which would negatively impact our interest income and result in higher provisions for loan losses, which would reduce our earnings. The economic downturn could also result in reduced demand for credit or fee-based products and services, which would negatively impact our revenues.

Our residential mortgage loans and home equity lines of credit exposes us to lending risks.

At June 30, 2011, $68.3 million, or 32.7%, of our loan portfolio consisted of residential mortgage loans and $22.6 million, or 10.8%, of our loan portfolio consisted of home equity lines of credit. We intend to continue to emphasize and grow these types of lending, in particular residential mortgage lending, after the offering. Recent declines in the housing market have resulted in declines in real estate values in our market area. Declines in real estate values could cause some of our residential mortgage and home equity lines of credit to be inadequately collateralized, which would expose us to a greater risk of loss if we seek to recover on defaulted loans by selling the real estate collateral.

Changes in interest rates may hurt our profits and asset value.

Like other financial institutions, we are subject to interest rate risk. Our primary source of income is net interest income, which is the difference between interest earned on loans and investments and the interest paid on deposits and borrowings. Changes in the general level of interest rates can affect our net interest income by affecting the difference between the weighted-average yield earned on our interest-earning assets and the weighted-average rate paid on our interest-bearing liabilities, or interest rate spread, and the average life of our interest-earning assets and interest-bearing liabilities. Changes in interest rates also can affect: (1) the ability to originate loans; (2) the value of our interest-earning assets and our ability to realize gains from the sale of such assets; (3) the ability to obtain and retain deposits in competition with other available investment alternatives; and (4) the ability of our borrowers to repay adjustable or variable rate loans. Interest rates are highly sensitive to many factors, including government monetary policies, domestic and international economic and political conditions and other factors beyond our control. Although we believe that the estimated maturities of our interest-earning assets currently are well balanced in relation to the estimated maturities of our interest-bearing liabilities, our profitability could be adversely affected as a result of changes in interest rates.

Strong competition within our market area could reduce our profits and slow growth.

As the economy recovers, we will face more intense competition both in making loans and attracting deposits. This competition may make it more difficult for us to make new loans and may force us to offer lower loan rates and higher deposit rates. Pricing competition for loans and deposits might result in our earning less on our loans and paying more on our deposits, which would reduce net interest income. Competition also makes it more difficult to grow loans and deposits. At June 30, 2010, which is the most recent date for which data is available from the Federal Deposit Insurance Corporation, we held 1.19% of the deposits in Norfolk County, which was the 19th largest market share out of 45 financial institutions with offices in Norfolk County. At June 30, 2010, we also held 12.71% of the deposits in the town of Wellesley, which was the third largest market share out of 12 financial institutions with offices in Wellesley. Some of the institutions with which we compete have substantially greater resources and lending limits than we have and may offer services that we do not provide. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to compete successfully in our market area.

Our business strategy includes moderate growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

We have experienced moderate growth during the past five years and this offering will further add to this growth. Upon completion of the offering, at the maximum of the offering range, our assets will have increased on a pro forma basis $101.8 million, or 54.6%, from $186.4 million at December 31, 2006 to $288.2 million at June 30, 2011. In the future, we expect to experience further growth in our assets, our deposits and the scale of our operations, whether through organic growth or acquisitions. We anticipate opening our third full service branch in Wellesley in the first quarter of 2012. However, achieving our moderate growth targets requires us to successfully execute our business strategies. Our business strategies include continuing to expand our loan portfolio with more residential mortgage lending and larger commercial lending relationships and increased emphasis on competitive deposit products, in particular business deposit and checking products, to become a full-service community banking institution. Our ability to successfully grow will also depend on the continued availability of loan opportunities that meet our more stringent underwriting standards. If we do not manage our growth effectively, we may not be able to achieve our business plan, and our business and prospects could be adversely affected.

The loss of our President and Chief Executive Officer could hurt our operations.

We rely heavily on our President and Chief Executive Officer, Thomas J. Fontaine. The loss of Mr. Fontaine could have an adverse effect on us because, as a small community bank, Mr. Fontaine has more responsibility than would be typical at a larger financial institution with more employees. In addition, as a small community bank, we have fewer management-level personnel who are in position to succeed and assume the responsibilities of Mr. Fontaine. We intend to enter into an amended and restated three-year employment contract with Mr. Fontaine. In addition, we have bank-owned life insurance on Mr. Fontaine. For further discussion, see “Our Management—Executive Compensation.”

We own stock in the Federal Home Loan Bank of Boston, which recently had to suspend its dividend as a result of its financial difficulties.

As a member bank, Wellesley Bank is required to purchase capital stock in the Federal Home Loan Bank in an amount commensurate with the amount of Wellesley Bank’s advances and unused borrowing capacity. This stock is carried at cost and was $1.9 million at June 30, 2011. In response to unprecedented market conditions and potential future losses, the Federal Home Loan Bank announced in February 2009 an initiative to preserve capital by the adoption of a revised retained earnings target, declaration of a moratorium on excess stock repurchases and the suspension of cash dividend payments. If the Federal Home Loan Bank is unable to meet minimum regulatory capital requirements or is required to aid the remaining Federal Home Loan Banks, our holding of Federal Home Loan Bank stock may be determined to be other-than-temporarily impaired and may require a charge to earnings.

Financial reform legislation recently enacted by Congress will, among other things, tighten capital standards, create a new Consumer Financial Protection Bureau and result in new laws and regulations that are expected to increase our costs of operations.

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) has and will continue to change the current bank regulatory structure and affect the lending, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act requires the Federal Reserve Board to set minimum capital levels for bank holding companies that are as stringent as those required for insured depository institutions, and the components of Tier 1 capital would be restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions. The legislation also establishes a floor for capital of insured depository institutions that cannot be lower than the standards in effect today, and directs the federal banking regulators to implement new leverage and capital requirements within 18 months of the date of enactment of the Dodd-Frank Act that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

The Dodd-Frank Act also created a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Wellesley Bank, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10.0 billion in assets. Banks and savings institutions with $10.0 billion or less in assets will be examined by their applicable bank regulators.

In addition, the Dodd-Frank Act increased stockholder influence over boards of directors by requiring certain public companies to give stockholders a nonbinding vote on executive compensation and so-called “golden parachute” payments, and by authorizing the Securities and Exchange Commission to promulgate rules that would allow stockholders to nominate and solicit votes for their own candidates using a company’s proxy materials.

Many aspects of the Dodd-Frank Act are subject to rulemaking and will take effect over several years. While it is difficult to anticipate the overall impact of the Dodd-Frank Act on us and the financial service industry, it is expected that at a minimum it will increase our operating costs.

We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

Wellesley Bank is subject to extensive government regulation, supervision and examination by the Federal Deposit Insurance Corporation and the Massachusetts Commissioner of Banks. Wellesley Bancorp will also be subject to regulation and supervision by the Federal Reserve Board upon the consummation of the conversion and offering. Such regulation, supervision and examination govern the activities in which we may engage and are intended primarily for the protection of the deposit insurance fund and our depositors. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

Increased and/or special Federal Deposit Insurance Corporation assessments will hurt our earnings.

The recent economic recession has caused a high level of bank failures, which has dramatically increased Federal Deposit Insurance Corporation resolution costs and led to a significant reduction in the balance of the Deposit Insurance Fund. As a result, the Federal Deposit Insurance Corporation has significantly increased the initial base assessment rates paid by financial institutions for deposit insurance. Increases in the base assessment rate have increased our deposit insurance costs and negatively impacted our earnings. In addition, in May 2009, the Federal Deposit Insurance Corporation imposed a special assessment on all insured institutions. Our special assessment, which was reflected in earnings for the quarter ended June 30, 2009, was $118,000. In lieu of imposing an additional special assessment, the Federal Deposit Insurance Corporation required all institutions to prepay their assessments for all of calendar years 2010, 2011 and 2012, which for us totaled $1.1 million. Additional increases in the assessment base, or the base assessment rate, or additional special assessments would negatively impact our earnings.

Risks Related to This Offering

We expect our return on equity will initially be low following the offering which may negatively impact the value of our common stock.

Return on equity, which equals net income divided by average equity, is a ratio used by many investors to compare the performance of a particular company with other companies. Our pro forma return on equity for the six months ended June 30, 2011, (annualized) and the year ended December 31, 2010 is expected to be 3.87% and 4.64%, respectively, and our pro forma stockholders’ equity to assets ratio at June 30, 2011 is 15.55%, assuming the sale of shares at the maximum of the offering range. Our publicly traded thrift peers used in the independent appraisal as of August 23, 2011 had an average return on equity of 3.27% for the twelve months ended June 30, 2011. Over time, we intend to use the net proceeds from this offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity that is competitive with other publicly held companies. This goal could take a number of years to achieve, and it may not be attained. The expected increase in our noninterest expenses following the offering due to operating as a public company and from new equity benefit plans will likely further deter our ability to achieve a competitive return on equity. Consequently, you should not expect a competitive return on equity in the near future. Failure to achieve a competitive return on equity might make an investment in our common stock unattractive to some investors and might cause our common stock to trade at lower prices than comparable companies with higher returns on equity. See “Pro Forma Data” for an illustration of the financial impact of this offering.

We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

We intend to contribute approximately 50% of the net proceeds of the offering to Wellesley Bank. Wellesley Bancorp may use the portion of the proceeds that it retains to, among other things, invest in securities, pay cash dividends and repurchase shares of common stock, subject to regulatory restrictions. Wellesley Bank may use the portion of the proceeds that it receives to fund new loans, open new branches, invest in securities, introduce new deposit products and technologies and expand its other business activities. Wellesley Bancorp and Wellesley Bank also may use the proceeds of the offering to diversify their businesses and acquire other companies, although we have no specific plans to do so at this time. Except as discussed above, we have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively would reduce our profitability.

Our stock price may decline when trading commences.

If you purchase shares in the offering, you may not be able to sell them at or above the $10.00 purchase price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, often experience substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded. Additionally, the stock prices of many recently converted thrift institutions have declined below, and remain below, their initial offering prices.

There may be a limited market for our common stock, which may adversely affect our stock price.

Although we have applied for approval to list our shares of common stock for trading on the Nasdaq Capital Market, our shares of common stock may not be actively traded. If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock on short notice, and the sale of a large number of shares at one time could temporarily depress the market price. There also may be a wide spread between the bid and asked price for our common stock. When there is a wide spread between the bid and asked price, the price at which you may be able to sell our common stock may be significantly lower than the price at which you could buy it at that time.

Additional expenses following the offering from operating as a public company will adversely affect our profitability.

Following the offering, our noninterest expenses will increase as a result of the additional financial accounting, legal and various other additional expenses usually associated with operating as a public company and complying with public company disclosure obligations. Due to these public company obligations, we hired a new Chief Financial Officer in August 2011 and in the future may be required to expand our accounting staff further and to expand our internal audit and risk management functions, all of which will increase our operating expenses and adversely affect our profitability.

Additional expenses following the offering from the implementation of new equity benefit plans will adversely affect our profitability.

We will recognize additional annual employee compensation and benefit expenses stemming from options and shares of common stock granted to employees, directors and executives under new benefit plans if approved by stockholders. These additional expenses will adversely affect our profitability. We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time because applicable accounting practices generally require that they be based on the fair value of the options or shares of common stock at the date of the grant; however, we expect them to be material. We will recognize expenses for our employee stock ownership plan when shares are committed to be released to participants’ accounts and will recognize expenses for restricted stock awards and stock options generally over the vesting period of awards made to recipients. These benefit expenses in the first year following the offering have been estimated to be approximately $445,000 after taxes at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of these plans, see “Our Management—Benefit Plans.”

A significant percentage of our common stock will be held by our directors, executive officers and employee benefit plans.

We expect that our directors and executive officers, together with their associates, will subscribe for 250,000 shares in the offering. In addition, we intend to establish an employee stock ownership plan that will purchase an amount of shares equal to 8.0% of the sum of the shares sold in the offering and contributed to the Wellesley Bank Charitable Foundation. As a result, upon consummation of the offering and the issuance of shares to the charitable foundation, a total of up to 424,624, or 19.5%, and 486,256, or 16.5%, of our outstanding shares will be held by our directors and executive officers and our employee stock ownership plan at the minimum and maximum of the offering range, respectively. Additional shares will be held by management following the implementation of an equity incentive plan, which we intend to implement no earlier than six months following the completion of the offering. The articles of incorporation and bylaws of Wellesley Bancorp contain supermajority voting provisions that require that the holders of at least 75% of Wellesley Bancorp’s outstanding shares of voting stock approve certain actions including, but not limited to, the amendment of certain provisions of Wellesley Bancorp’s articles of incorporation and bylaws. If our directors and executive officers and benefit plans hold more than 25% of our outstanding common stock following the completion of the offering, the shares held by these individuals and benefit plans could be voted in a manner that would ensure that the 75% supermajority needed to approve such actions could not be attained. For more information on the restrictions included in the articles of incorporation and bylaws of Wellesley Bancorp, see “Restrictions on the Acquisition of Wellesley Bancorp.”

Issuance of shares for benefit programs will dilute your ownership interest.

We intend to adopt an equity incentive plan following the offering. If stockholders approve the new equity incentive plan, we intend to issue shares to our officers, employees and directors through this plan. If the restricted stock awards under the equity incentive plan are funded from authorized but unissued stock, your ownership interest in the shares will be diluted by up to approximately 3.8%, assuming awards of common stock equal to 4% of the sum of the shares sold in the offering and contributed to the Wellesley Bank Charitable Foundation are awarded under the plan. If the shares issued upon the exercise of stock options under the equity incentive plan are issued from authorized but unissued stock, your ownership interest in the shares will be diluted by up to approximately 9.1%, assuming stock option grants equal to 10% of the sum of the shares sold in the offering and contributed to the Wellesley Bank Charitable Foundation are granted under the plan. See “Pro Forma Data” and “Our Management—Equity Incentive Plan.”

The articles of incorporation and bylaws of Wellesley Bancorp and certain regulations may prevent or make more difficult certain transactions, including a sale or merger of Wellesley Bancorp.

Provisions of the articles of incorporation and bylaws of Wellesley Bancorp, state corporate law and federal and state banking regulations may make it more difficult for companies or persons to acquire control of Wellesley Bancorp. Consequently, our stockholders may not have the opportunity to participate in such a transaction and the trading price of our common stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. The factors that may discourage takeover attempts or make them more difficult include:

•

Articles of incorporation and bylaws. Provisions of the articles of incorporation and bylaws of Wellesley Bancorp that may make it more difficult and expensive to pursue a takeover attempt that the board of directors opposes include:

•	supermajority voting requirements for certain business combinations and changes to some provisions of the articles of incorporation and bylaws;

•	a limitation on the right to vote shares;

•	the election of directors to staggered terms of three years;

•	the removal of directors only for cause;

•	the absence of cumulative voting by stockholders in the election of directors;

•	provisions restricting the calling of special meetings of stockholders; and

•	provisions regarding the timing and content of stockholder proposals and nominations.

•

Massachusetts and federal banking regulations and Maryland corporate law. Massachusetts banking regulations prohibit, for three years following the completion of a mutual-to-stock conversion, the offer to acquire or the acquisition of more than 10% of any class of equity security of a converted institution without the prior approval of the Massachusetts Commissioner of Banks. Additional state corporate law and federal banking regulations place limitations on the acquisition of certain percentages of our common stock and impose restrictions on these significant stockholders.

For further information, see “Restrictions on the Acquisition of Wellesley Bancorp.”

Risks Related to the Contribution to the Charitable Foundation

The contribution to the Wellesley Bank Charitable Foundation will decrease our profits for 2011.

Wellesley Bancorp intends to contribute to the Wellesley Bank Charitable Foundation an amount equal to 8% of the gross offering proceeds, 87.5% of which will be funded with shares of Wellesley Bancorp common stock and 12.5% of which will be funded with cash (193,200 shares and $276,000 in cash at the maximum of the offering range). This contribution will be an additional operating expense and will reduce net income during the fiscal year in which the foundation is funded, which is expected to be the fiscal year ending December 31, 2011. Assuming the offering is completed at the maximum of the offering range, the contribution to the Wellesley Bank Charitable Foundation would reduce net earnings by approximately $1.3 million, after tax, in 2011. See “Pro Forma Data.”

The contribution to the Wellesley Bank Charitable Foundation will decrease the ownership interest and voting interest in the shares sold to the public by 6.5% after the contribution.

Purchasers of shares will have their ownership and voting interests diluted at the close of the conversion when Wellesley Bancorp makes a contribution to the Wellesley Bank Charitable Foundation. This dilution will be 6.5% throughout the valuation range. For a further discussion regarding the effect of the contribution to the charitable foundation, see “Pro Forma Data” and “Comparison of Independent Valuation and Pro Forma Financial Information With and Without the Foundation.”

Our contribution to the Wellesley Bank Charitable Foundation may not be tax deductible, which could decrease our profits.

We believe that our contribution to the Wellesley Bank Charitable Foundation, valued at $2.2 million at the maximum of the offering range, pre-tax, will be deductible for federal income tax purposes. However, we may not have sufficient profits to be able to use the deduction fully. If it is more likely than not that we will be unable to use the entire deduction, we will be required to establish a valuation allowance related to that portion of the deferred tax asset that is not deemed to be realizable.

A Warning About Forward-Looking Statements

This prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward-looking statements include:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	increased lending risks associated with increased construction and commercial lending;

•	general economic conditions, either nationally or in our primary market area, that are worse than expected;

•	a continued decline in real estate values;

•	changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	legislative, regulatory or supervisory changes that adversely affect our business;

•	adverse changes in the securities markets; and

•	changes in accounting or auditing standards, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board.

Any of the forward-looking statements that we make in this prospectus and in other public statements we make may later prove incorrect because of inaccurate assumptions, the factors illustrated above or other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this prospectus.

Selected Consolidated Financial and Other Data

The summary financial information presented below is derived in part from our consolidated financial statements. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on page F-1. The information at December 31, 2010 and 2009 and for the years then ended is derived in part from the audited consolidated financial statements that appear in this prospectus. The information at December 31, 2008, 2007 and 2006 and for the years then ended are derived in part from our audited consolidated financial statements that do not appear in this prospectus. The information at June 30, 2011 and 2010 and for the six months then ended was not audited, but in the opinion of management, reflects all adjustments necessary for a fair presentation. All of these adjustments are normal and recurring. The results of operations for the six months ended June 30, 2011 are not necessarily indicative of the results of operations that may be expected for the entire year.

	At June 30, 2011	At December 31,
(In thousands)		2010	2009	2008	2007	2006
Selected Financial Condition Data:
Total assets	$264,774	$262,002	$245,829	$241,284	$214,919	$186,445
Cash and cash equivalents	18,637	18,397	9,370	5,072	5,624	4,901
Securities available for sale	28,506	25,565	28,188	29,621	25,669	20,971
Loans receivable, net	205,386	204,117	184,370	194,640	174,141	152,011
Deposits	228,375	222,140	195,625	187,804	158,361	143,816
Short-term borrowings	6,423	5,804	6,270	4,395	4,238	4,133
Long-term debt	7,500	12,500	24,500	30,000	34,600	22,350
Total surplus	21,445	20,408	18,303	16,958	16,199	15,034

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2011	2010	2010	2009	2008	2007	2006
Operating Data:
Interest and dividend income	$6,450	$6,526	$13,337	$13,382	$13,553	$13,214	$11,192
Interest expense	1,427	1,787	3,379	5,553	6,739	6,875	4,921

Net interest income	5,023	4,739	9,958	7,829	6,814	6,339	6,271
Provision for loan losses	600	500	1,100	300	445	260	70

Net interest income, after provision for loan losses	4,423	4,239	8,858	7,529	6,369	6,079	6,201
Noninterest income (loss) (1)	229	211	552	258	(347)	339	254
Noninterest expenses	3,153	2,849	5,999	5,945	5,030	4,782	4,338

Income before income taxes	1,499	1,601	3,411	1,842	992	1,636	2,117
Provision for income taxes	541	589	1,258	697	305	553	749

Net income	$958	$1,012	$2,153	$1,145	$687	$1,083	$1,368

	At or For the Six Months Ended June 30,		At or For the Years Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
Selected Financial Ratios and Other Data:
Performance Ratios:
Return on average assets (2)	0.73%	0.81%	0.84%	0.45%	0.31%	0.54%	0.78%
Return on average equity (2)	9.27	10.89	11.17	6.50	4.12	6.84	9.35
Interest rate spread (2)(3)	3.75	3.71	3.82	2.84	2.81	2.71	3.24
Net interest margin (2)(4)	3.96	3.97	4.07	3.21	3.22	3.29	3.77
Noninterest expense to average assets (2)	2.40	2.29	2.35	2.36	2.24	2.37	2.48
Efficiency ratio (5)	60.03	57.56	57.08	73.51	77.75	71.61	66.48
Average interest-earning assets to average interest-bearing liabilities	119.11	117.10	117.70	116.14	112.98	115.81	117.17
Average equity to average total assets	7.86	7.47	7.57	6.99	7.41	7.85	8.37

	At or For the Six Months Ended June 30,		At or For the Years Ended December 31,
	2011	2010	2010	2009	2008	2007	2006

Asset Quality Ratios:
Nonperforming loans to total assets (6)	1.31%	0.99%	0.77%	0.29%	0.81%	—%	—%
Nonperforming loans to total loans (6)	1.66	1.27	0.97	0.38	0.99	—	—
Allowance for loan losses to nonperforming loans (6)	93.27	95.02	133.96	292.20	104.55	—	—
Allowance for loan losses to total loans	1.55	1.23	1.30	1.10	1.04	0.91	0.92
Net charge-offs to average loans outstanding during the period (7)	0.03	0.05	0.24	0.15	0.00	0.04	—

Capital Ratios:
Total capital to risk-weighted assets	12.14%	11.72%	11.90%	11.86%	11.10%	11.39%	12.37%
Tier I capital to risk-weighted assets	10.88	10.47	10.64	10.63	9.90	10.36	11.32
Tier I capital to total average assets (8)	7.95	7.53	7.74	7.00	7.06	7.45	8.33

Other Data:
Number of full service offices	2	2	2	2	2	2	2

(1)	The noninterest loss in 2008 includes other-than-temporary impairment losses on securities of $701,000.
(2)	Ratios for the six-month periods have been annualized.
(3)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.
(4)	Represents net interest income as a percent of average interest-earning assets.
(5)	Represents noninterest expense divided by the sum of net interest income and other income, excluding gains or losses on the sale of securities.
(6)	There were no nonperforming loans at December 31, 2007 and 2006.
(7)	There were no charge-offs during 2006 and $4,000 of charge-offs during 2008.
(8)	Average assets represent average assets for the most recent quarter within the respective period.

Use of Proceeds

The following table shows how we intend to use the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering. Payments for shares made through withdrawals from deposit accounts at Wellesley Bank will reduce deposits and will not result in the receipt of new funds for investment. See “Pro Forma Data” for the assumptions used to arrive at these amounts.

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		15% Above Maximum of Offering Range
(Dollars in thousands)	2,040,000 Shares at $10.00 Per Share	Percent of Net Proceeds	2,400,000 Shares at $10.00 Per Share	Percent of Net Proceeds	2,760,000 Shares at $10.00 Per Share	Percent of Net Proceeds	3,174,000 Shares at $10.00 Per Share	Percent of Net Proceeds
Offering proceeds	$20,400		$24,000		$27,600		$31,740
Less: offering expenses	(1,230)		(1,230)		(1,230)		(1,230)

Net offering proceeds	19,170	100.0%	22,770	100.0%	26,370	100.0%	30,510	100.0%

Less:
Proceeds contributed to Wellesley Bank	(9,585)	(50.0)	(11,385)	(50.0)	(13,185)	(50.0)	(15,255)	(50.0)
Proceeds used for loan to employee stock ownership plan	(1,746)	(9.1)	(2,054)	(9.0)	(2,363)	(9.0)	(2,717)	(8.9)
Proceeds contributed to foundation	(204)	(1.1)	(240)	(1.1)	(276)	(1.0)	(317)	(1.0)

Proceeds remaining for Wellesley Bancorp	$7,635	39.8%	$9,091	39.9%	$10,546	40.0%	$12,221	40.1%

Wellesley Bancorp initially intends to invest the proceeds it retains from the offering in short-term, liquid investments, such as U.S. treasury and government agency securities, mortgage-backed securities and cash and cash equivalents. The actual amounts to be invested in different instruments will depend on the interest rate environment and Wellesley Bancorp’s liquidity requirements. In the future, Wellesley Bancorp may liquidate its investments and use those funds:

•	to pay dividends to stockholders;

•	to repurchase shares of its common stock, subject to regulatory restrictions;

•

to finance the possible acquisition of other financial institutions or other businesses that are related to banking, although we currently have no plans, arrangements or understandings regarding potential acquisition opportunities; and

•	for general corporate purposes, including contributing additional capital to Wellesley Bank.

Under current Federal Deposit Insurance Corporation regulations, Wellesley Bancorp may not repurchase shares of its common stock during the first year following the offering, except that stock repurchases of no greater than 5% of outstanding capital stock may be made during this one-year period where compelling and valid business reasons are established to the satisfaction of the Federal Deposit Insurance Corporation. In addition, Wellesley Bancorp will be subject to the Federal Reserve Board’s notice provisions for stock repurchases. See “Regulation and Supervision—Holding Company Regulation.”

Wellesley Bank initially intends to invest the proceeds that it receives from the offering, which is shown in the table above as the amount contributed to Wellesley Bank, in short-term liquid investments. Over time, Wellesley Bank may use the proceeds it receives from the offering:

•	to fund new loans;

•	to invest in securities;

•	to finance the possible expansion of its business activities; and

•	for general corporate purposes.

We may need regulatory approval to engage in some of the activities listed above. We currently have no specific plans or agreements regarding any expansion activities or acquisitions other than the opening of our third branch in the first quarter of 2012. This new branch is expected to be funded by cash generated by our business. We do not expect to borrow funds for this expansion project. Based on current estimates, we expect the total cost of equipment and leasehold improvements required to open the new Wellesley branch location to be approximately $942,000, none of which had been incurred at June 30, 2011. Funding for this branch is not contingent on this offering.

We currently anticipate that the proceeds of the offering contributed to Wellesley Bank will primarily be used to fund new loans. The amount of time that it will take to deploy the proceeds of the offering into loans will depend primarily on the level of loan demand. During the six months ended June 30, 2011 and year ended December 31, 2010, we originated $41.4 million and $74.1 million of loans, respectively.

Except as described above, neither Wellesley Bancorp nor Wellesley Bank has any specific plans, arrangements or understandings for the investment of the proceeds of this offering and has not allocated a specific portion of the proceeds to any particular use. For a discussion of our business reasons for undertaking the offering, see “The Conversion and Stock Offering—Reasons for the Conversion and Offering.”

Our Dividend Policy

Following the offering, our board of directors will consider adopting a policy of paying cash dividends. We cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future.

The board of directors may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. In determining whether to declare or pay any dividends, whether regular or special, the board of directors will take into account our financial condition and results of operations, tax considerations, capital requirements, industry standards, and economic conditions. We will also consider the regulatory restrictions that affect the payment of dividends by Wellesley Bank to us, discussed below.

Wellesley Bancorp is subject to Maryland law, which generally permits a corporation to pay dividends on its common stock unless, after giving effect to the dividend, the corporation would be unable to pay its debts as they become due in the usual course of its business or the total assets of the corporation would be less than its total liabilities.

Dividends from Wellesley Bancorp may depend, in part, upon receipt of dividends from Wellesley Bank because Wellesley Bancorp will have no source of income other than dividends from Wellesley Bank and earnings from investment of net proceeds from the offering retained by Wellesley Bancorp. Massachusetts banking law and Federal Deposit Insurance Corporation regulations limit distributions from Wellesley Bank to Wellesley Bancorp. See “Regulation and Supervision—Massachusetts Banking Laws and Supervision—Dividends” and “—Federal Regulations—Prompt Corrective Regulatory Action.” In addition, Wellesley Bancorp is subject to the Federal Reserve Board’s policy that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by Wellesley Bancorp appears consistent with its capital needs, asset quality and overall financial condition. See “Regulation and Supervision—Holding Company Regulation.”

Any payment of dividends by Wellesley Bank to us that would be deemed to be drawn out of Wellesley Bank’s bad debt reserves would require Wellesley Bank to pay federal income taxes at the then current income tax rate on the amount deemed distributed. See “Federal and State Taxation—Federal Income Taxation.” Wellesley Bancorp does not contemplate any distribution by Wellesley Bank that would result in this type of tax liability.

Market for the Common Stock

We have not previously issued common stock and there is currently no established market for our common stock. We have applied for approval to list our common stock for trading on the Nasdaq Capital Market under the symbol “WEBK” upon completion of the offering. In order to list our common stock on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock. Sandler O’Neill + Partners, L.P. has advised us that it intends to become a market maker in our common stock following the offering, but it is under no obligation to do so. Sandler O’Neill + Partners, L.P. also may assist us, if needed, in obtaining other market makers after the offering. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the common stock will develop or, if developed, will be maintained.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should recognize that there may be a limited trading market in the common stock and, therefore, should have the financial ability to withstand a longer-term investment horizon.

Capitalization

The following table presents the historical capitalization of Wellesley Bank on a consolidated basis at June 30, 2011 and the capitalization of Wellesley Bancorp reflecting the offering (referred to as “pro forma” information). The pro forma capitalization gives effect to the assumptions listed under “Pro Forma Data,” based on the sale of the number of shares of common stock indicated in the table. This table does not reflect the issuance of additional shares as a result of the exercise of options granted under the proposed equity incentive plan. A change in the number of shares to be issued in the offering may materially affect pro forma capitalization.

		Wellesley Bancorp Pro Forma Capitalization Based Upon the Sale of
(Dollars in thousands, except per share amounts)	Wellesley Bank Capitalization as of June 30, 2011	2,040,000 Shares at $10.00 Per Share	2,400,000 Shares at $10.00 Per Share	2,760,000 Shares at $10.00 Per Share	3,174,000 Shares at $10.00 Per Share
Deposits (1)	$228,375	$228,375	$228,375	$228,375	$228,375
Borrowings	13,923	13,923	13,923	13,923	13,923

Total deposits and borrowed funds	$242,298	$242,298	$242,298	$242,298	$242,298

Stockholders’ equity:
Preferred stock:
1,000,000 shares, $0.01 par value per share, authorized; none issued or outstanding	$—	$—	$—	$—	$—
Common stock:
12,000,000 shares, $0.01 par value per share, authorized; specified number of shares assumed to be issued and outstanding (2)	—	22	26	30	34
Additional paid-in capital	—	20,576	24,424	28,272	32,698
Retained earnings (3)	21,057	21,057	21,057	21,057	21,057
Accumulated other comprehensive income	388	388	388	388	388
Plus:
Tax benefit of contribution to charitable foundation (4)	—	653	768	883	1,016
Less :
Charitable foundation contribution expense (5)	—	(1,632)	(1,920)	(2,208)	(2,539)
Common stock acquired by employee stock ownership plan (6)	—	(1,746)	(2,054)	(2,363)	(2,717)
Common stock to be acquired by equity incentive plan (7)	—	(873)	(1,027)	(1,181)	(1,358)

Total stockholders’ equity	$21,445	$38,445	$41,662	$44,878	$48,579

Stockholders’ equity to assets (1)	8.10%	13.64%	14.62%	15.57%	16.64%

(1)	Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits and assets by the amounts of the withdrawals.
(2)	Reflects total issued and outstanding shares of 2,182,800, 2,568,000, 2,953,200 and 3,396,180 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, which includes shares sold in the offering and contributed to the charitable foundation.
(3)	Retained earnings are restricted by applicable regulatory capital requirements.
(4)	Represents the tax benefit of the contribution to the Wellesley Bank Charitable Foundation based on an estimated tax rate of 40.0%. The actual rate experienced by Wellesley Bancorp may vary. The realization of the tax benefit is limited annually to 10.0% of our annual taxable income. However, for federal and state tax purposes, we can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.
(5)	Represents the pre-tax expense of the contribution to the Wellesley Bank Charitable Foundation.
(6)

Assumes that 8% of the sum of the shares of common stock sold in the offering and contributed to the charitable foundation will be acquired by the employee stock ownership plan in the offering with funds borrowed from Wellesley Bancorp. Under generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and is, accordingly, reflected as a reduction of capital and a liability to the employee stock ownership plan. As shares are released to plan participants’ accounts, a compensation expense will be charged, along with the related tax benefit, and a reduction in the charge against capital will occur in the amount of the compensation expense recognized. Since the funds are borrowed from Wellesley Bancorp, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the consolidated financial statements of Wellesley Bancorp. The loan will be repaid principally through Wellesley Bank’s contributions to the employee stock ownership plan and dividends payable on unallocated common stock held by the plan over the anticipated 15-year term of the loan. See “Our Management—Benefit Plans—Employee Stock Ownership Plan.”
(7)	Assumes the purchase in the open market at $10.00 per share, for restricted stock awards under the proposed equity incentive plan, of a number of shares equal to 4% of the sum of the shares of common stock sold in the offering and contributed to the charitable foundation. The shares are reflected as a reduction of stockholders’ equity. The equity incentive plan will be submitted to stockholders for approval at a meeting following the offering. See “Risk Factors—Risks Related to This Offering—Issuance of shares for benefit programs will dilute your ownership interest,” “Pro Forma Data” and “Our Management—Equity Incentive Plans.”

Regulatory Capital Compliance

At June 30, 2011, Wellesley Bank exceeded all regulatory capital requirements. The following table presents Wellesley Bank’s capital position relative to its regulatory capital requirements at June 30, 2011, on a historical and a pro forma basis. The table reflects receipt by Wellesley Bank of 50% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan is deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see “Use of Proceeds,” “Capitalization” and “Pro Forma Data.” For a discussion of the capital standards applicable to Wellesley Bank, see “Regulation and Supervision—Federal Regulations—Capital Requirements.”

			Wellesley Bank Pro Forma at June 30, 2011
			Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		15% Above Maximum of Offering Range
	Historical at June 30, 2011		2,040,000 Shares at $10.00 per Share		2,400,000 Shares at $10.00 per Share		2,760,000 Shares at $10.00 per Share		3,174,000 Shares at $10.00 per Share
(Dollars in thousands)	Amount	Percent of Assets (1)	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
Total capital under generally accepted accounting principles (GAAP)	$21,445	8.10%	$28,411	10.39%	$29,749	10.81%	$31,086	11.23%	$32,625	11.71%
Tier 1 capital to average assets:
Capital level (2)	$21,057	7.96%	$28,023	10.25%	$29,361	10.68%	$30,698	11.10%	$32,237	11.57%
Requirement	7,940	3.00	8,202	3.00	8,251	3.00	8,300	3.00	8,357	3.00

Excess	$13,117	4.96%	$19,821	7.25%	$21,110	7.68%	$22,398	8.10%	$23,880	8.57%
Tier 1 capital to risk- weighted assets:
Capital level (2)(3)	$21,057	10.89%	$28,023	14.36%	$29,361	15.02%	$30,698	15.67%	$32,237	16.43%
Requirement	7,738	4.00	7,807	4.00	7,821	4.00	7,834	4.00	7,849	4.00

Excess	$13,319	6.69%	$20,216	10.36%	$21,540	11.02%	$22,864	11.67%	$24,388	12.43%
Total capital to risk- weighted assets:
Capital level (2)(3)	$23,475	12.14%	$30,441	15.60%	$31,779	16.25%	$33,116	16.91%	$34,655	17.66%
Requirement	15,475	8.00	15,615	8.00	15,641	8.00	15,668	8.00	15,698	8.00

Excess	$8,000	4.14%	$14,826	7.60%	$16,138	8.25%	$17,448	8.91%	$18,957	9.66%
Reconciliation of capital infusion to Wellesley Bank:
Net proceeds of offering			$19,170		$22,770		$26,370		$30,510
Proceeds to Wellesley Bank			(9,585)		(11,385)		(13,185)		(15,255)
Less stock acquired by ESOP			(1,746)		(2,054)		(2,363)		(2,717)
Less stock acquired by equity incentive plan			(873)		(1,027)		(1,181)		(1,358)

Pro forma increase in GAAP and regulatory capital			$6,966		$8,304		$9,641		$11,180

(1)	Based on average assets of $264.7 million and risk-weighted assets of $193.4 million.
(2)	A portion of the net unrealized gains on securities available for sale accounts for the difference between capital calculated under generally accepted accounting principles and Tier 1 capital. See note 12 of the notes to consolidated financial statements for further information.
(3)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weighting.

Pro Forma Data

The following tables show information about our net income and stockholders’ equity reflecting the sale of common stock in the offering. The information provided illustrates our pro forma net income and stockholders’ equity based on the sale of common stock at the minimum, midpoint, maximum and 15% above the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the offering is completed and may vary from our estimates. Net proceeds indicated in the following tables are based upon the following assumptions:

•	All shares of stock will be sold in the subscription and community offerings;

•

Our employee stock ownership plan will purchase a number of shares equal to 8% of the sum of the shares sold in the offering and contributed to the charitable foundation with a loan from Wellesley Bancorp that will be repaid in equal installments over 15 years;

•	Sandler O’Neill + Partners, L.P. will receive a success fee equal to $270,000;

•	Total expenses of the offering, excluding fees paid to Sandler O’Neill + Partners, L.P., will be approximately $960,000; and

•	We will make a charitable contribution in an amount equal to 8% of the gross offering proceeds, 87.5% of which will be funded with common stock and 12.5% of which will be funded with cash.

Pro forma net income for the six months ended June 30, 2011 and the year ended December 31, 2010 has been calculated as if the offering were completed at the beginning of each period, and the net proceeds had been invested at 1.76% and 2.01%, respectively, which represents the five-year treasury rate at June 30, 2011 and December 31, 2010, respectively.

A pro forma after-tax return on net proceeds of 1.06% is used for the six months ended June 30, 2011 and 1.21% for the year ended December 31, 2010, respectively, after giving effect to a combined federal and state income tax rate of 40.0% for the period. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the tables.

When reviewing the following tables you should consider the following:

•

Since funds on deposit at Wellesley Bank may be withdrawn to purchase shares of common stock, the amount of funds available for investment will be reduced by the amount of withdrawals for stock purchases. The pro forma tables do not reflect withdrawals from deposit accounts.

•

Historical per share amounts have been computed as if the shares of common stock expected to be issued in the offering had been outstanding at the beginning of the period covered by the table. However, neither historical nor pro forma stockholders’ equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the offering, the additional employee stock ownership plan expense or the proposed equity incentive plan.

•

Pro forma stockholders’ equity (“book value”) represents the difference between the stated amounts of our assets and liabilities. Pro forma tangible stockholders’ equity excludes intangible assets. Book value amounts do not represent fair market values or amounts available for distribution to stockholders in the unlikely event of liquidation. The amounts shown do not reflect the federal income tax consequences of the restoration to income of Wellesley Bank’s special bad debt reserves for income tax purposes or give effect to the liquidation account in the event of liquidation, which would be required in the unlikely event of liquidation. See “Federal and State Taxation” and “The Conversion and Stock Offering—Effects of Conversion to Stock Form.”

•	The amounts shown as pro forma stockholders’ equity per share do not represent possible future price appreciation of our common stock.

•	The amounts shown do not include the impact of new expenses we expect to incur as a result of our operating as a public company.

The following pro forma data, which are based on Wellesley Bank’s capital at June 30, 2011 and December 31, 2010, and net income for the six months ended June 30, 2011 and for the year ended December 31, 2010, may not represent the actual financial effects of the offering or our operating results after the offering. The pro forma data rely exclusively on the assumptions outlined above and in the notes to the pro forma tables. The pro forma data does not represent the fair market value of our common stock, the current fair market value of our assets or liabilities, or the amount of money that would be available for distribution to stockholders if we were to be liquidated after the conversion.

Six Months Ended June 30, 2011
Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	15% Above Maximum of Offering Range
(Dollars in thousands, except per share amounts)	2,040,000 Shares at $10.00 per Share	2,400,000 Shares at $10.00 per Share	2,760,000 Shares at $10.00 per Share	3,174,000 Shares at $10.00 per Share
Gross proceeds	$20,400	$24,000	$27,600	$31,740
Less: estimated offering expenses	(1,230)	(1,230)	(1,230)	(1,230)

Estimated net conversion proceeds	19,170	22,770	26,370	30,510
Less: cash contribution to charitable foundation	(204)	(240)	(276)	(317)
Less: common stock acquired by employee stock ownership plan (1)	(1,746)	(2,054)	(2,363)	(2,717)
Less: common stock to be acquired by equity incentive plan (2)	(873)	(1,027)	(1,181)	(1,358)

Net investable proceeds	$16,347	$19,449	$22,550	$26,118

Pro forma net income:
Pro forma net income (3):
Historical	$958	$958	$958	$958
Pro forma income on net investable proceeds	87	103	120	138
Less: pro forma employee stock ownership plan adjustments (1)	(35)	(41)	(47)	(54)
Less: pro forma restricted stock award expense (2)	(52)	(62)	(71)	(82)
Less: pro forma stock option expense (4)	(77)	(91)	(104)	(120)

Pro forma net income	$881	$867	$856	$840

Pro forma net income per share (3):
Historical	$0.48	$0.41	$0.35	$0.31
Pro forma income on net investable proceeds	0.04	0.04	0.04	0.04
Less: pro forma employee stock ownership plan adjustments (1)	(0.02)	(0.02)	(0.02)	(0.02)
Less: pro forma restricted stock award expense (2)	(0.02)	(0.02)	(0.02)	(0.02)
Less: pro forma stock option expense (4)	(0.04)	(0.04)	(0.04)	(0.04)

Pro forma net income per share	$0.44	$0.37	$0.31	$0.27

Offering price as a multiple of annualized pro forma net income per share	11.4	x	13.5	x	16.1	x	18.5	x
Number of shares used to calculate pro forma net income per share (5)	2,013,997	2,369,408	2,724,819	3,133,542

Pro forma stockholders’ equity:
Pro forma stockholders’ equity (book value) (5):
Historical	$21,445	$21,445	$21,445	$21,445
Estimated net proceeds	19,170	22,770	26,370	30,510
Plus: common stock issued to charitable foundation	1,428	1,680	1,932	2,222
Less: expense net of tax of contribution to charitable foundation	(979)	(1,152)	(1,325)	(1,524)
Less: common stock acquired by employee stock ownership plan (1)	(1,746)	(2,054)	(2,363)	(2,717)
Less: common stock to be acquired by equity incentive plan (2)	(873)	(1,027)	(1,181)	(1,358)

Pro forma stockholders’ equity	$38,445	$41,662	$44,878	$48,578

Pro forma stockholders’ equity per share (5):
Historical	$9.83	$8.35	$7.27	$6.32
Estimated net proceeds	8.78	8.87	8.93	8.98
Plus: common stock issued to charitable foundation	0.65	0.65	0.65	0.65
Less: expense net of tax of contribution to charitable foundation	(0.45)	(0.45)	(0.45)	(0.45)
Less: common stock acquired by employee stock ownership plan (1)	(0.80)	(0.80)	(0.80)	(0.80)
Less: common stock to be acquired by equity incentive plan (2)	(0.40)	(0.40)	(0.40)	(0.40)

Pro forma stockholders’ equity per share	$17.61	$16.22	$15.20	$14.30

Offering price as a percentage of pro forma stockholders’ equity per share	56.8%	61.7%	65.8%	69.9%
Number of shares used to calculate pro forma stockholders’ equity per share (5)	2,182,800	2,568,000	2,953,200	3,396,180

	Year Ended December 31, 2010
	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	15% Above Maximum of Offering Range
(Dollars in thousands, except per share amounts)	2,040,000 Shares at $10.00 per Share	2,400,000 Shares at $10.00 per Share	2,760,000 Shares at $10.00 per Share	3,174,000 Shares at $10.00 per Share
Gross proceeds	$20,400	$24,000	$27,600	$31,740
Less: estimated offering expenses	(1,230)	(1,230)	(1,230)	(1,230)

Estimated net conversion proceeds	19,170	22,770	26,370	30,510
Less: cash contribution to charitable foundation	(204)	(240)	(276)	(317)
Less: common stock acquired by employee stock ownership plan (1)	(1,746)	(2,054)	(2,363)	(2,717)
Less: common stock to be acquired by equity incentive plan (2)	(873)	(1,027)	(1,181)	(1,358)

Net investable proceeds	$16,347	$19,449	$22,550	$26,118

Pro forma net income:
Pro forma net income (3):
Historical	$2,153	$2,153	$2,153	$2,153
Pro forma income on net investable proceeds	198	235	273	316
Less: pro forma employee stock ownership plan adjustments (1)	(70)	(82)	(95)	(109)
Less: pro forma restricted stock award expense (2)	(105)	(123)	(142)	(163)
Less: pro forma stock option expense (4)	(154)	(182)	(209)	(240)

Pro forma net income	$2,022	$2,001	$1,980	$1,957

Pro forma net income per share (3):
Historical	$1.06	$0.90	$0.78	$0.68
Pro forma income on net investable proceeds	0.10	0.10	0.10	0.10
Less: pro forma employee stock ownership plan adjustments (1)	(0.03)	(0.03)	(0.03)	(0.03)
Less: pro forma restricted stock award expense (2)	(0.05)	(0.05)	(0.05)	(0.05)
Less: pro forma stock option expense (4)	(0.08)	(0.08)	(0.08)	(0.08)

Pro forma net income per share	$1.00	$0.84	$0.72	$0.62

Offering price as a multiple of pro forma net income per share	10.0x	11.9x	13.9x	16.1x
Number of shares used to calculate pro forma net income per share (5)	2,019,818	2,376,256	2,732,694	3,142,599

Pro forma stockholders’ equity:
Pro forma stockholders’ equity (book value) (5):
Historical	$20,408	$20,408	$20,408	$20,408
Estimated net proceeds	19,170	22,770	26,370	30,510
Plus: common stock issued to charitable foundation	1,428	1,680	1,932	2,222
Less: expense net of tax of contribution to charitable foundation	(979)	(1,152)	(1,325)	(1,524)
Less: common stock acquired by employee stock ownership plan (1)	(1,746)	(2,054)	(2,363)	(2,717)
Less: common stock to be acquired by equity incentive plan (2)	(873)	(1,027)	(1,181)	(1,358)

Pro forma stockholders’ equity	$37,408	$40,625	$43,841	$47,541

Pro forma stockholders’ equity per share (5):
Historical	$9.35	$7.95	$6.92	$6.01
Estimated net proceeds	8.79	8.87	8.93	8.99
Plus: common stock issued to charitable foundation	0.65	0.65	0.65	0.65
Less: expense net of tax of contribution to charitable foundation	(0.45)	(0.45)	(0.45)	(0.45)
Less: common stock acquired by employee stock ownership plan (1)	(0.80)	(0.80)	(0.80)	(0.80)
Less: common stock to be acquired by equity incentive plan (2)	(0.40)	(0.40)	(0.40)	(0.40)

Pro forma stockholders’ equity per share	$17.14	$15.82	$14.85	$14.00

Offering price as a percentage of pro forma stockholders’ equity per share	58.3%	63.2%	67.3%	71.4%
Number of shares used to calculate pro forma stockholders’ equity per share (5)	2,182,800	2,568,000	2,953,200	3,396,180

(1)

Assumes that the employee stock ownership plan will acquire a number of shares of stock equal to 8% of the sum of the shares sold in the offering and contributed to the charitable foundation (174,624, 205,440, 236,256 and 271,694 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively). The employee stock ownership plan will borrow the funds to acquire these shares from the net offering proceeds retained by Wellesley Bancorp. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. This borrowing will have an interest rate equal to the prime rate as published in the Wall Street Journal, which is currently 3.25%, which will be fixed at the consummation of the offering and be for a term of 15 years. Wellesley Bank intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. Interest income that Wellesley Bancorp will earn on the loan will offset a portion of the compensation expense recorded by Wellesley Bank as it contributes to the ESOP. As the debt is paid down, shares will be released for allocation to participants’ accounts and stockholders’ equity will be increased. The adjustment to pro forma net income for the employee stock ownership plan reflects the after-tax compensation expense associated with the plan. The combined federal and state income tax rate is assumed to be 40.0%. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon the market value of shares committed to be released and that unallocated shares be excluded from earnings per share computations. An equal number of shares (1/15 of the total, based on a 15-year loan) will be released each year over the term of the loan. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. If the average market value per share is greater than $10.00 per share, total employee stock ownership plan expense would be greater.
(2)	Assumes that Wellesley Bancorp will purchase in the open market a number of shares of stock equal to 4% of the sum of the shares sold in the offering and contributed to the charitable foundation (87,312, 102,720, 118,128 and 135,847 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively), that will be reissued as restricted stock awards under an equity incentive plan to be adopted following the offering. Purchases will be funded with cash on hand at Wellesley Bancorp or with dividends paid to Wellesley Bancorp by Wellesley Bank. The cost of these shares has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. In calculating the pro forma effect of the restricted stock awards, it is assumed that the required stockholder approval has been received, that the shares used to fund the awards were acquired at the beginning of the respective period and that the shares were acquired at the $10.00 per share purchase price. The issuance of authorized but unissued shares of the common stock instead of shares repurchased in the open market would dilute the ownership interests of existing stockholders by approximately 3.8%. The adjustment to pro forma net income for the restricted stock awards reflects the after-tax compensation expense associated with the awards. It is assumed that the fair market value of a share of Wellesley Bancorp common stock was $10.00 at the time the awards were made, that shares of restricted stock issued under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the shares awarded was an amortized expense during each year, and that the combined federal and state income tax rate was 40.0%. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the equity incentive plan, total equity incentive plan expense would be greater.
(3)	Does not give effect to the nonrecurring expense that is expected to be recognized in fiscal 2011 as a result of the contribution of common stock and cash to the charitable foundation.

The following table shows the estimated after-tax expense associated with the contribution to the foundation, as well as pro forma net income (loss) and pro forma net income (loss) per share assuming the contribution to the foundation was expensed during the periods presented.

(Dollars in thousands, except per share amounts)	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	15% Above Maximum of Offering Range
Before-tax expense of contribution to foundation:
Six months ended June 30, 2011	$1,632	$1,920	$2,208	$2,539
Year ended December 31, 2010	1,632	1,920	2,208	2,539

After-tax expense of contributions to foundation:
Six months ended June 30, 2011	979	1,152	1,325	1,523
Year ended December 31, 2010	979	1,152	1,325	1,523

Pro forma net income (loss):
Six months ended June 30, 2011	(98)	(285)	(469)	(683)
Year ended December 31, 2010	1,043	849	655	434

Pro forma net income (loss) per share:
Six months ended June 30, 2011	(0.05)	(0.12)	(0.17)	(0.22)
Year ended December 31, 2010	0.52	0.36	0.24	0.14

Pro forma tax benefit:
Six months ended June 30, 2011	653	768	883	1,016
Year ended December 31, 2010	653	768	883	1,016

The pro forma data assume that we will realize 100.0% of the income tax benefit as a result of the contribution to the foundation based on a 40.0% income tax rate. The realization of the tax benefit is limited annually to 10.0% of our annual taxable income. However, for federal and state tax purposes, we can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

(4)

The adjustment to pro forma net income for stock options reflects the after-tax compensation expense associated with the stock options that may be granted under the equity incentive plan expected to be adopted following the offering. The table assumes that a number of shares equal to 10% of the sum of the shares sold in the offering and contributed to the charitable foundation (218,280, 256,800, 295,320 and 339,618 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively) will be reserved for future issuance upon the exercise of stock options that may be granted under the plan. Using the Black-Scholes option-pricing formula, the options are assumed to have a value of $3.93 for each option, based on the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 0.00%; expected life, 10 years; expected volatility, 21.89%; and risk-free interest rate, 3.18%. Because there currently is no market for Wellesley Bancorp common stock, the assumed expected volatility is based on the SNL Index for all publicly-traded thrifts. It is assumed that stock options granted under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the options awarded was an amortized expense during each year, that 25% of the options awarded are nonqualified options and that the combined federal and state income tax rate was 40.0%. If the fair market value per share is different than $10.00 per share on the date options are awarded under the equity incentive plan, or if the assumptions used in the option-pricing formula are different from those used in preparing this pro forma data, the value of the stock options and the related expense would be different. Applicable accounting standards do not prescribe a specific valuation technique to be used to estimate the fair value of employee stock options. Wellesley Bancorp may use a valuation technique other than the Black-Scholes option-pricing formula and that technique may produce a different value. The issuance of authorized but unissued shares of common stock to satisfy option exercises instead of shares repurchased in the open market would dilute the ownership interests of existing stockholders by approximately 9.1%.
(5)	The number of shares used to calculate pro forma net income per share is equal to the total number of shares to be outstanding upon completion of the offering, less the number of shares purchased by the employee stock ownership plan not committed to be released within one year following the offering. The number of shares used to calculate pro forma stockholders’ equity per share equals the total number of shares to be outstanding upon completion of the offering.

Comparison of Independent Valuation and Pro Forma Financial Information

With and Without the Foundation

As set forth in the following table, if we do not fund the Wellesley Bank Charitable Foundation as part of the offering, Feldman Financial estimates that our pro forma valuation would be greater, which would have increased the amount of common stock offered for sale in the offering. If the contribution to the charitable foundation was not made, there is no assurance that the updated appraisal that Feldman Financial will prepare at the closing of the offering would conclude that our pro forma market value would be the same as the estimate set forth in the table below. The updated appraisal will be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

The information presented in the following table is for comparative purposes only. It assumes that the offering was completed at June 30, 2011, based on the assumptions set forth under “Pro Forma Data.”

	At and for the Six Months Ended June 30, 2011
	At the Minimum of Estimated Valuation Range		At the Midpoint of Estimated Valuation Range		At the Maximum of Estimated Valuation Range		At the Maximum, as Adjusted, of Estimated Valuation Range
(Dollars in thousands, except per share amount)	With Foundation	No Foundation	With Foundation	No Foundation	With Foundation	No Foundation	With Foundation	No Foundation
Estimated offering amount (1)	$20,400	$22,950	$24,000	$27,000	$27,600	$31,050	$31,740	$35,708
Pro forma market capitalization	21,828	22,950	25,680	27,000	29,532	31,050	33,962	35,708
Estimated pro forma valuation	21,828	22,950	25,680	27,000	29,532	31,050	33,962	35,708
Pro forma total assets	281,796	283,762	285,013	287,326	288,229	290,890	291,929	294,989
Pro forma total liabilities	243,351	243,351	243,351	243,351	243,351	243,351	243,351	243,351
Pro forma stockholders’ equity	38,445	40,411	41,662	43,975	44,878	47,539	48,578	51,638
Pro forma net income (2)	881	886	867	874	856	861	840	849
Pro forma stockholders’ equity per share	17.61	17.61	16.22	16.29	15.20	15.31	14.30	14.46
Pro forma net income per share	0.44	0.42	0.37	0.35	0.31	0.30	0.27	0.26

Pro Forma Pricing Ratios:
Offering prices as a percentage of pro forma stockholders’ equity	56.79%	56.79%	61.65%	61.39%	65.79%	65.32%	69.93%	69.16%
Offering price to annualized net income per share	11.36	11.90	13.51	14.29	16.13	16.67	18.52	19.23
Offering price to assets	7.75	8.09	9.01	9.40	10.25	10.67	11.63	12.10

Pro Forma Financial Ratios:
Return on assets (3)	0.63%	0.62%	0.61%	0.61%	0.59%	0.59%	0.58%	0.58%
Return on stockholders’ equity (3)	4.58	4.38	4.16	3.97	3.81	3.63	3.46	3.29
Stockholders’ equity to total assets	13.64	14.24	14.62	15.30	15.57	16.34	16.64	17.51

(1)	Based on independent valuation prepared by Feldman Financial as of August 23, 2011.
(2)	Does not give effect to the nonrecurring expense that is expected to be recognized in fiscal 2011 as a result of the contribution of common stock and cash to the charitable foundation.
(3)	Performances ratios have been annualized.

Our Business

General

Founded in 1911, Wellesley Bank is a Massachusetts chartered cooperative bank headquartered in Wellesley, Massachusetts. We operate as a community-oriented financial institution offering traditional financial services to consumers and businesses in our primary market area. We attract deposits from the general public and use those funds to originate primarily residential mortgage loans, commercial real estate loans and construction loans, and, to a lesser extent, commercial business loans, home equity lines of credit and other consumer loans. We conduct our lending and deposit activities primarily with individuals and small businesses in our primary market area.

Wellesley Bancorp, a Maryland corporation, was incorporated in September 2011 to become the holding company for Wellesley Bank upon completion of the conversion. Before the completion of the conversion, Wellesley Bancorp will not engage in any significant activities other than organizational activities. Following completion of the conversion, Wellesley Bancorp’s business activity will be the ownership of the outstanding capital stock of Wellesley Bank and management of the investment of offering proceeds retained from the conversion. Initially, Wellesley Bancorp will not own or lease any property but instead use the premises, equipment and other property of Wellesley Bank with the payment of appropriate rental fees, as required by applicable law and regulations, under the terms of an expense allocation agreement that Wellesley Bancorp and Wellesley Bank will enter into upon completion of the conversion. In addition, Wellesley Bancorp and Wellesley Bank will also enter into a tax allocation agreement upon completion of the conversion as a result of their status as members of an affiliated group under the Internal Revenue Code. In the future, Wellesley Bancorp may acquire other financial institutions or organize other operating subsidiaries; however, there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

Our website address is www.wellesleybank.com. Information on our website should not be considered a part of this prospectus.

Market Area

We conduct our operations from our executive offices and two full-service branch offices located in Wellesley, Massachusetts, a community within the greater Boston metropolitan area. Our primary lending market includes the communities of Wellesley, Dover and Needham in Norfolk County and the communities of Natick, Newton and Weston in Middlesex County. Due to its proximity to Boston, our primary market area benefits from the presence of numerous institutions of higher learning, medical care and research centers and the corporate headquarters of several investment and financial services companies. The greater Boston metropolitan area also has many life science and high technology companies employing personnel with specialized skills. These factors affect the demand for residential homes, residential construction, office buildings, shopping centers, and other commercial properties in our market area. Communities within our market area include many older residential commuter towns which function partially as business and service centers.

Our market area is located largely in the Boston-Cambridge-Quincy, Massachusetts/New Hampshire Metropolitan Statistical Area. Based on the 2010 United States census, the Boston metropolitan area is the 10th largest metropolitan area in the United States. Located adjacent to major transportation corridors, the Boston metropolitan area provides a highly diversified economic base, with major employment sectors ranging from services, manufacturing and wholesale/retail trade, to finance, technology and medical care. Based on U.S. Census Bureau data, 2009 median household income was $80,000 and $77,000 for Norfolk County and Middlesex County, respectively, compared to median household income for Massachusetts of $64,000 and $51,000 for the United States for 2009. In addition, 2009 per capital income was $42,000 and $39,000 for Norfolk County and Middlesex County, respectively, compared to per capita income for Massachusetts of $33,000 and $27,000 for the United States for 2009. The town of Wellesley had 2009 median household income and per capita income of $134,000 and $64,000, respectively.

Competition

We face significant competition for deposits and loans. Our most direct competition for deposits has historically come from the financial institutions operating in our primary market area and from other financial service companies such as securities brokerage firms, credit unions and insurance companies. We also face competition for investors’ funds from money market funds and mutual funds. At June 30, 2010, which is the most recent date for which data is available from the Federal Deposit Insurance Corporation, we held 1.19% of the deposits in Norfolk County, which was the 19th largest market share out of 45 financial institutions with offices in Norfolk County. At June 30, 2010, we also held 12.71% of the deposits in the town of Wellesley, which was the third largest market share out of 12 financial institutions with offices in Wellesley. Some of the banks owned by large national and regional holding companies and other community-based banks that also operate in our primary market area are larger than we are and, therefore, may have greater resources or offer a broader range of products and services.

Our competition for loans comes from financial institutions, including credit unions, in our primary market area and from other financial service providers, such as mortgage companies and mortgage brokers. Competition for loans also comes from nondepository financial service companies entering the mortgage market, such as insurance companies, securities companies and specialty finance companies.

We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry, allowed banks to expand their geographic reach by providing services over the internet, and made it possible for nondepository institutions to offer products and services that traditionally have been provided by banks. Competition for deposits and the origination of loans could limit our growth in the future.

Lending Activities

Residential Mortgage Loans. The largest segment of our loan portfolio is mortgage loans to enable borrowers to purchase or refinance existing homes, most of which serve as the primary residence of the owner. At June 30, 2011, residential mortgage loans were $68.3 million, or 32.7%, of our total loan portfolio, consisting of $15.1 million and $53.2 million of fixed-rate and adjustable rate loans, respectively. We offer fixed-rate residential mortgage loans with terms up to 30 years and adjustable-rate residential mortgage loans with terms up to 30 years. Generally, our fixed-rate loans conform to Fannie Mae and Freddie Mac underwriting guidelines and are originated with the intention to sell. Our adjustable-rate mortgage loans generally adjust annually or every three years after an initial fixed period that ranges from three to seven years. Interest rates and payments on our adjustable-rate loans generally are adjusted to a rate equal to a specified percentage above the three year U.S. Treasury index. Depending on the loan type, the maximum amount by which the interest rate may be increased or decreased is generally 2% per adjustment period and the lifetime interest rate caps range from 5% to 6% over the initial interest rate of the loan. Our adjustable rate loans generally have prepayment penalties.

Borrower demand for adjustable-rate compared to fixed-rate loans is a function of the level of interest rates, the expectations of changes in the level of interest rates, and the difference between the interest rates and loan fees offered for fixed-rate mortgage loans as compared to the interest rates and loan fees for adjustable-rate loans. The relative amount of fixed-rate and adjustable-rate mortgage loans that can be originated at any time is largely determined by the demand for each in a competitive environment. The loan fees, interest rates and other provisions of mortgage loans are determined by us on the basis of our own pricing criteria and competitive market conditions.

While residential mortgage loans are normally originated with up to 30-year terms, such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full either upon sale of the property pledged as security or upon refinancing the original loan. Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans. Additionally, our current practice is generally to (1) sell to the secondary market newly originated 15-year or longer term conforming fixed-rate residential mortgage loans, and (2) to hold in our portfolio nonconforming loans, shorter-term fixed-rate loans and adjustable-rate loans. Generally, conforming fixed-rate loans are sold to third parties with servicing released. Wellesley Bank’s portfolio lending generally consists of conforming and non-conforming adjustable-rate loans for owner-occupied and investor properties with loan-to-value ratios of up to 80%. Mortgage amortizations range from 15 to 30 years. We do not portfolio “interest only” mortgage loans on one-to-four family residential properties nor do we offer loans that provide for negative amortization of principal such as “option ARM” loans where the borrower can pay less than the interest owed on their loan. Additionally, we generally do not offer “subprime loans” (loans that are made with low down payments to borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies or borrower with questionable repayment capacity) or “Alt-A” loans (loans to borrowers having less than full documentation).

We will make loans with loan-to-value ratios up to 90% (95% for first time home buyers only); however, we generally require private mortgage insurance for loans with a loan-to-value ratio over 90%. We generally require all properties securing mortgage loans in excess of $250,000 to be appraised by a licensed real estate appraiser. We generally require title insurance on all first mortgage loans. Exceptions to these lending policies are based on an evaluation of credit risk related to the borrower and the size of the loan. Borrowers must obtain hazard insurance, and flood insurance is required for loans on properties located in a flood zone.

In an effort to provide financing for first-time buyers, we offer adjustable- and fixed-rate loan programs. We offer mortgage loans through this program to qualified individuals and originate the loans using modified underwriting guidelines, reduced interest rates and loan conditions and reduced closing costs.

Commercial Real Estate Loans. We also offer fixed- and adjustable-rate mortgage loans secured by commercial real estate, including loans secured by multi-family real estate. At June 30, 2011, commercial real estate loans were $65.7 million, or 31.4%, of our total loan portfolio, inclusive of $3.7 million in multi-family real estate loans. The commercial real estate loan portfolio consisted of $10.8 million fixed-rate loans and $54.9 million adjustable rate loans at June 30, 2011. We currently target new individual commercial real estate loan and multi-family originations to small- and mid-size owner occupants and investors in our market area between $1.0 million and $4.0 million, which is our current internal limit on loans to one borrower. Due to loan amortizations and lower than targeted size originations, the average size for loans in this portfolio was $750,000 at June 30, 2011. Our commercial real estate and multi-family loans are generally secured by properties used for business purposes such as office buildings, warehouses, retail facilities and apartment buildings. In addition to originating these loans, we also participate in commercial real estate loans with other financial institutions located primarily in Massachusetts.

We originate fixed- and adjustable-rate commercial real estate and multi-family loans for terms up to 25 years. Interest rates and payments on our adjustable-rate loans adjust every three, five or seven years and generally are adjusted to a rate equal to a specified percentage above the corresponding Federal Home Loan Bank Classic Advance borrowing rate. Most of our adjustable-rate commercial real estate and multi-family loans adjust every five years and amortize over a 25 year term. Since 2010, all commercial real estate and multi-family loan originations are generally subject to an interest rate floor. Loan amounts do not exceed 80% of the property’s appraised value at the time the loan is originated.

At June 30, 2011, our largest commercial real estate loan was for $3.9 million and was secured by a commercial research and development building located in Massachusetts outside of our primary market area. At June 30, 2011, our largest multi-family real estate loan was for $2.9 million and was secured by several income producing properties in Massachusetts outside of our primary market. Both of these loans were performing according to their original repayment terms at June 30, 2011.

At June 30, 2011, loan participations purchased totaled $325,000. The properties securing these loans are located entirely in Massachusetts. Our underwriting practices with respect to loan participations generally do not differ from loans that we originate.

Construction Loans. At June 30, 2011, construction loans were $36.7 million, or 17.6%, of our total loan portfolio. We primarily originate construction loans to contractors and builders, and to a lesser extent individuals, to finance the construction of residential dwellings. We also make construction loans for commercial development projects, including small industrial buildings and retail and office buildings. Our construction loans generally are fixed-rate interest-only loans that provide for the payment of interest only during the construction phase, which usually ranges from 12 to 24 months. The interest rates on our construction loans generally give consideration to the prime rate as published in the Wall Street Journal and market conditions. At the end of the construction phase, the loan may be paid in full or converted to a permanent mortgage loan. Construction loans generally can be made with a maximum loan to value ratio of 80% of the appraised market value estimated upon completion of the project. As appropriate to the underwriting and appraisal process, a “discounted cash flow analysis” is utilized. Before making a commitment to fund a construction loan, we generally require an appraisal of the property by an independent licensed appraiser. We also will require an inspection of the property before disbursement of funds during the term of the construction loan. Our construction loans do not provide for interest payments to be funded by interest reserves.

We lend to experienced local builders and our construction loans are primarily secured by properties located with a 15 mile radius of Wellesley, Massachusetts. Our loan policy dictates a minimum equity contribution by the borrower of 20% and an end loan-to-value ratio not greater than 80%. All borrowers are underwritten and evaluated for credit worthiness based on past experience, debt service ability, net worth analysis including available liquidity, and other credit factors. We require personal guarantees on all construction loans. Advances are only made following an inspection of the property confirming completion of the required progress on the project and an update to the title completed by a bank approved attorney.

Most of our loans for the construction of residential properties are for residences being built that have not been sold prior to commencement of construction (speculative loans). At June 30, 2011, our construction loan portfolio consisted of $23.8 million, or 11.4%, of our total loan portfolio in loans that were secured by residential real estate speculative loan projects, $4.9 million, or 2.4%, of our loan portfolio in loans that were secured by owner-occupied residential real estate, and $8.0 million, or 3.8%, of our loan portfolio in loans that were secured by commercial real estate speculative loan projects.

At June 30, 2011, our largest outstanding construction loan relationship was for a speculative project aggregating $3.4 million, substantially all of which was outstanding. This project is secured by two high-end residential homes located in Massachusetts outside of our primary market area. This relationship was performing according to its original repayment terms at June 30, 2011.

Commercial Business Loans. We make commercial business loans primarily in our market area to a variety of professionals, sole proprietorships and small businesses. At June 30, 2011, commercial business loans were $15.2 million, or 7.3% of our total loan portfolio. Commercial lending products include term loans, revolving lines of credit and equipment loans. Commercial business loans and lines of credit are made with either variable or fixed rates of interest. Variable rates are based on the prime rate as published in The Wall Street Journal, plus a margin. Fixed-rate business loans are generally indexed to a corresponding U.S. Treasury rate, plus a margin. Commercial business loans typically have shorter maturity terms and higher interest spreads than real estate loans, but generally involve more credit risk because of the type and nature of the collateral. We are focusing our efforts on small- to medium-sized, privately-held companies with local or regional businesses that operate in our market area. In addition, commercial business loans are generally made only to existing customers having a business or individual deposit account and new borrowers are expected to establish appropriate deposit relationships with Wellesley Bank if not already a depositor.

When making commercial loans, we consider the financial statements of the borrower, our lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value of the collateral, primarily accounts receivable, inventory and equipment, and are supported by personal guarantees. Depending on the collateral used to secure the loans, commercial business loans are made in amounts of up to 80% of the value of the collateral securing the loan. At June 30, 2011, our largest commercial business loan was a $1.7 million loan and our largest commercial line of credit was $1.2 million, none of which was outstanding at June 30, 2011. All of these loans are secured by assets of the respective borrowers and were performing according to their original terms at June 30, 2011.

Home Equity Lines of Credit. We offer home equity lines of credit, which are secured by owner-occupied residences. At June 30, 2011, home equity lines of credit were $22.6 million, or 10.8% of our total loan portfolio. Home equity lines of credit have adjustable rates of interest with ten-year draws amortized over 15 years that are indexed to the Prime Rate as published by The Wall Street Journal and generally are subject to an interest rate floor. Our home equity lines of credit generally have a monthly variable interest rate. We offer home equity lines of credit with cumulative loan-to-value ratios generally up to 85%, when taking into account both the balance of the home equity loans and first mortgage loan. We typically do not hold a first mortgage position on the homes that secure home equity lines of credit.

The procedures for underwriting home equity lines of credit include an assessment of the applicant’s payment history on other debts and ability to meet existing obligations and payments on the proposed loan. Although the applicant’s creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral to the proposed loan amount. The procedures for underwriting residential mortgage loans apply equally to home equity loans.

Other Consumer Loans. We occasionally make fixed-rate second mortgage loans, automobile loans, loans secured by passbook or certificate accounts and overdraft loans. At June 30, 2011, other consumer loans were $429,000, or 0.2% of total loans.

The procedures for underwriting consumer loans include an assessment of the applicant’s payment history on other debts and ability to meet existing obligations and payments on the proposed loan. Although the applicant’s creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral, if any, to the proposed loan amount.

Loan Underwriting Risks.

Adjustable-Rate Loans. Due to historically low interest rate levels, borrowers generally have preferred fixed-rate loans in recent years. While we anticipate that our adjustable-rate loans will better offset the adverse effects on our net interest income of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of adjustable-rate loans in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans help make our asset base more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits.

Commercial Real Estate Loans. Loans secured by commercial real estate, including multi-family real estate, generally have larger balances and involve a greater degree of risk than residential mortgage loans. Of primary concern in commercial real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we require borrowers and loan guarantors, where applicable, to provide annual financial statements on commercial real estate loans. In reaching a decision on whether to make a commercial real estate loan, we consider the net operating income of the property, the borrower’s expertise, credit history, profitability and the value of the underlying property. We require an environmental survey for commercial real estate loans.

Construction Loans. Construction financing is considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property’s value at completion of construction or development and the estimated cost (including interest) of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the development. If the estimate of value proves to be inaccurate, we may be confronted, at or before the maturity of the loan, with a project having a value which is insufficient to assure full repayment. As a result of the foregoing, construction lending often involves the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project rather than the ability of the borrower or guarantor to repay principal and interest. If we are forced to foreclose on a project before or at completion due to a default, there can be no assurance that we will be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs.

Commercial Business Loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial business loans may depend substantially on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value.

Consumer Loans. Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections depend on the borrower’s continuing financial stability, and therefore are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans.

Loan Originations, Purchases and Sales. Loan originations come from a number of sources. The primary source of loan originations are our in-house loan originators, and to a lesser extent, local mortgage brokers, advertising and referrals from customers. We occasionally purchase commercial real estate loans or participation interests in commercial real estate loans.

Additionally, our current practice is generally (1) to sell to the secondary market newly originated 15-year or longer term conforming fixed-rate residential mortgage loans, and (2) to hold in our portfolio nonconforming loans, shorter-term fixed-rate loans and adjustable-rate loans. Our decision to sell loans is based on prevailing market interest rate conditions and interest rate risk management. Generally, loans are sold to third parties with servicing released. In addition, we sell participation interests in commercial real estate loans to local financial institutions, primarily the portion of loans that exceed our borrowing limits or are in an amount that is considered prudent in concert with recognition of credit risk.

For the six months ended June 30, 2011 and year ended December 31, 2010, we originated $41.4 million and $74.1 million of total loans, and sold $2.1 million and $6.3 million of loans all of which were residential mortgage loans. At June 30, 2011, we had no loans sold with recourse.

Loan Approval Procedures and Authority. Our lending activities follow written, nondiscriminatory, underwriting standards and loan origination procedures established by our board of directors and management. Our board of directors has granted loan approval authority to certain loan officers up to $500,000. All loans in excess of $500,000 also require the President and Chief Executive Officer’s approval. Loans in excess of $1.5 million must be authorized by a member of the Security Committee of the Board of Directors.

Loans-to-One Borrower Limit and Loan Category Concentration. The maximum amount that we may lend to one borrower and the borrower’s related entities is generally limited, by statute, to 20% of our capital, which is defined under Massachusetts law as the sum of our capital stock, surplus account and undivided profits. At June 30, 2011, our regulatory limit on loans-to-one borrower was $4.2 million. At that date, our largest lending relationship consisted of commercial construction loans totaling $3.9 million and was secured by a commercial research and development building. This loan was performing in accordance with its original repayment terms at June 30, 2011. As a result of the offering, our regulatory loans-to-one borrower limit will increase, and we expect to increase our internal loans-to-one borrower limit.

Loan Commitments. We issue commitments for fixed- and adjustable-rate mortgage loans conditioned upon the occurrence of certain events. Commitments to originate mortgage loans are legally binding agreements to lend to our customers. Generally, our loan commitments expire after 60 days.

Investment Activities

We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various government-sponsored enterprises and municipal governments, deposits at the Federal Home Loan Bank of Boston, certificates of deposit of federally insured institutions, investment grade corporate bonds and investment grade marketable equity securities. We also are required to maintain an investment in Federal Home Loan Bank of Boston stock. While we have the authority under applicable law to invest in derivative securities, we had no investments in derivative securities through June 30, 2011.

At June 30, 2011, our investment portfolio consisted primarily of residential mortgage-backed securities issued by U.S. government agencies and government-sponsored enterprises and state and municipal bonds.

Our investment objectives are to provide and maintain liquidity, to establish an acceptable level of interest rate and credit risk, to provide an alternate source of low-risk investments when demand for loans is weak and to generate a favorable return. Our board of directors has the overall responsibility for the investment portfolio, including approval of our investment policy. Management, working with Wellesley Investment Partners, LLC, a wholly-owned subsidiary of Wellesley Bank and a registered investment advisor, is responsible for the day-to-day management of the investment portfolio. The board of directors reviews the status of the portfolio on a monthly basis. The Asset/Liability Committee, which meets on a quarterly basis, reviews an in-depth analysis of the portfolio including performance risk, credit risk and interest rate risk.

Deposit Activities and Other Sources of Funds

General. Deposits, borrowings and loan repayments are the major sources of our funds for lending and other investment purposes. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and money market conditions.

Deposit Accounts. Deposits are attracted, by advertising and through our website, from within our market area through the offering of a broad selection of deposit instruments, including noninterest-bearing demand deposits (such as checking accounts), interest-bearing demand accounts (such as NOW and money market accounts), savings accounts and certificates of deposit. We do not utilize brokered deposits. In addition to accounts for individuals, we also offer several commercial checking accounts designed for the businesses operating in our market area and strongly encourage commercial borrowers to utilize our commercial business deposit products.

Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, our liquidity needs, profitability to us, and customer preferences and concerns. We generally review our deposit mix and pricing on a weekly basis. Our deposit pricing strategy has generally been to offer competitive rates and to offer periodically special rates in order to attract deposits of a specific type or term.

Business Banking and Cash Management Services. We also offer a variety of deposit accounts designed for the businesses operating in our market area. Our business banking deposit products include a commercial checking account and checking accounts specifically designed for small businesses. We also offer remote capture products for business customers to meet their online banking needs. Additionally, we offer sweep accounts and money market accounts for businesses. We are seeking to increase our commercial deposits through the offering of these types of cash management products.

Borrowings. We may utilize advances from the Federal Home Loan Bank of Boston to supplement our supply of investable funds. The Federal Home Loan Bank functions as a central reserve bank providing credit for its member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank and are authorized to apply for advances on the security of such stock and certain of our whole first mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to creditworthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth or on the Federal Home Loan Bank’s assessment of the institution’s creditworthiness. At June 30, 2011, we had the ability to borrow a total of $27.7 million from the Federal Home Loan Bank of Boston of which $7.5 million was outstanding. At June 30, 2011, we also had an available line of credit of $1.3 million with the Federal Home Loan Bank of Boston at an interest rate that adjusts daily. We had no overnight advances with the Federal Home Loan Bank on this date. All of our borrowings from the Federal Home Loan Bank are secured by a blanket lien on residential real estate.

The Co-operative Central Bank borrowings for liquidity purposes are available to all cooperative member banks. Loan advances will generally be made on an unsecured basis provided that the aggregate loan balance is less than 5% of total deposits of the member bank; the member bank’s primary capital ratio is in excess of 5%; the member bank meets the required CAMELS rating; and the quarterly and year-to-date net income before extraordinary items is positive. At June 30, 2011, we had $11.4 million of borrowing capacity with the Co-operative Central Bank, none of which was outstanding.

Securities sold under agreements to repurchase are customer deposits that are invested overnight in mortgage-related securities. The customers, predominantly commercial customers, set a predetermined balance and deposits in excess of that amount are transferred into the repurchase account from each customer’s checking account. The next banking day, the funds are recredited to their individual checking account along with interest earned at market rates. These types of accounts are often referred to as sweep accounts. See “Management’s Discussions and Analysis of Financial Condition and Results of Operations—Comparison of Financial Condition at June 30, 2011 and December 31, 2010 and 2009—Borrowings.”

Financial Services

Our wholly-owned subsidiary, Wellesley Investment Partners, LLC, is a registered investment advisor and offers customers a range of nondeposit products, including mutual funds, stocks, bonds, and exchange traded funds through a third-party registered broker-dealer. The third-party registered broker-dealer also acts as custodian for the customers’ funds. We receive a fee for our investment services based on account values. Investment management fees totaled $52,000, $71,000, and $43,000 during the six months ended June 30, 2011 and the years ended December 31, 2010 and 2009, respectively.

Properties

At June 30, 2011, we conducted business through our executive office and two full service branch offices located in Wellesley, Massachusetts. We own our Central Street branch office. We lease our Church Street executive office (subject to a renewable lease that expires in 2018) and our Linden Street branch office (subject to a renewable lease that expires in 2012). At June 30, 2011, the total net book value of our land, buildings, furniture, fixtures and equipment was $795,000.

Personnel

As of June 30, 2011, we had 27 full-time and five part-time employees, none of whom is represented by a collective bargaining unit. We believe our relationship with our employees is good.

Legal Proceedings

Periodically, there have been various claims and lawsuits against us, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. We are not a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

Subsidiaries

Wellesley Bancorp currently has no subsidiaries. The following are descriptions of Wellesley Bank’s wholly-owned subsidiaries:

Wellesley Investment Partners, LLC. Wellesley Investment Partners, LLC, established in 2007, is a Massachusetts limited liability company that offers customers a range of nondeposit investment products, including mutual funds and equities, through a third-party registered broker-dealer. Wellesley Investment Partners is a registered investment advisor.

Wellesley Securities Corporation. Wellesley Securities Corporation, established in 1992, is a Massachusetts corporation that engages in buying, selling and holding securities on its own behalf. As a Massachusetts securities corporation, the income earned on Wellesley Securities Corporation’s investment securities is subject to a lower state tax rate than that assessed on income earned on investment securities maintained at Wellesley Bank. At June 30, 2011, Wellesley Securities Corporation has total assets of $6.9 million and total equity of $6.3 million.

Central Linden LLC. Organized in 2010, Central Linden LLC is a Massachusetts limited liability company formed for the purpose of holding, managing and selling foreclosed real estate. Central Linden is currently inactive and at June 30, 2011 had no assets and no equity.

Management’s Discussion and Analysis of

Financial Condition and Results of Operations

The objective of this section is to help potential investors understand our views on our results of operations and financial condition. You should read this discussion in conjunction with the consolidated financial statements and the notes to consolidated financial statements that appear at the end of this prospectus.

Overview

Income. Our primary source of income is net interest income. Net interest income is the difference between interest income, which is the income that we earn on our loans and investments, and interest expense, which is the interest that we pay on our deposits and borrowings. Other sources of income include earnings from customer service fees (mostly from service charges on deposit accounts), bank-owned life insurance, fees from investment management services and gains on the sale of securities.

Provision for Loan Losses. The allowance for loan losses is maintained at a level representing management’s best estimate of inherent losses in the loan portfolio, based upon management’s evaluation of the portfolio’s collectibility. The allowance is established through the provision for loan losses, which is charged against income. Charge-offs, if any, are charged to the allowance. Subsequent recoveries, if any, are credited to the allowance. Allocation of the allowance may be made for specific loans or polls of loans, but the entire allowance is available for the entire loan portfolio.

Expenses. The noninterest expenses we incur in operating our business consist of salaries and employee benefits, occupancy and equipment, data processing, federal deposit insurance and other general and administrative expenses. Following the offering, our noninterest expenses are likely to increase as a result of operating as a public company. These additional expenses will consist primarily of legal and accounting fees, expenses of stockholder communications and meetings and stock exchange listing fees.

Salaries and employee benefits consist primarily of salaries and wages paid to our employees, payroll taxes, and expenses for health insurance, retirement plans and other employee benefits. Following the offering, we will recognize additional annual employee compensation expenses stemming from the adoption of new equity benefit plans. We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time because applicable accounting practices require that they be based on the fair market value of the shares of common stock or related stock options at specific points in the future. For an illustration of these expenses, see “Pro Forma Data.”

Occupancy and equipment expenses, which are the fixed and variable costs of buildings and equipment, consist primarily of depreciation charges, rental expenses, furniture and equipment expenses, maintenance, real estate taxes and costs of utilities. Depreciation of premises and equipment is computed using a straight-line method based on the estimated useful lives of the related assets, which range from 3 to 40 years, or the expected lease terms, if shorter. Data processing expenses are the fees we pay to third parties for the use of their software and for processing customer information, deposits and loans.

Federal deposit insurance premiums are payments we make to the Federal Deposit Insurance Corporation for insurance of our deposit accounts.

Our contribution to the charitable foundation will be an additional operating expense that will reduce net income during the quarter in which the contribution to the foundation is made. The contribution to the foundation will result in a $979,000 and $1.3 million after-tax expense at the minimum and maximum of the offering range, respectively. Any expense resulting from the contribution to the foundation will not be a recurring expense. See “Pro Forma Data” for a detailed analysis of the cost of the contribution to the foundation.

Other expenses include expenses for professional services, advertising, office supplies, postage, telephone, insurance and other miscellaneous operating expenses.

Business Strategy

Our primary objective is to operate and grow a profitable community-oriented financial institution serving customers in our primary market area. We have sought to achieve this through the adoption of a business strategy designed to maintain a strong capital position and high asset quality. Our operating strategy includes the following:

Increasing our deposit market share within Wellesley, Massachusetts and the surrounding communities. Since its inception in 1911, Wellesley Bank has primarily served the town of Wellesley, Massachusetts and the immediate surrounding communities. Despite considerable competition from larger financial institutions with greater resources than Wellesley Bank, we have made significant progress in recent years to increase our market presence in the town of Wellesley. Our deposits have increased $84.6 million, or 58.8%, from $143.8 million at December 31, 2006 to $228.4 million at June 30, 2011 and at June 30, 2010 we had 12.71% of the deposits in the town of Wellesley, which represented the third largest market share out of twelve financial institutions with branches in the town of Wellesley. We believe the Wellesley market area will continue to provide us opportunities for growth, and we intend to continue to increase our market share in the town of Wellesley through the opening of our third Wellesley branch office in the first quarter of 2012.

Continuing to emphasize our commercial real estate, construction and commercial business loans, as well as increasing our commercial business depository relationships in our market area. We have worked to increase our commercial relationships by diversifying our loan portfolio beyond residential mortgage loans and offering business deposit and checking products. Since December 31, 2006, our commercial real estate, construction and commercial business loan portfolio has increased $47.0 million, or 66.5%, and at June 30, 2011 was 56.3% of our total loan portfolio. In connection with the increase in our commercial business loan portfolio, we also have focused on providing a full banking relationship and as a result experienced an increase in our business deposit and checking accounts. Since December 31, 2006, our business deposit and checking accounts increased $16.3 million, or 93.7%, and at June 30, 2011 represented 14.8% of our total deposits.

With the additional capital raised in the offering, we expect to continue to pursue the larger lending relationships associated with commercial real estate and construction lending. In addition, we will continue to expand and develop our business deposit and checking products to better serve our commercial customers. We believe our current staff of experienced commercial lenders is capable of managing these increasing commercial and construction relationships and do not expect to hire any additional commercial lending staff in the near future.

Increasing our residential mortgage lending in our market area. We believe there are significant opportunities to increase our residential mortgage lending in our market area. The town of Wellesley and its surrounding communities has a sound economy and has not been as negatively affected by the recent recession as other regions of the United States. As a result, the demand for residential mortgage loans in our market area, in particular larger “jumbo” loans, has not been significantly impacted by the downturn in the economy. In order to take advantage of these opportunities, after the offering we expect to hire an additional residential mortgage lender to complement our existing residential mortgage lending operations and expect to increase our larger residential mortgage relationships.

Continuing conservative underwriting practices while maintaining a high quality loan portfolio. We believe that strong asset quality is a key to long-term financial success. We have sought to maintain a high level of asset quality and moderate credit risk by using conservative underwriting standards and by diligent monitoring and collection efforts. Although nonperforming loans increased from $2.0 million at December 31, 2008 to $3.5 million at June 30, 2011, at June 30, 2011, nonperforming loans were 1.7% of the total loan portfolio and 1.3% of total assets. Although we intend to increase our commercial real estate, construction and commercial business lending, we intend to continue our philosophy of managing large loan exposures through conservative loan underwriting and credit administration standards.

Seeking to enhance fee income by growing investment advisory services. Our profits rely heavily on the spread between the interest earned on loans and securities and interest paid on deposits and borrowings. In order to decrease our reliance on net interest income, we have pursued initiatives to increase noninterest income. In particular, we offer a full array of investment services for individuals and small businesses, including full access to financial market instruments, such as mutual funds and equities, through our wholly-owned subsidiary, Wellesley Investment Partners, LLC, a registered investment advisor. Investment management fees relating to our investment advisory services totaled $52,000, $71,000 and $43,000 for the six months ended June 30, 2011 and years ended December 31, 2010 and 2009, respectively. After the offering, we intend to continue to enhance our fee income through Wellesley Investment Partners by engaging at least one additional sales-focused investment or financial planning professional.

Emphasizing lower cost core deposits to maintain low funding costs. We seek to increase net interest income by controlling costs of funding. Over the past several years, we have sought to reduce our dependence on traditional higher cost certificates of deposits in favor of stable lower cost demand deposits. We have utilized additional product offerings, technology and a focus on customer service in working toward this goal. In addition, we intend to seek demand deposits by growing commercial banking relationships. Core deposits (demand, NOW, money market and savings accounts) comprised 49.8% of our total deposits at June 30, 2011, as compared to 38.4% at December 31, 2008.

Critical Accounting Policies

We consider accounting policies involving significant judgments and assumptions by management that have, or could have, a material impact on the carrying value of certain assets or on income to be critical accounting policies.

Allowance for Loan Losses. The allowance for loan losses is the amount estimated by management as necessary to cover losses inherent in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses, which is charged to income. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Among the material estimates required to establish the allowance are: the likelihood of default; the loss exposure at default; the amount and timing of future cash flows on impaired loans; the value of collateral; and the determination of loss factors to be applied to the various elements of the portfolio. All of these estimates are susceptible to significant change. Management reviews the level of the allowance at least quarterly and establishes the provision for loan losses based upon an evaluation of the portfolio, past loss experience, current economic conditions and other factors related to the collectibility of the loan portfolio. Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary if economic or other conditions differ substantially from the assumptions used in making the evaluation. In addition, the Federal Deposit Insurance Corporation and Massachusetts Commissioner of Banks, as an integral part of their examination process, periodically review our allowance for loan losses and may require us to recognize adjustments to the allowance based on their judgments about information available to them at the time of their examination. A large loss could deplete the allowance and require increased provisions to replenish the allowance, which would adversely affect earnings. See notes 1 and 6 of the notes to consolidated financial statements included in this prospectus.

Deferred Tax Assets. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. Management reviews deferred tax assets on a quarterly basis to identify any uncertainties pertaining to realization of such assets. In determining whether a valuation allowance is required against deferred tax assets, management assesses historical and forecasted operating results, including a review of eligible carryforward periods, tax planning opportunities and other relevant considerations. We believe the accounting estimate related to the valuation allowance is a critical estimate because the underlying assumptions can change from period to period. For example, tax law changes or variances in future projected operating performance could result in a change in the valuation allowance. Should actual factors and conditions differ materially from those used by management, the actual realization of net deferred tax assets could differ materially from the amounts recorded in the financial statements. If we were not able to realize all or part of our deferred tax assets in the future, an adjustment to the related valuation allowance would be charged to income tax expense in the period such determination was made and could have a negative impact on earnings. In addition, if actual factors and conditions differ materially from those used by management, we could incur penalties and interest imposed by taxing authorities.

Comparison of Financial Condition at June 30, 2011 and December 31, 2010 and 2009

General. Total assets increased $2.8 million, or 1.1%, from $262.0 million at December 31, 2010 to $264.8 million at June 30, 2011. Total assets increased primarily due to an increase in investment securities of $2.9 million, or 11.5%, and an increase in total net loans of $1.3 million, or 0.6%, partially offset by a decrease in funds held in certificates of deposit of $1.7 million, or 50.7%. Funds received from maturing certificates of deposit were invested in securities during the 2011 six-month period.

Total assets increased $16.2 million, or 6.6%, from $245.8 million at December 31, 2009 to $262.0 million at December 31, 2010 due primarily to an increase of $19.7 million, or 10.7%, in total net loans partially offset by a decrease in investment securities of $2.6 million, or 9.3%. The increase in loans during 2010 was due primarily to increases in construction lending and home equity lines of credit.

Loans. Total net loans increased by $1.3 million, or 0.6%, from $204.1 million at December 31, 2010 to $205.4 million at June 30, 2011. The increase in loans was due primarily to an increase of $11.8 million, or 21.9%, in commercial real estate loans. These increases were partially offset by a decrease of $4.6 million, or 6.3%, in residential mortgage loans and a decrease of $4.0 million, or 9.9%, in construction loans. The increase in commercial real estate loans reflects our continued emphasis on originating these types of loans and increased loan demand. The decrease in construction lending was due to pay-offs of existing projects.

Total loans, net, increased by $19.7 million, or 10.7%, from $184.4 million at December 31, 2009 to $204.1 million at December 31, 2010. The increase in loans was due primarily to an increase of $9.5 million, or 30.6%, in construction loans, an increase of $6.4 million, or 35.9%, in home equity lines of credit and an increase of $4.0 million, or 8.0%, in commercial real estate loans. These increases reflect our continued emphasis on originating these types of loans and increased loan demand.

The following table sets forth the composition of our loan portfolio at the dates indicated.

	At June 30, 2011		At December 31,
			2010		2009
(Dollars in thousands)	Amount	Percent	Amount	Percent	Amount	Percent
Real estate loans:
Residential mortgage	$68,329	32.70%	$72,890	35.18%	$73,443	39.32%
Commercial real estate	65,720	31.44	53,907	26.02	49,911	26.72
Construction	36,746	17.58	40,770	19.68	31,223	16.71

Total real estate loans	170,795	81.72	167,567	80.88	154,577	82.75

Commercial loans	15,208	7.28	14,905	7.20	13,880	7.43
Consumer loans:
Home equity lines of credit	22,554	10.79	24,198	11.68	17,805	9.53
Other	429	0.21	503	0.24	539	0.29

Total loans	208,986	100.00%	207,173	100.00%	186,801	100.00%

Less:
Deferred loan origination fees, net	371		366		371
Allowance for loan losses	3,229		2,690		2,060

Net loans	$205,386		$204,117		$184,370

	At December 31,
	2008		2007		2006
(Dollars in thousands)	Amount	Percent	Amount	Percent	Amount	Percent
Real estate loans:
Residential mortgage	$84,784	43.02%	$78,336	44.49%	$70,106	45.60%
Commercial real estate	42,282	21.46	42,895	24.36	36,986	24.06
Construction	40,115	20.36	29,498	16.75	23,746	15.45

Total real estate loans	167,181	84.84	150,729	85.60	130,838	85.11

Commercial loans	12,564	6.37	11,400	6.47	9,355	6.08
Consumer loans:
Home equity lines of credit	16,745	8.50	13,362	7.59	13,226	8.60
Other	578	0.29	599	0.34	324	0.21

Total loans	197,068	100.00%	176,090	100.00%	153,743	100.00%

Less:
Deferred loan origination fees, net	382		344		313
Allowance for loan losses	2,047		1,605		1,418

Net loans	$194,639		$174,141		$152,012

Loan Maturity. The following tables set forth certain information at June 30, 2011 and December 31, 2010 regarding scheduled contractual maturities during the periods indicated. The tables do not include any estimate of prepayments which significantly shorten the average life of all loans and may cause our actual repayment experience to differ from that shown below. Demand loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less. The amounts shown below exclude net deferred loan fees.

	June 30, 2011
(In thousands)	Residential Mortgage Loans	Commercial Real Estate Loans	Construction Loans	Commercial Loans	Consumer Loans	Total Loans
Amounts due in:
One year or less	$222	$6,154	$30,535	$8,200	$698	$45,809
More than one year to five years	520	604	6,211	4,245	8,008	19,588
More than five years	67,587	58,962	—	2,763	14,277	143,589

Total	$68,329	$65,720	$36,746	$15,208	$22,983	$208,986

	December 31, 2010
(In thousands)	Residential Mortgage Loans	Commercial Real Estate Loans	Construction Loans	Commercial Loans	Consumer Loans	Total Loans
Amounts due in:
One year or less	$226	$5,587	$32,331	$6,829	$687	$45,660
More than one year to five years	554	494	6,107	4,816	8,280	20,251
More than five years	72,110	47,826	2,332	3,260	15,734	141,262

Total	$72,890	$53,907	$40,770	$14,905	$24,701	$207,173

Fixed vs. Adjustable Rate Loans. The following table sets forth the dollar amount of all scheduled maturities of loans at June 30, 2011 that are due after June 30, 2012 and have either fixed interest rates or adjustable interest rates. The amounts shown below exclude net deferred loan fees.

(In thousands)	Fixed Rates	Floating or Adjustable Rates	Total
Real estate loans:
Residential mortgage	$14,912	$53,195	$68,107
Commercial real estate	4,824	54,742	59,566
Construction	6,211	—	6,211
Commercial loans	6,451	557	7,008
Consumer loans	294	21,991	22,285

Total	$32,692	$130,485	$163,177

The following table sets forth the dollar amount of all scheduled maturities of loans at December 31, 2010 that are due after December 31, 2011 and have either fixed interest rates or adjustable interest rates. The amounts shown below exclude net deferred loan fees.

(In thousands)	Fixed Rates	Floating or Adjustable Rates	Total
Real estate loans:
Residential mortgage	$17,487	$55,177	$72,664
Commercial real estate	4,976	43,344	48,320
Construction	7,184	1,255	8,439
Commercial loans	7,507	569	8,076
Consumer loans	137	23,877	24,014

Total	$37,291	$124,222	$161,513

Securities. Our securities portfolio consists primarily of residential mortgage-backed securities issued by U.S. government agencies and government sponsored enterprises and state and municipal bonds. Securities increased by $2.9 million, or 11.5%, in the six months ended June 30, 2011 due to the purchase of additional securities resulting from excess liquidity. Securities decreased by $2.6 million, or 9.3%, in the year ended December 31, 2010 primarily due to the sales and maturities of debt securities and paydowns of mortgage-backed securities.

The following table sets forth the amortized cost and fair values of our securities portfolio at the dates indicated.

	At June 30, 2011		At December 31,
			2010		2009		2008
(In thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Residential mortgage-backed securities:
Government National Mortgage Association	$12,257	$12,441	$11,418	$11,614	$10,162	$10,295	$8,903	$8,972
Government-sponsored enterprises	4,222	4,399	4,503	4,671	7,884	8,147	6,405	6,523
SBA asset-backed securities	2,557	2,596	2,700	2,711	960	1,014	1,040	1,070
State and municipal bonds	8,031	8,246	5,606	5,713	4,450	4,571	3,791	3,834
Government-sponsored enterprise obligations	393	413	422	443	3,148	3,154	7,770	7,895
Corporate bonds	406	411	401	413	994	1,007	1,377	1,311

Total debt securities	27,866	28,506	25,050	25,565	27,598	28,188	29,286	29,605
Equity securities	—	—	—	—	—	—	49	16

Total securities available for sale	$27,866	$28,506	$25,050	$25,565	$27,598	$28,188	$29,335	$29,621

At June 30, 2011, we had no investments in a single company or entity (other than the U.S. Government or an agency of the U.S. Government), including both debt and equity securities, that had an aggregate book value in excess of 10% of equity.

The following table sets forth the stated maturities and weighted average yields of investment securities at June 30, 2011. Weighted average yields on tax-exempt securities are not presented on a tax equivalent basis. Certain mortgage related securities have adjustable interest rates and will reprice annually within the various maturity ranges. These repricing schedules are not reflected in the table below.

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
(Dollars in thousands)	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield
Residential mortgage-backed securities:
Government National Mortgage Association	$—	—%	$—	—%	$—	—%	$12,257	1.93%	$12,257	1.93%
Government-sponsored enterprises	—	—	—	—	—	—	4,222	3.47	4,222	3.47
SBA asset-backed securities	—	—	—	—	272	2.20	2,285	4.02	2,557	3.83
State and municipal bonds	300	0.97	2,346	2.72	1,305	3.88	4,080	3.99	8,031	3.49
Government-sponsored enterprise obligations	—	—	203	1.52	190	5.45	—	—	393	3.41
Corporate bonds	—	—	101	6.95	305	3.46	—	—	406	4.33

Total debt securities	$300	0.97%	$2,650	2.79%	$2,072	3.74%	$22,844	2.79%	$27,866	2.84%

Deposits. Our primary sources of funds are retail deposit accounts held primarily by individuals and businesses within our market area. Deposits increased $6.2 million, or 2.8%, in the six months ended June 30, 2011 primarily due to an increase in money market accounts of $3.6 million, or 8.4%, and regular savings accounts of $1.3 million, or 5.4%. Deposits increased $26.5 million, or 13.6%, during the year ended December 31, 2010 due primarily to increases in noninterest bearing demand deposits of $4.5 million, or 20.6%, and money market accounts of $8.1 million, or 23.4%. Both periods reflect our continuing efforts to decrease our reliance on certificates of deposit as well as customers shifting their certificates of deposit to more liquid deposit accounts due to low interest rates. In addition, increases in our core deposits during both periods reflects our success in expanding services to small business customers.

The following table sets forth the balances of our deposit products at the dates indicated.

	At June 30, 2011		At December 31,
			2010		2009		2008
(Dollars In thousands)	Total	Percent	Total	Percent	Total	Percent	Total	Percent
Noninterest-bearing demand deposits	$27,021	11.83%	$26,512	11.93%	$21,987	11.24%	$20,357	10.84%
Interest bearing deposits:
NOW	15,591	6.83	14,914	6.71	12,508	6.39	13,524	7.20
Money market	46,129	20.20	42,563	19.16	34,493	17.63	27,383	14.58
Regular and other savings	24,916	10.91	23,642	10.64	15,786	8.07	10,847	5.78
Term certificates of deposit	114,718	50.23	114,509	51.55	110,851	56.67	115,693	61.60

Total	$228,375	100.00%	$222,140	100.00%	$195,625	100.00%	$187,804	100.00%

The following table indicates the amount of jumbo certificates of deposit by time remaining until maturity at June 30, 2011 and December 31, 2010. Jumbo certificates of deposit require minimum deposits of $100,000.

Maturity Period at June 30, 2011	Jumbo Certificates of Deposits
(In thousands)
Three months or less	$12,485
Over three through six months	16,445
Over six through twelve months	17,424
Over twelve months	27,003

Total	$73,357

Maturity Period at December 31, 2010	Jumbo Certificates of Deposits
(In thousands)
Three months or less	$9,684
Over three through six months	17,921
Over six through twelve months	24,619
Over twelve months	20,124

Total	$72,348

Borrowings. We use borrowings from a variety of sources to supplement our supply of funds for loans and securities.

Long-term debt, consisting entirely of Federal Home Loan Bank advances, decreased $5.0 million, or 40.0%, for the six months ended June 30, 2011 and decreased $12.0 million, or 49.0%, during the year ended December 31, 2010. Decreases in Federal Home Loan Bank advances in both periods were primarily due to our success in shifting our funding mix to lower-cost deposits, including noninterest bearing demand deposit accounts for small business customers.

Short-term borrowings, consisting entirely of securities sold under agreements to repurchase, increased $619,000, or 10.7%, for the six months ended June 30, 2011 and decreased $466,000, or 7.4%, during the year ended December 31, 2010.

The following table sets forth selected information regarding borrowings for the periods indicated.

	At or For the Six Months Ended June 30,		At or For the Year Ended December 31,
(Dollars in thousands)	2011	2010	2010	2009	2008
Short-term borrowings:
Balance at end of the period	$6,423	$7,369	$5,804	$6,270	$4,394
Average balance during the period	6,957	6,569	7,113	6,403	4,815
Maximum outstanding at any month end during the period	7,441	7,369	8,123	8,042	5,999
Weighted average interest rate at end of the period	1.14%	1.73%	1.24%	1.74%	2.72%
Weighted average interest rate during the period	1.16	1.23	1.24	1.51	2.35

Long-term debt:
Balance at end of the period	$7,500	$16,500	$12,500	$24,500	$30,000
Average balance during the period	12,002	21,318	18,204	25,384	30,782
Maximum outstanding at any month end during the period	12,500	24,500	24,500	29,500	32,700
Weighted average interest rate at end of the period	3.65%	4.49%	4.40%	4.71%	4.77%
Weighted average interest rate during the period	4.40	4.78	4.62	5.07	4.99

Comparison of Operating Results for the Six Months Ended June 30, 2011 and 2010

Overview. Net income was $958,000 for the six months ended June 30, 2011 compared to $1.0 million for the six months ended June 30, 2010. The $54,000, or 5.3%, decrease was primarily due to an increase in noninterest expenses of $304,000 and an increase in the provision for loan losses of $100,000, which was partially offset by an increase of $284,000 in net interest income during the period.

Net Interest Income. Net interest income for the six months ended June 30, 2011 totaled $5.0 million compared to $4.7 million for the six months ended June 30, 2010, an increase of $284,000, or 6.0%. The increase in net interest income was primarily due to a decrease in interest expense. Interest expense decreased $360,000, or 20.1%, during this period primarily due to a 43.7% decrease in the average balance of Federal Home Loan Bank advances and a decrease in the average rates paid on interest bearing liabilities, in particular certificates of deposit. The average rates paid on deposits and borrowings decreased by 41 basis points in the 2011 period. The decrease in the cost of deposits and borrowings was primarily due to a declining long-term interest rate environment and our continued focus on reducing deposit interest rates by not aggressively competing for certificates of deposit. Federal Home Loan Bank advances decreased as we paid off advances upon maturity during the 2011 period. We experienced an increase in the average balance of deposits of 9.9% in the 2011 period.

Interest income remained steady at $6.5 million for both the 2011 and 2010 six-month periods. The average balance of interest earning assets increased 6.0%, partially offset by a decrease in the average rate earned on these assets of 37 basis points. Interest income from loans increased $113,000, or 1.9%, due to a 7.6% increase in the average balance of loans, partially offset by a decrease in the average rate paid on loans of 33 basis points. Interest income from taxable investment securities decreased $170,000, or 37.4%, due to a decrease in the average rate paid on taxable investment securities of 123 basis points and a 11.2% decrease in the average balance of taxable investment securities.

Average Balances and Yields. The following table presents information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting annualized average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Average balances have been calculated using daily balances. Loan fees are included in interest income on loans and are insignificant. Yields are not presented on a tax-equivalent basis. Any adjustments necessary to present yields on a tax-equivalent basis are insignificant.

	For the Six Months Ended June 30,
	2011			2010
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate (1)

Interest-earning assets:
Short-term investments	$16,278	$18	0.22%	$8,093	$8	0.20%
Certificates of deposit	2,127	20	1.90	10,253	80	1.57
Debt securities:
Taxable	19,495	285	2.95	21,948	455	4.18
Tax-exempt	6,643	109	3.31	4,495	81	3.63
Total loans	209,000	6,015	5.80	194,267	5,902	6.13
FHLB stock	1,930	3	0.31	1,930	—	—

Total interest-earning assets	255,473	6,450	5.09	240,986	6,526	5.46

Allowance for loan losses	(2,913)			(2,238)

Total interest-earning assets less allowance for loan losses	252,560			238,748
Noninterest-earning assets	12,422			12,050

Total assets	$264,982			$250,798

Interest-bearing liabilities:
Regular savings accounts	$24,074	68	0.57%	$18,536	54	0.59%
NOW checking accounts	13,536	13	0.19	11,646	10	0.17
Money market accounts	44,374	138	0.63	36,843	142	0.78
Certificates of deposit	113,534	906	1.61	110,875	1,036	1.88

Total interest-bearing deposits	195,518	1,125	1.16	177,900	1,242	1.41
Short-term borrowings	6,957	40	1.16	6,569	40	1.23
Long-term debt	12,002	262	4.40	21,318	505	4.78

Total interest-bearing liabilities	214,477	1,427	1.34	205,787	1,787	1.75

Noninterest-bearing demand deposits	28,212			24,867
Other noninterest-bearing liabilities	1,461			1,405

Total liabilities	244,150			232,059
Equity	20,832			18,739

Total liabilities and equity	$264,982			$250,798

Net interest income		$5,023			$4,739

Net interest rate spread (2)			3.75%			3.71%
Net interest-earning assets (3)	$40,996			$35,199
Net interest margin (4)			3.96%			3.97%
Average total interest-earning assets to average total interest-bearing liabilities	119.11%			117.10%

(1)	Ratios for the six month periods have been annualized.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Represent total average interest-earning assets less total average interest-bearing liabilities.
(4)	Represents net interest income as a percent of average interest-earning assets.

Rate/Volume Analysis. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total increase (decrease) column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionally based on the changes due to rate and the changes due to volume.

	Six Months Ended June 30, 2011 Compared to Six Months Ended June 30, 2010
	Increase (Decrease) Due to		Total Increase (Decrease)
(In thousands)	Volume	Rate
Interest-earning assets:
Short-term investments	$9	$1	$10
Certificates of deposit	(74)	14	(60)
Debt securities:
Taxable	(60)	(110)	(170)
Tax-exempt	36	(8)	28
Total loans	434	(321)	113
FHLB stock	—	3	3

Total interest-earning assets	345	(421)	(76)

Interest-bearing liabilities:
Regular savings	16	(2)	14
NOW checking	2	1	3
Money market	26	(30)	(4)
Certificates of deposit	24	(154)	(130)

Total interest-bearing deposits	68	(185)	(117)
Short-term borrowings	2	(2)	—
Long-term debt	(200)	(43)	(243)

Total interest-bearing liabilities	(130)	(230)	(360)

Increase (decrease) in net interest income	$475	$(191)	$284

Provision for Loan Losses. The provision for loan losses was $600,000 for the six months ended June 30, 2011 compared to $500,000 for the six months ended June 30, 2010. The increase in the provision was due primarily to increases in nonperforming assets.

An analysis of the changes in the allowance for loan losses is presented under “—Risk Management—Analysis and Determination of the Allowance for Loan Losses.”

Noninterest Income. Noninterest income increased $18,000 to $229,000 during the six months ended June 30, 2011 from $211,000 for the six months ended June 30, 2010. The increase was primarily due to an increase in wealth management fees during the 2011 period resulting from our continuing efforts to increase our investment advisory services.

Noninterest Expense. Noninterest expense increased $304,000 to $3.2 million during the six months ended June 30, 2011 from $2.8 million for the six months ended June 30, 2010. Factors that contributed to the increase in noninterest expense during the 2011 period were increased salaries and employee benefits resulting from increased pension expense, increased occupancy and equipment resulting from costs relating to our new executive office, and increased Federal Deposit Insurance Corporation assessments.

Income Taxes. Income tax expense decreased $48,000 for the six months ended June 30, 2011 compared to the six months ended June 30, 2010 primarily due to decreased income before income taxes and an increase in tax exempt income. The effective tax rate for the 2011 six-month period was 36.1% as compared with 36.8% for the 2010 six-month period.

Comparison of Operating Results for the Years ended December 31, 2010 and 2009

Overview. Net income was $2.2 million for the year ended December 31, 2011 as compared to $1.1 million for the year ended December 31, 2010, an increase of $1.1 million, or 88.0%. The increase was primarily due to a decrease of $2.2 million in interest expense partially offset by an increase of $800,000 in the provision for loan losses and an increase of $561,000 in the income tax expense.

Net Interest Income. Net interest income for the year ended December 31, 2010 totaled $10.0 million compared to $7.8 million for the year ended December 31, 2009, an increase of $2.1 million, or 27.2%. The increase in net interest income was primarily due to a decrease in interest expense. Interest expense decreased $2.2 million, or 39.2%, during this period primarily due to a decrease in the average rates paid on interest-bearing liabilities, in particular certificates of deposit. The average rates paid on deposits and borrowings decreased by 103 basis points in 2010. The decrease in the cost of deposits was primarily due to a declining interest rate environment for certificates of deposit and our continued focus on reducing deposit interest rates by not aggressively competing for certificates of deposit, the average balance of which decreased 8.6% in 2010. We experienced an increase in the average balance of deposits of 2.6% in 2010, while the average balance of Federal Home Loan Bank advances decreased by 28.3% over the same period.

Interest income decreased slightly to $13.3 million for 2010 from $13.4 million for 2009. The average balance of interest earning assets increased 0.5%, offset by a decrease in the average rate earned on these assets of five basis points. Interest income from loans increased $260,000, or 2.2%, due to a 3.9% increase in the average balance of loans, partially offset by a decrease in the average rate paid on loans of 10 basis points. Interest income from taxable investment securities decreased $293,000, or 25.8%, due to a decrease in the average rate paid on taxable investment securities of 70 basis points and a 12.8% decrease in the average balance of taxable investment securities.

Average Balances and Yields

Average Balances and Yields. The following table presents information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting annualized average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Average balances have been calculated using daily balances. Loan fees are included in interest income on loans and are insignificant. Yields are not presented on a tax-equivalent basis. Any adjustments necessary to present yields on a tax-equivalent basis are insignificant.

	For the Years Ended December 31,
	2010			2009			2008
	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate
(Dollars in thousands)
Interest-earning assets:
Short-term investments	$9,411	$19	0.20%	$11,993	$21	0.18%	$3,057	$67	2.19%
Certificates of deposit	8,181	135	1.65	9,381	159	1.69	263	13	4.94
Debt securities:
Taxable	21,175	841	3.97	24,274	1,134	4.67	16,466	924	5.61
Tax-exempt	4,767	166	3.48	4,141	152	3.67	3,914	148	3.78
Total loans	199,483	12,176	6.10	192,069	11,916	6.20	185,862	12,326	6.63
FHLB stock	1,930	—	—	1,930	—	—	1,930	75	3.89

Total interest-earning assets	244,947	13,337	5.44	243,788	13,382	5.49	211,492	13,553	6.41

Allowance for loan losses	(2,459)			(2,174)			(2,174)

Total interest-earning assets less allowance for loan losses	242,488			241,614			209,318
Noninterest-earning assets	12,342			10,301			15,514

Total assets	$254,830			$251,915			$224,832

(Dollars in thousands)	For the Years Ended December 31,
	2010			2009			2008
	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate

Interest-bearing liabilities:
Regular savings accounts	$19,854	118	0.59%	$12,059	69	0.57%	$11,624	136	1.17%
NOW checking accounts	12,180	21	0.17	12,186	21	0.17	10,381	33	0.32
Money market accounts	37,928	299	0.79	30,451	306	1.00	24,553	464	1.89
Certificates of deposit	112,825	2,012	1.78	123,426	3,773	3.06	105,043	4,457	4.24

Total interest-bearing deposits	182,787	2,450	1.34	178,122	4,169	2.34	151,601	5,090	3.36
Short-term borrowings	7,113	88	1.24	6,403	97	1.51	4,815	113	2.35
Long-term debt	18,204	841	4.62	25,384	1,287	5.07	30,782	1,536	4.99

Total interest-bearing liabilities	208,104	3,379	1.62	209,909	5,553	2.65	187,198	6,739	3.60

Noninterest-bearing demand deposits	25,970			20,811			18,797
Other noninterest-bearing liabilities	1,477			3,577			2,172

Total liabilities	235,551			234,297			208,167
Equity	19,279			17,618			16,665

Total liabilities and equity	$254,830			$251,915			$224,832

Net interest income		$9,958			$7,829			$6,814

Net interest rate spread (1)			3.82%			2.84%			2.81%
Net interest-earning assets (2)	$36,843			$33,879			$24,294
Net interest margin (3)			4.07%			3.21%			3.22%
Average total interest-earning assets to average total interest-bearing liabilities	117.70%			116.14%			112.98%

(1)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(2)	Represent total average interest-earning assets less total average interest-bearing liabilities.
(3)	Represents net interest income as a percent of average interest-earning assets.

Rate/Volume Analysis. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total increase (decrease) column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionally based on the changes due to rate and the changes due to volume.

	Year Ended December 31, 2010 Compared to December 31, 2009			Year Ended December 31, 2009 Compared to December 31, 2008
	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)
(Dollars in thousands)	Volume	Rate		Volume	Rate
Interest-earning assets:
Short-term investments	$(5)	$3	$(2)	$59	$(105)	$(46)
Certificates of deposit	(20)	(4)	(24)	160	(14)	146
Debt securities:
Taxable	(252)	(41)	(293)	382	(172)	210
Tax-exempt	22	(8)	14	8	(4)	4
Total loans	455	(195)	260	403	(813)	(410)
FHLB stock	—	—	—	—	(75)	(75)

Total interest-earning assets	200	(245)	(45)	1,012	(1,183)	(171)

	Year Ended December 31, 2010 Compared to December 31, 2009			Year Ended December 31, 2009 Compared to December 31, 2008
	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)
(Dollars in thousands)	Volume	Rate		Volume	Rate
Interest-bearing liabilities:
Regular savings	46	3	49	5	(72)	(67)
NOW checking	—	—	—	5	(17)	(12)
Money market	67	(74)	(7)	94	(252)	(158)
Certificates of deposit	(359)	(1,402)	(1,761)	696	(1,380)	(684)

Total interest-bearing deposits	(246)	(1,473)	(1,719)	800	(1,721)	(921)
Short-term borrowings	10	(19)	(9)	31	(47)	(16)
Long-term debt	(317)	(129)	(446)	(273)	24	(249)

Total interest-bearing liabilities	(553)	(1,621)	(2,174)	558	(1,744)	(1,186)

Increase in net interest income	$753	$1,376	$2,129	$454	$561	$1,015

Provision for Loan Losses. During the year ended December 31, 2010, we recorded a $1.1 million provision to the allowance for loan losses as compared to a provision of $300,000 for the year ended December 31, 2010. The 2010 provision reflects net loan charge-offs totaling $470,000, increased nonperforming loans and criticized and classified assets, the continuing change in the mix of the portfolio and adverse economic conditions. From December 31, 2009 to December 31, 2010, nonperforming loans increased from $705,000 to $2.0 million and criticized and classified assets increased from $4.8 million to $7.9 million. Commercial real estate, construction, commercial business loans and home equity lines of credit, which bear higher risk than our residential mortgage loans, increased from 60.4% of our total loans at December 31, 2009 to 64.6% of our total loans at December 31, 2010.

An analysis of the changes in the allowance for loan losses is presented under “—Risk Management—Analysis and Determination of the Allowance for Loan Losses.”

Noninterest Income. Noninterest income increased $294,000 to $552,000 during the year ended December 31, 2010 from $258,000 for the year ended December 31, 2009. In 2010, we recorded a gain on the sale of securities of $82,000 compared to a loss on the sale of securities of $131,000 in 2009. Income from customer service fees increased $28,000, or 20.1%, primarily due to changes in our fee structure, and wealth management fees increased $28,000, or 65.1%, resulting from our continuing efforts to increase our investment advisory services.

Noninterest Expense. Noninterest expense increased $54,000 to $6.0 million during the year ended December 31, 2010 from $5.9 million for the year ended December 31, 2009. The increase was primarily due to an increase of $230,000, or 30.7%, in other general and administrative expenses resulting from increases in advertising and professional fees. In addition, contribution expense increased $71,000, or 591.7%, due to an expansion of our community giving associated with our 100th anniversary, and occupancy and equipment expense increased $61,000, or 8.9%, resulting from increases in certain maintenance and service contracts. Partially offsetting these increases were decreases in salaries and employee benefits due to the reduction in benefit costs associated with the retirement of the former Chief Executive Officer and a decrease in FDIC insurance. In the second quarter of 2009, the FDIC announced a special assessment of five basis points on each insured institution’s assets minus Tier-1 capital. This special assessment was recognized and paid in September 2009.

Income Taxes. Income tax expense increased $561,000 for the year ended December 31, 2010 compared to the year ended December 31, 2009 primarily due to increased income before income taxes. The effective tax rate for 2010 was 36.9% compared with 37.8% for 2009.

Risk Management

Overview. Managing risk is an essential part of successfully managing a financial institution. Our most prominent risk exposures are credit risk, interest rate risk, market risk and liquidity risk. Credit risk is the risk of not collecting the interest and/or the principal balance of a loan or security when it is due. Interest rate risk is the potential reduction of net interest income as a result of changes in interest rates. Market risk arises from fluctuations in interest rates that may result in changes in the values of financial instruments, such as available-for-sale securities that are recorded at fair value. Liquidity risk is the possible inability to fund obligations to depositors, lenders or borrowers when due. Other risks that we face are operational risks and reputation risk. Operational risks include risks related to fraud, regulatory compliance, processing errors, technology and disaster recovery. Reputation risk is the risk that negative publicity or press, whether true or not, could cause a decline in our customer base or revenue.

Credit Risk Management. Our strategy for credit risk management focuses on having well-defined credit policies and uniform underwriting criteria and providing prompt attention to potential problem loans. This strategy also emphasizes conservative loan-to-value ratios and guarantees of construction and commercial real estate loans by parties with substantial net worth. In addition, during each calendar year, we engage an outside loan review firm to perform a thorough review of our loan portfolio. This review involves analyzing all large borrowing relationships, delinquency trends and loan collateral valuation in order to identify impaired loans. We do not portfolio “interest only” mortgage loans on one-to-four family residential properties nor do we offer loans that provide for negative amortization of principal such as “option ARM” loans where the borrower can pay less than the interest owed on their loan. Additionally, we generally do not offer “subprime loans” (loans that are made with low down payments to borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies or borrower with questionable repayment capacity) or “Alt-A” loans (loans to borrowers having less than full documentation).

When a borrower fails to make a required loan payment, management takes a number of steps to have the borrower cure the delinquency and restore the loan to current status. Management makes initial contact with the borrower when the loan becomes 15 days past due. If payment is not then received by the 30th day of delinquency, additional letters and phone calls generally are made, and a plan of collection is pursued for each individual loan. A particular plan of collection may lead to foreclosure, the timing of which depends on the prospects for the borrower bringing the loan current, the financial strength and commitment of any guarantors, the type and value of the collateral securing the loan and other factors. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure. We may consider loan workout arrangements with certain borrowers under certain circumstances, as well as the sale of the nonperforming loans.

Management informs the board of directors on a monthly basis of the amount of loans delinquent more than 30 days. Management also provides detailed reporting of loans greater than 90 days delinquent, all loans in foreclosure and all foreclosed and repossessed property that we own.

Analysis of Nonperforming and Classified Assets. We consider foreclosed assets, loans that are maintained on a nonaccrual basis and loans that are past 90 days or more and still accruing to be nonperforming assets. Loans are generally placed on nonaccrual status when they are classified as impaired or when they become 90 days or more past due. Loans are classified as impaired when, based on current information and events, it is probable that Wellesley Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. At the time a loan is placed on nonaccrual status, the accrual of interest ceases and interest income previously accrued on such loans is reversed against current period interest income. Payments received on a nonaccrual loan are first applied to the outstanding principal balance when collectibility of principal is in doubt.

Real estate that we acquire as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until it is sold. When property is acquired it is recorded at the lower of its cost or fair market value at the date of foreclosure. Any holding costs and declines in fair value after acquisition of the property result in charges against income.

Troubled debt restructurings occur when we grant borrowers concessions that we would not otherwise grant but for economic or legal reasons pertaining to the borrower’s financial difficulties. These concessions may include, but are not limited to, modifications of the terms of the debt, the transfer of assets or the issuance of an equity interest by the borrower to satisfy all or part of the debt, or the substitution or addition of borrower(s). We will not return a troubled debt restructuring to accrual status until the borrower has demonstrated the ability to make principal and interest payments under the restructured terms for at least six consecutive months.

The following table provides information with respect to our nonperforming assets, including troubled debt restructurings, at the dates indicated. We did not have any accruing loans past due 90 days or more at the dates presented.

(Dollars in thousands)	At June 30, 2011	At December 31,
		2010	2009	2008	2007	2006
Nonaccrual loans:
Real estate loans:
Residential mortgage (1)	$1,893	$2,008	$705	$549	$—	$—
Commercial real estate	1,425	—	—	239	—	—
Construction	—	—	—	1,170	—	—
Commercial	125	—	—	—	—	—
Consumer	19	—	—	—	—	—

Total nonaccrual loans	3,462	2,008	705	1,958	—	—

Total nonperforming loans	3,462	2,008	705	1,958	—	—
Real estate owned	—	—	—	—	—	—

Total nonperforming assets	3,462	2,008	705	1,958	—	—

Accruing troubled debt restructurings (2)	1,115	1,124	221	—	—	—

Total nonperforming assets and accruing troubled debt restructurings	$4,577	$3,132	$926	$1,958	$—	$—

Total nonperforming loans to total loans	1.66%	0.97%	0.38%	0.99%	—	—
Total nonperforming loans to total assets	1.31%	0.77%	0.29%	0.81%	—	—
Total nonperforming assets and accruing troubled debt restructurings to total assets	1.73%	1.20%	0.38%	0.81%	—	—

(1)	At June 30, 2011, the amount includes approximately $658,000 of nonaccrual loans to be sold in the three months ended September 30, 2011.
(2)	We did not have any nonaccruing troubled debt restructurings at the dates indicated.

Interest income that would have been recorded for the six months ended June 30, 2011 and the year ended December 31, 2010 had nonaccruing loans been current according to their original terms amounted to $57,000 and $56,000, respectively. Income related to nonaccrual loans included in interest income for the six months ended June 30, 2011 and the year ended December 31, 2010 amounted to $66,000 and $30,000, respectively.

Interest income that would have been recorded for the six months ended June 30, 2011 and the year ended December 31, 2010 had accruing troubled debt restructurings been current according to their original terms amounted to $28,623 and $76,034, respectively. Income related to accruing troubled debt restructurings included in interest income for the six months ended June 30, 2011 and the year ended December 31, 2010 amounted to $27,657 and $53,580, respectively.

Total nonperforming loans increased from December 31, 2010 to June 30, 2011 primarily due to the addition of two commercial accounts that demonstrated credit weakness. Total nonperforming loans increased from December 31, 2009 to December 31, 2010 primarily due to management’s decision to place certain accounts with weak payment history on nonaccrual status. Accruing troubled debt restructurings increased during 2010 primarily due to the return to accruing status of a restructured residential loan.

Federal regulations require us to review and classify assets on a regular basis. In addition, the Federal Deposit Insurance Corporation and the Massachusetts Commissioner of Banks have the authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. “Substandard assets” must have one or more defined weaknesses and are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. “Doubtful assets” have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as “loss” is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. When management classifies an asset as substandard or doubtful, a specific allowance for loan losses may be established. If management classifies an asset as loss, an amount equal to 100% of the portion of the asset classified loss is charged to the allowance for loan losses. The regulations also provide for a “special mention” category, described as assets that do not currently expose Wellesley Bank to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving Wellesley Bank’s close attention. Wellesley Bank also utilizes an eleven grade internal loan rating system for commercial real estate, construction and commercial loans. See note 6 to the notes to the consolidated financial statements.

The following table shows the aggregate amounts of our regulatory criticized and classified assets at the dates indicated.

	At June 30, 2011	At December 31,
(In thousands)		2010	2009	2008
Special mention assets	$8,754	$7,626	$9,329	$—
Substandard assets	1,108	3,624	1,116	711
Doubtful assets	479	—	—	1,409
Loss assets	—	—	—	—

Total	$10,341	$11,250	$10,445	$2,120

None of the special mention assets at June 30, 2011 and December 31, 2010 were nonaccrual. Substandard assets at June 30, 2011 and December 31, 2010 included nonaccrual loans of $1.1 million and $0, respectively. Doubtful assets in the table above consist solely of nonaccrual loans. The increase in loans classified as special mention in the 2011 six-month period was due in part to the timeliness of the borrower’s financial information and general economic conditions.

Other than as disclosed in the above tables, there are no other loans where management has serious doubts about the ability of the borrowers to comply with the present loan repayment terms.

Delinquencies. The following table provides information about delinquencies in our loan portfolio at the dates indicated.

	At June 30, 2011			At December 31, 2010
(In thousands)	30 – 59 Days Past Due	60 – 90 Days Past Due	> 90 Days	30 – 59 Days Past Due	60 – 89 Days Past Due	> 90 Days
Real estate loans:
Residential mortgage	$1,292	$—	$533	$394	$902	$2,008
Commercial real estate	1,210	—	1,069	1,176	—	—
Construction	—	—	—	—	—	—
Commercial loans	—	—	—	90	—	—
Consumer loans	57	14	19	879	19	—

Total	$2,559	$14	$1,621	$2,539	$921	$2,008

	At December 31,
	2009			2008
(In thousands)	30 – 59 Days Past Due	60 – 90 Days Past Due	> 90 Days	30 – 59 Days Past Due	60 – 89 Days Past Due	> 90 Days
Real estate loans:
Residential mortgage	$1,896	$576	$705	$502	$162	$548
Commercial real estate	605	—	—	—	—	239
Construction	—	1,098	—	1,170	—	—
Commercial loans	165	—	—	—	—	—
Consumer loans	26	—	—	5	1	1

Total	$2,692	$1,674	$705	$1,677	$163	$788

The decrease in delinquencies in the 2011 six-month period is attributable primarily to improvement in customer payment patterns.

Analysis and Determination of the Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable losses inherent in the loan portfolio. We evaluate the need to establish allowances against losses on loans on a quarterly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of: (1) an allocated component related to impaired loans; (2) a general component related to the remainder of the loan portfolio, and (3) an unallocated component related to overall uncertainties that could affect management’s estimate of probable losses. Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available for the entire portfolio.

Allowance on Impaired Loans. The allocated component of the allowance for loan losses relates to loans that are individually evaluated and determined to be impaired. The allowance for each impaired loan is determined by either the present value of expected future cash flows or, if the loan is collateral dependent, by the fair value of the collateral less estimated costs to sell. We identify a loan as impaired when, based upon current information and events, it is probable that we will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Management evaluates loans other than smaller-balance homogeneous loans for impairment. If a loan is determined to be impaired, an individual loss assessment is performed to determine the probability of a loss and, if applicable, the estimated measurement of the loss. Smaller-balance homogeneous loans, such as residential real estate loans and consumer loans, are generally excluded from an individual impairment analysis and are collectively evaluated by management to estimate losses inherent in those loans. However, certain smaller-balance homogeneous loans will be individually evaluated for impairment when they reach nonperforming status or become subject to a restructuring agreement.

Allowance on the Remainder of the Loan Portfolio. The general component of the allowance for loan losses relates to loans that are not determined to be impaired. Management determines the appropriate loss factor for each group of loans with similar risk characteristics within the portfolio based on loss experience and qualitative and environmental factors for loans in each group. Loan categories will represent groups of loans with similar risk characteristics and may include types of loans categorized by product, large credit exposures, concentrations, loan grade, or any other characteristic that causes a loan’s risk profile to be similar to another. We consider qualitative or environmental factors that are likely to cause estimated credit losses associated with our existing portfolio to differ from historical loss experience including changes in lending policies and procedures; changes in the nature and volume of the loan portfolio; changes in experience, ability and depth of loan management; changes in the volume and severity of past due loans, nonaccrual loans and adversely graded or classified loans; changes in the quality of the loan review system; changes in the value of underlying collateral for collateral dependent loans; the existence of or changes in concentrations of credit; changes in economic or business conditions; and the effect of competition, legal and regulatory requirements on estimated credit losses. Our qualitative and environmental factors are reviewed on a quarterly basis and our historical loss experience is reviewed annually to ensure they are reflective of current conditions in our loan portfolio and economy.

Unallocated Allowance. Management maintains an unallocated component within the allowance for loan losses to cover uncertainties that could affect our overall estimate of probable losses. This component recognizes the imprecision inherent in the assumptions used in the methodologies for estimating the allocated and general components of the allowance, and is generally not a significant component of the overall allowance.

We identify loans that may need to be charged-off as a loss by reviewing all impaired loans and related loss analyses. Loan losses are charged against the allowance when we believe the uncollectibility of the loan balance is confirmed. A borrower’s inability to make payments under the terms of the loan and a shortfall in collateral value would generally result in our charging off the loan to the extent of the loss deemed to be confirmed.

At June 30, 2011, our allowance for loan losses was $3.2 million, or 1.55% of loans receivable and 93.27% of nonperforming loans. At December 31, 2010, our allowance for loan losses was $2.7 million, or 1.30% of loans receivable and 133.97% of nonperforming loans. At December 31, 2009, our allowance for loan losses was $2.1 million, or 1.10% of loans receivable and 292.20% of nonperforming loans. Nonperforming loans at June 30, 2011 were $3.5 million, or 1.66% of loans receivable, compared to $2.0 million, or 0.97% of loans receivable, at December 31, 2010 and $705,000, or 0.38% of loans receivable, at December 31, 2009. The allowance for loan losses is maintained at a level that represents management’s best estimate of losses in the loan portfolio at the balance sheet date. However, there can be no assurance that the allowance for loan losses will be adequate to cover losses which may be realized in the future or that additional provisions for loan losses will not be required.

The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated.

				At December 31,
	At June 30, 2011			2010			2009
(Dollars in thousand)	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
Real estate loans:
Residential mortgage	$500	15.48%	32.70%	$319	11.86%	35.18%	$367	17.82%	39.32%
Commercial real estate	1,022	31.65	31.44	356	13.23	26.02	307	14.90	27.72
Construction	824	25.52	17.58	1,258	46.77	19.68	802	38.93	16.71
Commercial loans	441	13.66	7.28	384	14.28	7.20	379	18.40	7.43
Consumer loans	129	4.00	11.00	100	3.21	11.92	69	3.35	9.82

Total allocated allowance	2,916	90.31	100.00	2,417	89.85	100.00	1,924	93.40	100.00
Unallocated	313	9.69	—	273	10.15	—	136	6.60	—

Total	$3,229	100.00%	100.00%	$2,690	100.00%	100.00%	$2,060	100.00%	100.00%

	At December 31,
	2008			2007			2006
(Dollars in thousand)	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
Real estate loans:
Residential mortgage	$301	14.70%	43.02%	$212	13.21%	44.49%	$178	12.55%	45.60%
Commercial real estate	363	17.73	21.46	405	25.23	24.36	359	25.32	24.06
Construction	952	46.51	20.36	538	33.52	16.75	507	35.75	15.45
Commercial loans	342	16.71	6.37	394	24.55	6.47	322	22.71	6.08
Consumer loans	71	3.47	8.79	56	3.49	7.93	52	3.67	8.81

Total allocated allowance	2,029	99.12	100.00	1,605	100.00	100.00	1,418	100.00	100.00
Unallocated	18	0.88	—	—	—	—	—	—	—

Total	$2,047	100.00%	100.00%	$1,605	100.00%	100.00%	$1,418	100.00%	100.00%

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and our results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with generally accepted accounting principles, there can be no assurance that the Federal Deposit Insurance Corporation and the Massachusetts Commissioner of Banks, in reviewing our loan portfolio, will not require us to increase our allowance for loan losses based on judgments different from ours. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operation.

Analysis of Loan Loss Experience. The following table sets forth an analysis of the allowance for loan losses for the periods indicated.

	Six Months Ended June 30,		At or For the Years Ended December 31,
(Dollars in thousands)	2011	2010	2010	2009	2008	2007	2006
Balance at beginning of period	$2,690	$2,060	$2,060	$2,047	$1,606	$1,418	$1,348
Provision for loan losses	600	500	1,100	300	445	260	70
Charge-offs:
Real estate loans:
Residential	61	—	140	261	—	—	—
Commercial	—	100	149	—	—	—	—
Construction	—	—	118	—	—	—	—
Commercial loans	—	—	60	28	4	72	—
Consumer loans	—	—	3	—	—	—	—

Total charge-offs	61	100	470	289	4	72	—
Recoveries	—	—	—	2	—	—	—

Net charge- offs	61	100	470	287	4	72	—

Allowance at end of period	$3,229	$2,460	$2,690	$2,060	$2,047	$1,606	$1,418

Allowance for loan losses to nonperforming loans at end of period (1)	93.27%	95.02%	133.96%	292.20%	104.55%	—	—
Allowance for loan losses to total loans at end of period	1.55%	1.23%	1.30%	1.10%	1.04%	0.91%	0.92%
Net charge-offs to average loans outstanding during the period (2)	0.03%	0.05%	0.24%	0.15%	0.00%	0.04%	—

(1)	There were no nonperforming loans at December 31, 2007 or 2006.
(2)	There were no charge-offs during 2006 and $4,000 of charge-offs during 2008.

Interest Rate Risk Management. We manage the interest rate sensitivity of our interest-bearing liabilities and interest-earning assets in an effort to minimize the adverse effects of changes in the interest rate environment. Deposit accounts typically react more quickly to changes in market interest rates than mortgage loans because of the shorter maturities of deposits. As a result, sharp increases in interest rates may adversely affect our earnings while decreases in interest rates may beneficially affect our earnings. To reduce the potential volatility of our earnings, we have sought to improve the match between asset and liability maturities and rates, while maintaining an acceptable interest rate spread. Our strategy for managing interest rate risk emphasizes originating adjustable-rate loans for retention in our loan portfolio, selling in the secondary market substantially all newly originated conforming fixed rate residential mortgage loans, promoting core deposit products and short-term time deposits, adjusting the maturities of borrowings and adjusting the investment portfolio mix and duration. We currently do not participate in hedging programs, interest rate swaps or other activities involving the use of derivative financial instruments.

We have an Asset/Liability Committee, which includes members of management, to communicate, coordinate and control all aspects involving asset-liability management. The committee establishes and monitors the volume, maturities, pricing and mix of assets and funding sources with the objective of managing assets and funding sources to provide results that are consistent with liquidity, growth, risk limits and profitability goals.

Our goal is to manage asset and liability positions to moderate the effects of interest rate fluctuations on net interest and net income.

Interest Rate Risk Analysis. We analyze our interest rate sensitivity position to manage the risk associated with interest rate movements through the use of interest income and equity simulations. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are “interest sensitive.” An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period.

Our goal is to manage asset and liability positions to moderate the effects of interest rate fluctuations on net interest income and the present value of our equity. Interest income and equity simulations are completed quarterly and presented to the Asset/Liability Committee and the board of directors. The simulations provide an estimate of the impact of changes in interest rates on net interest income and the present value of our equity under a range of assumptions. The numerous assumptions used in the simulation process are reviewed by the Asset/Liability Committee on a yearly basis. Changes to these assumptions can significantly affect the results of the simulation. The simulation incorporates assumptions regarding the potential timing in the repricing of certain assets and liabilities when market rates change and the changes in spreads between different market rates. The simulation analysis incorporates management’s current assessment of the risk that pricing margins will change adversely over time due to competition or other factors.

Simulation analysis is only an estimate of our interest rate risk exposure at a particular point in time. We continually review the potential effect changes in interest rates could have on the repayment of rate sensitive assets and funding requirements of rate sensitive liabilities.

The table below sets forth an approximation of our exposure as a percentage of estimated net interest income for the next 12 month period using interest income and equity simulations. The simulations use projected repricing of assets and liabilities at June 30, 2011 on the basis of contractual maturities, anticipated repayments and scheduled rate adjustments. Prepayment rates can have a significant impact on the simulations. Because of the large percentage of loans we hold, rising or falling interest rates have a significant impact on the prepayment speeds of our earning assets that in turn affect the rate sensitivity position. When interest rates rise, prepayments tend to slow. When interest rates fall, prepayments tend to rise. Our asset sensitivity would be reduced if prepayments slow and would increase if prepayments accelerated. While we believe such assumptions to be reasonable, there can be no assurance that assumed prepayment rates will approximate actual future mortgage-backed security and loan repayment activity.

The following table reflects changes in estimated net interest income for Wellesley Bank at June 30, 2011 through June 30, 2012.

Basis Point (“bp”) Change in Rates	Net Interest Income
	Amount	Change	% Change
	(Dollars in thousands)
300	$10,030	$109	1.10%
200	9,953	32	0.32
100	9,958	37	0.37
0	9,921	—	—
(100)	9,732	(189)	(1.90)

The following table reflects changes in the present value of equity for Wellesley Bank at June 30, 2011.

Basis Point (“bp”) Change in Rates	Present Value of Equity
	Amount	Change	% Change
	(Dollars in thousands)
300	$28,009	$(5,041)	(15.25)%
200	29,545	(3,505)	(10.61)
100	31,183	(1,867)	(5.65)
0	33,050	—	—
(100)	34,929	1,879	5.69

Liquidity Management. Liquidity is the ability to meet current and future financial obligations of a short-term and long-term nature. Our primary sources of funds consist of deposit inflows, loan repayments, maturities and sales of securities, borrowings from the Federal Home Loan Bank of Boston and securities sold under agreements to repurchase. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows, calls of investment securities and borrowed funds and prepayments on loans are greatly influenced by general interest rates, economic conditions and competition.

Management regularly adjusts our investments in liquid assets based upon an assessment of (1) expected loan demand, (2) expected deposit flows, (3) yields available on interest-earning deposits and securities, and (4) the objectives of our interest-rate risk and investment policies.

Our most liquid assets are cash and cash equivalents, interest-bearing deposits in other banks, and corporate bonds. The levels of these assets depend on our operating, financing, lending and investing activities during any given period. At June 30, 2011, cash and cash equivalents totaled $18.6 million. Securities classified as available-for-sale, whose aggregate market value exceeds cost, provide additional sources of liquidity and had a market value of $21.6 million at June 30, 2011. In addition, at June 30, 2011, we had the ability to borrow a total of approximately $27.7 million in additional funds from the Federal Home Loan Bank of Boston. On June 30, 2011, we had $13.9 million of borrowings outstanding, including $7.5 million of Federal Home Loan Bank of Boston advances and $6.4 million of securities under agreements to repurchase. In addition, at June 30, 2011, we had the ability to borrow $11.4 million from the Co-operative Central Bank, none of which was outstanding at that date.

At June 30, 2011, we had $45.7 million in loan commitments outstanding, which included $41.6 million in available lines of credit and unadvanced funds on construction loans. Certificates of deposit due within one year of June 30, 2011 totaled $72.6 million, or 63% of certificates of deposit. The large percentage of certificates of deposit that mature within one year reflects customers’ hesitancy to invest their funds for long periods. If these maturing deposits are not renewed, we will be required to seek other sources of funds, including other certificates of deposit and borrowings. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit. Management believes, however, based on past experience that a significant portion of our certificates of deposit will be renewed. We have the ability to attract and retain deposits by adjusting the interest rates offered.

In addition, we believe that our branch network, which is presently comprised of two full-service retail banking offices located in our primary market area, and the general cash flows from our existing lending and investment activities, will afford us sufficient long-term liquidity.

The following table presents certain of our contractual obligations as of June 30, 2011 and December 31, 2010.

(In thousands)	June 30, 2011 – Payments Due by Period
	Total	Less Than One Year	One to Three Years	Three to Five Years	More Than Five Years
Contractual Obligations:
Long-term debt obligations	$7,500	$—	$4,000	$3,500	$—
Operating lease obligations	861	253	204	213	191

Total	$8,361	$253	$4,204	$3,713	$191

(In thousands)	December 31, 2010 – Payments Due by Period
	Total	Less Than One Year	One to Three Years	Three to Five Years	More Than Five Years
Contractual Obligations:
Long-term debt obligations	$12,500	$5,000	$7,500	$—	$—
Operating lease obligations	464	325	139	—	—

Total	$12,964	$5,325	$7,639	$—	$—

Financing and Investing Activities

Our primary investing activities are the origination of loans and the purchase of securities. Primary financing activities consist of transactions in deposit accounts and Federal Home Loan Bank borrowings. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us, local competitors, and other factors. Management generally manages the pricing of deposits to be competitive and to increase core deposit and customer relationships. Occasionally, management offers promotional rates on certain deposit products to attract deposits.

The following table presents our primary investing and financing activities during the periods indicated.

	Six Months Ended June 30,	Year Ended December 31,
(In thousands)	2011	2010	2009
Investing activities:
Loan originations (principal payments), net	$1,690	$20,857	$(10,266)
Proceeds from calls, maturities and principal repayments of securities available for sale	2,938	8,984	13,179
Proceeds from sales of securities available for sale	—	3,515	203
Purchases of securities available for sale	5,829	10,075	11,840

Financing activities:
Increase in deposits	6,235	26,515	7,820
Decrease in long-term debt	(5,000)	(12,000)	(5,500)
Increase (decrease) in short-term borrowings	619	(466)	1,876

Capital Management. We are subject to various regulatory capital requirements administered by the Federal Deposit Insurance Corporation and the Massachusetts Commissioner of Banks, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At June 30, 2011, we exceeded all of our regulatory capital requirements. We are considered “well capitalized” under regulatory guidelines. See “Regulation and Supervision—Federal Regulations—Capital Requirements,” “Regulatory Capital Compliance” and note 12 of the notes to consolidated financial statements.

This offering is expected to increase our consolidated equity by $23.4 million, to $44.9 million at the maximum of the offering range. See “Capitalization.” Following completion of this offering, we also will manage our capital for maximum stockholder benefit. The capital from the offering will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including the funding of lending activities. Our financial condition and results of operations will be enhanced by the capital from the offering, resulting in increased interest-earning assets and net income. However, the large increase in equity resulting from the capital raised in the offering will, initially, have an adverse impact on our return on equity. Following the offering, we may use capital management tools such as cash dividends and common share repurchases. However, under Federal Deposit Insurance Corporation regulations, we will not be allowed to repurchase any shares during the first year following the offering, except that stock repurchases of no greater than 5% of outstanding capital stock may be made during this one-year period where compelling and valid business reasons are established to the satisfaction of the Federal Deposit Insurance Corporation.

Off-Balance Sheet Arrangements. In the normal course of operations, we engage in a variety of financial transactions that, in accordance with generally accepted accounting principles, are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments and lines of credit. For information about our loan commitments and unused lines of credit, see note 14 of the notes to consolidated financial statements.

For the six months ended June 30, 2011 and years ended December 31, 2010 and 2009, we did not engage in any off-balance sheet transactions reasonably likely to have a material effect on our financial condition, results of operations or cash flows.

Impact of Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see note 1 of the notes to consolidated financial statements included in this prospectus.

Effect of Inflation and Changing Prices

The consolidated financial statements and related financial data presented in this prospectus have been prepared according to generally accepted accounting principles in the United States, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs and the effect that general inflation may have on both short-term and long-term interest rates. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution’s performance than do general levels of inflation. Although inflation expectations do affect interest rates, interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

Our Management

Board of Directors

The board of directors of Wellesley Bancorp, Inc. and Wellesley Bank are each comprised of nine persons who are elected for terms of three years, approximately one-third of whom are elected annually. The same individuals comprise the boards of directors of Wellesley Bancorp, Inc. and Wellesley Bank.

All of our directors are independent under the current listing standards of the Nasdaq Stock Market, except for Thomas J. Fontaine, who serves as President and Chief Executive Officer of Wellesley Bancorp, Inc. and Wellesley Bank, and Edwin G. Silver the former President and Chief Executive Officer of Wellesley Bank. Information regarding the directors is provided below. Unless otherwise stated, each person has held his or her current occupation for the last five years. Ages presented are as of June 30, 2011. The starting year of service as director relates to service on the board of directors of Wellesley Bank. Based on their respective experiences, qualifications, attributes and skills set forth below, the board of directors determined that each current director should serve as a director.

The following directors have terms ending in 2012:

C. Joseph Grignaffini is a licensed builder and the President and Treasurer of L. Grignaffini & Sons. Mr. Grignaffini also owns and manages commercial property. Age 76. Director since 1993.

Mr. Grignaffini’s background offers the board of directors substantial construction and development experience, specifically within the region in which Wellesley Bank conducts its business, and provides the board of directors with valuable insight regarding the local business and consumer environment. In addition, Mr. Grignaffini’s background provides the board of directors with critical experience in certain real estate matters, which are essential to the business of Wellesley Bank.

Hugh J. Kelley is a real estate appraiser in Wellesley, Massachusetts. Mr. Kelley conducts appraisals of residential real estate for relocation, estate, mortgages, and other purposes. Age 64. Director since 1989.

Mr. Kelley’s background provides the board of directors with critical experience in certain real estate matters, specifically within the region in which Wellesley Bank conducts its business, and provides the board of directors with valuable insight regarding the local business environment.

Tina L. Wang is a partner with the dental practice of Drs. Thiel, Rubin, Wang Inc. Mrs. Wang also serves on the Metropolitan District Dental Society’s peer review committee. Age 51. Director since 2008.

Ms. Wang has strong ties to the community, through her dental practice and provides the board of directors with opportunities to continue to serve the local community. She also is a strong advocate of Wellesley Bank through her civic and community involvement.

The following directors have terms ending in 2013:

Theodore F. Parker is the Clerk of Wellesley Bank and a real estate consultant and commercial property owner in Wellesley and the surrounding communities. Age 69. Director since 1989.

Mr. Parker’s extensive experience in the real estate industry and involvement in business and civic organizations in the communities in which Wellesley Bank serves affords the board of directors with valuable insight regarding the business and operations of Wellesley Bank.

Leslie B. Shea is a partner with the law firm of Wilder & Shea. Age 66. Director since 2003.

As a practicing attorney, Mr. Shea provides the board of directors with important knowledge and insight necessary to assess the legal issues inherent to the business of Wellesley Bank. In addition, Mr. Shea has strong ties to the community and provides the board of directors with opportunities to continue to serve the local community.

Robert L. Skolnick is the Treasurer of E.A. Davis & Company, Inc., a retail department store located in Wellesley, Massachusetts. Age 70. Director since 1998.

Mr. Skolnick’s background offers the board of directors substantial small company management experience, specifically within the region in which Wellesley Bank conducts its business, and provides the board with valuable insight regarding the local business and consumer environment. In addition, Mr. Skolnick offers the board significant business experience from a setting outside of the financial services industry.

The following directors have terms ending in 2014:

Thomas J. Fontaine has served as the President, Chief Executive Officer and Chairman of the Board of Wellesley Bank since November 2009. Mr. Fontaine previously served as President of Wellesley Bank from April 2006 to November 2009 and as Executive Vice President prior to April 2006. Mr. Fontaine also serves as our chief lending officer. Age 47. Director since 2006.

Mr. Fontaine’s extensive knowledge of Wellesley Bank’s operations, along with his former experience in the local banking industry and involvement in business and civic organizations in the communities that we serve, affords the board of directors with valuable insight regarding the business and operations of Wellesley Bank. Mr. Fontaine’s knowledge of all aspects of our business, combined with his success and strategic vision, position him well to continue to serve as our President, Chief Executive Officer and Chairman.

Nancy Marden Goodall is Vice President of Captain Marden’s Seafood, a wholesale seafood supplier, seafood store and restaurant based out of Wellesley, Massachusetts. Age 51. Director since 2011.

Ms. Goodall’s strong ties to the community provide the board of directors with valuable insight regarding the local business and consumer environment. She also is a strong advocate of Wellesley Bank through her civic and community involvement.

Edwin G. Silver served as Chief Executive Officer and Chairman of the Board of Wellesley Bank from January 2006 until his retirement in November 2009. Prior to January 2006, Mr. Silver also served as President of Wellesley Bank. Mr. Silver currently serves as Wellesley Bank’s Connection Club director. Age 66. Director since 2000.

Mr. Silver’s extensive knowledge of Wellesley Bank’s operations, along with his experience in the local banking industry and involvement in business and civic organizations in the communities that we serve, affords the board of directors with valuable insight regarding the business and operations of Wellesley Bank. In addition, Mr. Silver’s background provides the board of directors with critical experience in certain banking industry matters, which are essential to the business of Wellesley Bank.

Executive Officers

The executive officers of Wellesley Bancorp, Inc. and Wellesley Bank are elected annually by the board of directors and serve at the board’s discretion. The executive officers of Wellesley Bancorp and Wellesley Bank are:

Name	Position
Thomas J. Fontaine	President and Chief Executive Officer of both Wellesley Bancorp and Wellesley Bank

Gary P. Culyer	Chief Financial Officer and Treasurer of Wellesley Bancorp and Senior Vice President and Chief Financial Officer of Wellesley Bank

Eloise C. Thibault	Corporate Secretary of Wellesley Bancorp and Vice President and Treasurer of Wellesley Bank

Below is information regarding our other executive officers who are not also directors. Ages presented are as of June 30, 2011.

Gary P. Culyer has served as Senior Vice President and Chief Financial Officer of Wellesley Bank since August 2011. Prior to joining Wellesley Bank, Mr. Culyer served as Executive Vice President and Chief Financial Officer of Dedham Institution for Savings in Dedham, Massachusetts from January 1986 to February 2011. Mr. Culyer is a certified public accountant. Age 60.

Eloise C. Thibault has served as Vice President and Treasurer of Wellesley Bank since April 1990. Ms. Thibault also serves as the Human Resources Manager at Wellesley Bank. Age 54.

Board Leadership Structure and Board’s Role in Risk Oversight

Wellesley Bancorp’s board of directors endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the Chief Executive Officer. However, the board does not believe that mandating a particular structure, such as a separate Chairman and Chief Executive Officer, is necessary to achieve effective oversight. The board of directors is currently comprised of nine directors, seven of whom are independent directors under the listing standards of the Nasdaq Stock Market. The Chairman of the Board has no greater nor lesser vote on matters considered by the board than any other director, and does not vote on any related party transaction. All directors of Wellesley Bancorp, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. Accordingly, separating the offices of Chairman and Chief Executive Officer would not serve to enhance or diminish the fiduciary duties of any director of Wellesley Bancorp.

To further strengthen the regular oversight of the full board, various committees of Wellesley Bancorp’s board of directors are comprised of independent directors. The Compensation Committee of the board of Wellesley Bancorp consists solely of independent directors. The Compensation Committee reviews and evaluates the performance of all executive officers of Wellesley Bancorp, including the Chief Executive Officer and reports to the board of directors. In addition, the Audit Committee, which is comprised solely of independent directors, oversees Wellesley Bancorp’s financial practices, regulatory compliance, accounting procedures and financial reporting functions.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks Wellesley Bancorp faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management also attends board meetings and is available to address any questions or concerns raised by the board on risk management and any other matters.

Executive Compensation

Summary Compensation Table. The following information is furnished for the principal executive officer, and the only other most highly compensated executive officer of Wellesley Bank whose total compensation for the year ended December 31, 2010 exceeded $100,000. These individuals are referred to in this prospectus as “named executive officers.”

Name and Principal Position	Year	Salary		Bonus	Nonequity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Thomas J. Fontaine President and Chief Executive Officer	2010	$250,165	(1)	$21,710	$—	$—	$98,666	(2)	$370,541
Eloise C. Thibault Vice President and Treasurer	2010	101,680		4,287	—	—	12,596		118,563

(1)	Amount includes fees for service as Chairman of the Board of $16,461.
(2)	Amount includes, but is not limited to, supplemental executive retirement plan contributions of $45,368 and employer contributions to the 401(k) plan of $25,725.

Employment Agreements and Severance Arrangements

Existing Employment Agreement. Wellesley Bank and Thomas J. Fontaine entered into an employment agreement on May 16, 2007. The term of the agreement runs for three years from the effective date of the agreement and automatically renews daily so that each day the term again becomes three years, unless either party provides notice to the other party of its intention for the term of the agreement not to renew. The employment agreement establishes a base salary and certain levels of incentive compensation and bonuses for Mr. Fontaine and provides for his participation in certain benefits arrangements and also provides for certain perquisites to be provided to him, including the use of a Wellesley Bank-owned automobile, to which we will transfer title to Mr. Fontaine, plus an amount to make him whole for any taxes due as a result of the transfer, upon his retirement or other termination of employment (other than if we terminate his employment for cause). Mr. Fontaine’s current annual base salary is $255,000. Under the employment agreement, we may terminate Mr. Fontaine’s employment for “cause” at any time upon 30 days notice in accordance with the terms of the agreement. For purposes of the employment agreement, the term “cause” includes, with respect to a termination on the part of the employer, (i) a material breach of the agreement, (ii) conduct that constitutes fraud, dishonesty, malfeasance or is otherwise inappropriate, (iii) a willful violation of banking rules or regulations, the intentional failure to perform his duties and a breach of fiduciary duty involving personal profit, (iv) conduct that results in a felony conviction and (v) conduct that results in his removal from his position with Wellesley Bank by a regulatory agency. If we terminate Mr. Fontaine’s employment for cause, we will have no further financial obligation to him except for the payment of any amounts which he has earned but which have not been paid as of the effective date of his termination and benefits accrued under certain employee benefit plans. We may also terminate Mr. Fontaine’s employment for any other reason that does not constitute cause upon 60-day’s notice. Mr. Fontaine may terminate his employment with Wellesley Bank for “cause” at any time without notice. For purposes of the employment agreement, the term “cause” includes, with respect to a termination on the part of the employee,

(i) a material diminution in duties and responsibilities, (ii) the failure of the Bank to keep Mr. Fontaine in his current positions and as a member of the Board of Directors, (iii) termination of employment following a change in control and (iv) a material breach of the agreement by Wellesley Bank. In addition, Mr. Fontaine may terminate his employment within the period beginning three months prior to and ending 12 months after a change in control. If we terminate Mr. Fontaine for reasons that do not constitute cause (with respect to termination on the part of the employer) or if Mr. Fontaine voluntarily terminates employment with cause (with respect to a termination on the part of the employee) or in connection with a change in control, then we will pay him a lump sum amount equal to the product of his average monthly compensation by the number of months remaining during the unexpired term of the agreement or, if greater, 12. For purposes of the employment agreement, “average monthly compensation” equals the monthly average of Mr. Fontaine’s three highest year’s of compensation, as reported on Form W-2. We may reduce change in control related payments to Mr. Fontaine in order to eliminate the imposition of excise taxes on those payments, unless the payments less the excise taxes would be greater than the reduced payments. In addition, we will pay him the cost of obtaining health insurance through COBRA for the unexpired term of the agreement or, if greater, 12 months. The employment agreement provides for certain post-employment obligations with respect to Mr. Fontaine’s ability to compete with Wellesley Bank and to solicit customers and employees of Wellesley Bank in the event we terminate his employment other than for cause or he terminates his employment for cause or in connection with a change in control.

Future Employment Agreements. In connection with the conversion, Wellesley Bank and Wellesley Bancorp intend to enter into an amended and restated employment agreement with Mr. Fontaine, the substantive terms of which will be substantially similar to the existing employment agreement with Wellesley Bank. The employment agreement will be reflected in a single document executed by all three parties.

Employee Severance Compensation Plan. In connection with the conversion, we expect to adopt an employee severance plan to provide benefits to eligible employees who terminate employment in connection with or following a change in control. Employees will become eligible for severance benefits under the plan if they complete a minimum of one year of service and do not enter into a separate employment or change in control agreement. Under the severance plan, if, within twelve months after a change in control, an employee’s employment involuntarily terminates, or if an employee voluntarily terminates employment without being offered continued employment in a comparable position (as defined in the plan), the former employee would receive a severance payment equal to two week’s of base compensation for each year of service up to a maximum of 52 week’s of base compensation and with a minimum of four week’s base compensation. Any eligible employee who is designated as a Vice President or above would receive a severance benefit equal to 52 week’s base compensation, regardless of the employee’s years of service.

Pension and Nonqualified Retirement Benefits

Employees’ Pension Plan. We maintain a tax-qualified defined benefit pension plan to provide retirement benefits for eligible employees. Employees become eligible to participate in the pension plan after they reach age 21 and complete one year of service in which they work at least 1,000 hours. Eligible employees begin participating in the pension plan at the beginning of the calendar month following the time they meet the eligibility requirements. Upon retirement at or after age 65, participants in the pension plan receive an annual benefit based on their total years of service and the average of their highest three consecutive years’ compensation. The current normal retirement benefit equals 1.25% of the participant’s final average compensation multiplied by all years of service, plus 0.5% of the participant’s final average compensation in excess of the social security wage base in effect during the 35 years prior to the participants social security normal retirement multiplied by all years of service from January 1, 1989. A participant may elect early retirement after attaining (i) age 62, (ii) age 55 with at least 5 years of vesting service or (iii) age 50 with at least 15 years of vesting service. Early retirement benefits are calculated based on the participant’s age, final average compensation and period of service upon his or her termination of employment. For an unmarried participant, the normal form of benefit payment is a single life annuity. The normal form of benefit for a married participant is a qualified joint-and-100% survivor annuity. With spousal consent, a married participant may select a distribution option in the form of a lump sum or an alternatively available annuity. At December 31, 2010, Mr. Fontaine and Ms. Thibault have earned 11 and 20 years of service, respectively, under the pension plan. This plan will be frozen effective November 1, 2011 with no further benefits accruing to the participants.

Salary Continuation Agreement. In addition to his participation in the pension plan, Mr. Fontaine has entered into a salary continuation agreement with Wellesley Bank to provide him with supplemental retirement benefits. Under the salary continuation agreement, upon separating from service on or after reaching age 65, we will pay Mr. Fontaine a lump sum benefit equivalent to a 15-year annual benefit equal to 85% of his highest earnings (as defined in the agreement), less our portion of social security benefits, pension plan benefits and our matching contributions under the 401(k) plan. We will pay the normal retirement benefit within 30 days of his separation from service. If Mr. Fontaine separates from service or dies prior to receiving benefits under the agreement, we will pay him or his beneficiary a lump sum benefit equal to his accrued liability retirement account under the agreement. We will pay the lump sum benefit to his beneficiary within 60 days of his death or the early retirement benefit to

Mr. Fontaine no later than the first day of the second month following his separation from service (subject to certain possible restrictions under the federal tax code). Mr. Fontaine is always 100% vested in his benefits under the salary continuation agreement. Under the agreement, the accrued liability account for Mr. Fontaine generally reflects the amount of the liability of the supplemental benefit accrued by the Bank for financial statement purposes. Upon a change in control, Mr. Fontaine will become entitled to the benefit to which he would have otherwise become entitled at his normal retirement age of 65 (regardless of his actual age). We will pay the change in control benefit in a single lump sum payment on the first day of the month following the month in which Mr. Fontaine attains age 65.

Supplemental Executive Retirement Plan. In connection with the conversion, we intend to implement a supplemental executive retirement plan (“SERP”) to provide participants with supplemental retirement benefits to those benefits we provide under the employee stock ownership plan and 401(k) Plan. The SERP will provide participating executives with benefits otherwise limited under the employee stock ownership plan and/or 401(k) Plan due to limitations under the Internal Revenue Code or the terms of the employee stock ownership plan loan. Specifically, the plan will provide benefits to eligible individuals (those designated by our Board of Directors) that we cannot provide under the employee stock ownership plan and/or 401(k) Plan as a result of these limitations, but that we would have provided under those plans but for these limitations. In addition to providing for benefits lost under the tax-qualified plans as a result of limitations imposed by the Internal Revenue Code, the SERP will also provide supplemental benefits to designated individuals upon a change of control prior to the complete scheduled repayment of the employee stock ownership plan loan. Generally, upon a change in control, the SERP will provide the participant with a benefit equal to the benefit the individual would have received under the employee stock ownership plan had he or she remained employed throughout the term of the loan less the benefits actually provided under the employee stock ownership plan on behalf of the participant. An individual’s benefit under the supplemental executive retirement plan will become payable upon a separation from service. At this time, we expect to designate only Mr. Fontaine as a participant in the SERP.

Benefit Plans

401(k) Profit Sharing Plan. We maintain a tax-qualified defined contribution plan with a cash or deferred arrangement (the “401(k) Plan”) for the benefit of eligible employees of Wellesley Bank. Employees become eligible to participate in the 401(k) Plan after they reach age 21 and complete one year of service in which they work at least 1,000 hours. Eligible employees begin participating in the 401(k) Plan at the beginning of the calendar month following the time they meet the eligibility requirements. Participants may make elective deferrals of compensation under the 401(k) Plan on a pre- or post-tax basis of up to 75% of their compensation, subject to limitations imposed by the Internal Revenue Code. For 2011, the pre-tax deferral contribution limit is $16,500; provided, however, that participants over age 50 may make additional elective contributions of up to $5,500 to the 401(k) Plan. Participants are always 100% vested in their elective deferral contributions. In addition to participants making elective deferral contributions under the 401(k) Plan, we currently make matching contributions at a level of 150% of the participant’s contributions up to the first 7% of the participant’s compensation. Participants fully vest in the employer matching contributions after six years of service. Participants may elect to invest their account balances under the 401(k) Plan in a number of investments. In connection with the conversion, we intend to allow participants to invest a portion of their account balances under the plan in Wellesley Bancorp common stock. We may also allow participants in the 401(k) Plan to invest future elective deferrals and employer matching contributions in the employer stock fund.

Employee Stock Ownership Plan. In connection with the offering, Wellesley Bank intends to adopt a tax-qualified employee stock ownership plan (“ESOP) for the benefit of eligible employees. Employees will become eligible to participate in the ESOP after they have reached age 21 and complete one year of service in which they work at least 1,000 hours. Eligible employees will begin participating in the ESOP on the first day of the calendar month following the time they meet the eligibility requirements. Participants will fully vest in the accounts under the ESOP after 6 years of service. Participants will also become fully vested in their accounts upon age 65, death or disability, a change in control, or termination of the plan. For eligibility and vesting purposes, all eligible employees will be given credit for prior service worked from their date of hire.

We expect to engage a third party trustee to purchase, on behalf of the ESOP, 8% of the sum of the shares of Wellesley Bancorp common stock sold in the offering and contributed to the charitable foundation (174,624, 205,440, 236,256 and 271,694 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively). We intend that the ESOP will fund its stock purchase through a loan from Wellesley Bancorp equal to 100% of the aggregate purchase price of the common stock. The ESOP trustee will repay the loan principally through Wellesley Bank’s contributions to the ESOP and, possibly, dividends paid on common stock held by the plan over a 15-year loan term. The fixed interest rate for the ESOP will be the prime rate as of the date of closing. See “Pro Forma Data.”

The trustee will hold the shares purchased in a loan suspense account and will release the shares from the suspense account on a pro rata basis as it repays the loan. The trustee will allocate the shares released among active participants on the basis of each active participant’s proportional share of compensation for the plan year. Generally, participants will receive distributions from the

ESOP upon separation from service. The plan will reallocate any unvested shares of common stock forfeited by participants upon their separation from service among the remaining participants in the plan.

Participants may direct the plan trustee how to vote the shares of common stock credited to their accounts. The plan trustee will vote all unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as it votes those shares for which participants provide instructions, subject to fulfillment of its fiduciary responsibilities as trustee.

Under applicable accounting requirements, Wellesley Bank will record a compensation expense for a leveraged employee stock ownership plan at the fair market value of the shares when they are committed to be released from the suspense account to participants’ accounts under the plan.

Equity Incentive Plan

Following the conversion, Wellesley Bank intends to adopt an equity incentive plan that will provide for grants of stock options, restricted stock and related forms of equity-based compensation. In accordance with applicable regulations, Wellesley Bank anticipates that the plan, if adopted within the first year after the offering, will authorize a number of stock options equal to 10% of the shares sold in the offering and contributed to the charitable foundation and a number of shares of restricted stock equal to 4% of the shares sold in the offering and contributed to the charitable foundation. Therefore, the number of shares reserved under the plan, if adopted within that one-year period, would range from 305,592 shares, assuming 2,182,800 shares are sold in the offering and contributed to the charitable foundation at the minimum of the offering range, to 413,448 shares, assuming 2,953,200 shares are sold in the offering and contributed to the foundation at the maximum of the offering range. If Wellesley Bank adopts the equity incentive plan more than one year after completion of the offering, Wellesley Bank would not be subject to certain government regulations limiting the number of awards it may reserve or grant under the plan or certain other requirements applicable to a plan implemented within the first year of conversion. Wellesley Bank may fund the plan with shares it purchases in the open market or with authorized, but unissued shares, of common stock. Wellesley Bank may also establish a trust to hold shares subject to the terms of the plan. In determining the source of shares transferred to participants of the plan, Wellesley Bank will consider our financial condition and results of operations, capital requirements, economic conditions and whether sufficient shares are available for purchase in the open market. The equity incentive plan will comply with all applicable regulatory requirements except to the extent waived by any applicable regulatory agency.

Director Compensation

The following table sets forth the compensation received by individuals who served as nonemployee directors of Wellesley Bank during the year ended December 31, 2010.

	Fees Earned or Paid in Cash	All Other Compensation	Total
C. Joseph Grignaffini	$21,457	$—	$21,457
Hugh J. Kelley	21,457	—	21,457
Keith A. Marden (1)	21,457	—	21,457
Theodore F. Parker	22,819	—	22,819
Leslie B. Shea	21,457	—	21,457
Edwin G. Silver	21,457	—	21,457
Robert L. Skolnick	21,457	—	21,457
Tina L. Wang	21,457	—	21,457

(1)	Mr. Marden retired as a director of Wellesley Bank effective March 15, 2011.

Retainer and Meeting Fees For Directors. The following table sets forth the applicable retainers and fees that will be paid to our directors for their service on the board of directors of Wellesley Bank for the year ending December 31, 2011.

Annual retainer for Chairman of the Board	$8,379
Annual retainer for the Clerk of the Board	7,686
Annual retainer of all other board members	6,993
Board meeting fee for Chairman of the Board	698
Board meeting fee for the Clerk of the Board	641
Board meeting fee for all other board members	583
Committee meeting fee for all directors (except for Mr. Fontaine)	8,106

Following completion of the conversion Wellesley Bancorp intends to pay its directors an annual retainer of $4,800.

Transactions with Related Persons

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans by Wellesley Bancorp to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Wellesley Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Wellesley Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit Wellesley Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee. All outstanding loans made by Wellesley Bank to its related persons (as defined under the Securities and Exchange Commission rules), were made in accordance with Wellesley Bank’s mortgage discount program which applies only to fixed- or adjustable-rate mortgage loans that are held in the portfolio of Wellesley Bank. The discount offered under this program is 50 basis points less than the published rate offered to the public. The program is offered to all full and part-time employees of Wellesley Bank and to all members of the board of directors.

Set forth below is certain information as to loans made by Wellesley Bank to certain of its directors and executive officers, or their affiliates, whose aggregate indebtedness to Wellesley Bank exceeded $120,000 at any time since January 1, 2010, and participated in the above-referenced benefit program generally available to all other employees and that does not give preference to any executive officer or director over any other employee.

Name of Individual	Loan Type	Date Originated	Original Loan Amount	Highest Balance During Fiscal 2010	Balance on December 31, 2010	Interest Rate on December 31, 2010
Thomas J. Fontaine	Residential mortgage	12/18/2009	$675,000	$673,428	$653,997	5.375%
	Home equity line of credit	11/18/2009	75,000	—	—	2.250

Eloise C. Thibault	Residential mortgage	1/3/2006	$286,200	$269,278	$264,320	3.250%
	Home equity line of credit	2/4/2009	40,000	39,937	39,886	2.250

Robert L. Skolnick	Home equity line of credit	8/7/2000	$125,000	$74,000	$66,000	2.250%

Theodore F. Parker	Residential mortgage	3/10/2009	$400,000	$395,987	$389,367	5.500%
	Home equity line of credit	12/2/2002	450,000	290,967	290,967	2.250

Leslie B. Shea	Residential mortgage	7/29/2010	$350,000	$350,000	$347,660	5.500%

Tina L. Wang	Home equity line of credit	7/21/2003	$250,000	$—	$—	2.250%

Other than as described above, all loans the principal balances of which exceeded $120,000 at any time during the year ended December 31, 2010, made by Wellesley Bank to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

In addition, loans made to a director or executive officer must be approved in advance by a majority of the disinterested members of the Board of Directors. The aggregate amount of our loans to our officers and directors and their related entities was $2.6 million at December 31, 2010. These loans were performing according to their original terms at December 31, 2010.

Pursuant to Wellesley Bancorp’s audit committee charter, the audit committee will periodically review, no less frequently than quarterly, a summary of Wellesley Bancorp’s transactions with directors and executive officers of Wellesley Bancorp and with firms that employ directors, as well as any other related person transactions, to recommend to the disinterested members of the board of directors that the transactions are fair, reasonable and within Wellesley Bancorp policy and should be ratified and approved. Also, in accordance with banking regulations and its policy, the board of directors will review all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Wellesley Bancorp’s capital and retained earnings (up to a maximum of $500,000) and such loans must be approved in advance by a majority of the disinterested members of the board of directors. Additionally, pursuant to Wellesley Bancorp’s Code of Ethics and Business Conduct, all executive officers and directors of Wellesley Bancorp must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of Wellesley Bancorp. Such potential conflicts of interest include, but are not limited to, the following: (1) Wellesley Bancorp conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with Wellesley Bancorp.

Indemnification for Directors and Officers

Wellesley Bancorp’s articles of incorporation provide that Wellesley Bancorp shall indemnify all officers, directors and employees of Wellesley Bancorp to the fullest extent permitted under Maryland law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of Wellesley Bancorp. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party to the fullest extent permitted under Maryland law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Wellesley Bancorp pursuant to its articles of incorporation or otherwise, Wellesley Bancorp has been advised by counsel that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Subscriptions by Executive Officers and Directors

The following table presents certain information as to the approximate purchases of common stock by our directors and executive officers, including their associates, if any, as defined by applicable regulations. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 30% of the shares sold in the offering. Like all of our depositors, our directors and officers have subscription rights based on their deposits. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories. These percentages reflect the shares to be issued to the charitable foundation.

	Proposed Purchases of Stock in the Offering
Name	Number of Shares	Dollar Amount	Percent of Common Stock Outstanding at Midpoint of Offering Range
Directors:
Thomas J. Fontaine	35,000	$350,000	1.4%
Nancy Marden Goodall	35,000	350,000	1.4
C. Joseph Grignaffini	20,000	200,000	*
Hugh J. Kelley	20,000	200,000	*
Theodore F. Parker	20,000	200,000	*
Leslie B. Shea	35,000	350,000	1.4
Edwin G. Silver	20,000	200,000	*
Robert L. Skolnick	20,000	200,000	*
Tina L. Wang	20,000	200,000	*

Executive Officers Who Are Not Directors:
Gary P. Culyer	5,000	50,000	*
Eloise C. Thibault	20,000	200,000	*

All directors and executive officers as a group (11 persons)	250,000	$2,500,000	9.7%

*	Less than 1.0%.

Regulation and Supervision

General

Wellesley Bank is a Massachusetts-chartered cooperative bank and will be the wholly-owned subsidiary of Wellesley Bancorp, a Maryland corporation, which will be a registered bank holding company. Wellesley Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation and by the Share Insurance Fund of the Co-Operative Central Bank for amounts in excess of the Federal Deposit Insurance Corporation insurance limits. Wellesley Bank is subject to extensive regulation by the Massachusetts Commissioner of Banks, as its chartering agency, and by the Federal Deposit Insurance Corporation, its primary federal regulator and deposit insurer. Wellesley Bank is required to file reports with, and is periodically examined by, the Federal Deposit Insurance Corporation and the Massachusetts Commissioner of Banks concerning its activities and financial condition and must obtain regulatory approvals prior to entering into certain transactions, including, but not limited to, mergers with or acquisitions of other financial institutions. As a registered bank holding company, Wellesley Bancorp will be regulated by the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board.”

The regulatory and supervisory structure establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of depositors and the deposit insurance funds, rather than for the protection of stockholders and creditors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies concerning the establishment of deposit insurance assessment fees, classification of assets and establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulatory requirements and policies, whether by the Massachusetts legislature, the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation, the Federal Reserve Board or Congress, could have a material adverse impact on the financial condition and results of operations of Wellesley Bancorp and Wellesley Bank. As is further described below, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), has significantly changed the current bank regulatory structure and may affect the lending, investment and general operating activities of depository institutions and their holding companies.

Set forth below is a summary of certain material statutory and regulatory requirements applicable to Wellesley Bancorp and Wellesley Bank. The summary is not intended to be a complete description of such statutes and regulations and their effects on Wellesley Bancorp and Wellesley Bank.

The Dodd-Frank Act

The Dodd-Frank Act will significantly change the current bank regulatory structure and affect the lending and investment activities and general operations of depository institutions and their holding companies.

The Dodd-Frank Act requires the Federal Reserve Board to establish minimum consolidated capital requirements for bank holding companies that are as stringent as those required for insured depository institutions; the components of Tier 1 capital would be restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions. In addition, the proceeds of trust preferred securities are excluded from Tier 1 capital unless (i) such securities are issued by bank holding companies with assets of less than $500 million or (ii) such securities were issued prior to May 19, 2010 by bank or savings and loan holding companies with less than $15 billion of assets. The legislation also establishes a floor for capital of insured depository institutions that cannot be lower than the standards in effect today, and directs the federal banking regulators to implement new leverage and capital requirements within 18 months. These new leverage and risk-based capital requirements must take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

The Dodd-Frank Act also creates a new Consumer Financial Protection Bureau with extensive powers to implement and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rulemaking authority for a wide range of consumer protection laws that apply to all banks and savings associations, among other things, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings associations with more than $10 billion in assets. Banks and savings associations with $10 billion or less in assets will continue to be examined for compliance with federal consumer protection and fair lending laws by their applicable primary federal bank regulators. The new legislation also weakens the federal preemption available for national banks and federal savings associations and gives state attorneys general certain authority to enforce applicable federal consumer protection laws.

The Dodd-Frank Act made many other changes in banking regulation. Those include authorizing depository institutions, for the first time, to pay interest on business checking accounts, requiring originators of securitized loans to retain a percentage of the risk for transferred loans, establishing regulatory rate-setting for certain debit card interchange fees and establishing a number of reforms for mortgage originations.

The Dodd Frank Act also broadens the base for Federal Deposit Insurance Corporation insurance assessments. The Federal Deposit Insurance Corporation was required to promulgate rules revising its assessment system so that it is based on the average consolidated total assets less tangible equity capital of an insured institution instead of deposits. That rule took effect April 1, 2011. The Dodd-Frank Act also permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2008 and provided for noninterest bearing transaction accounts with unlimited deposit insurance through December 31, 2012.

The Dodd-Frank Act increased stockholder influence over boards of directors by requiring companies to give stockholders a nonbinding vote on executive compensation and so-called “golden parachute” payments, and by authorizing the Securities and Exchange Commission to promulgate rules that would allow stockholders to nominate and solicit votes for their own candidates using a company’s proxy materials. The legislation also directed the Federal Reserve Board to promulgate rules prohibiting excessive incentive compensation paid to bank holding company executives, regardless of whether the company is publicly traded.

Many of the provisions of the Dodd-Frank Act are not yet effective, and the legislation requires various federal agencies to promulgate numerous and extensive implementing regulations over the next several years. It is therefore difficult to predict at this time what impact the new legislation and implementing regulations will have on community banks such as Wellesley Bank. Although the substance and scope of many of these regulations cannot be determined at this time, it is expected that the legislation and implementing regulations, particularly those provisions relating to the new Consumer Financial Protection Bureau, may increase our operating and compliance costs.

Massachusetts Banking Laws and Supervision

General. As a Massachusetts-chartered cooperative bank, Wellesley Bank is subject to supervision, regulation and examination by the Massachusetts Commissioner of Banks and to various Massachusetts statutes and regulations which govern, among other things, investment powers, lending and deposit-taking activities, borrowings, maintenance of surplus and reserve accounts, distribution of earnings and payment of dividends. In addition, Wellesley Bank is subject to Massachusetts consumer protection and civil rights laws and regulations. The approval of the Massachusetts Commissioner of Banks or the Massachusetts Board of Bank Incorporation is required for a Massachusetts-chartered bank to establish or close branches, merge with other financial institutions, issue stock and undertake certain other activities.

Massachusetts regulations generally allow Massachusetts banks, with appropriate regulatory approvals, to engage in activities permissible for federally chartered banks or banks chartered by another state. The Commissioner also has adopted procedures reducing regulatory burdens and expense and expediting branching by well-capitalized and well-managed banks.

Dividends. A Massachusetts stock bank may declare cash dividends from net profits not more frequently than quarterly. Noncash dividends may be declared at any time. No dividends may be declared, credited or paid if the bank’s capital stock is impaired. The approval of the Massachusetts Commissioner of Banks is required if the total of all dividends declared in any calendar year exceeds the total of its net profits for that year combined with its retained net profits of the preceding two years. Dividends from Wellesley Bancorp may depend, in part, upon receipt of dividends from Wellesley Bank. The payment of dividends from Wellesley Bank would be restricted by federal law if the payment of such dividends resulted in Wellesley Bank failing to meet regulatory capital requirements.

Loans to One Borrower Limitations. Massachusetts banking law grants broad lending authority. However, with certain limited exceptions, total obligations to one borrower may not exceed 20% of the total of the bank’s capital, surplus and undivided profits.

Loans to a Bank’s Insiders. Massachusetts banking laws prohibit any executive officer or director of a bank from borrowing or guaranteeing extensions of credit by such bank except for any of the following loans or extensions of credit with the approval of a majority of the Board of Directors: (i) loans or extension of credit, secured or unsecured, to an officer of the bank in an amount not exceeding $100,000; (ii) loans or extensions of credit intended or secured for educational purposes to an officer of the bank in an amount not exceeding $200,000; (iii) loans or extensions of credit secured by a mortgage on residential real estate to be occupied in whole or in part by the officer to whom the loan or extension of credit is made, in an amount not exceeding $750,000; and (iv) loans or extensions of credit to a director of the bank who is not also an officer of the bank in an amount permissible under the bank’s loan to one borrower limit. No such loan or extension of credit may be granted with an interest rate or other terms that are preferential in comparison to loans granted to persons not affiliated with the bank.

Investment Activities. In general, Massachusetts-chartered banks may invest in preferred and common stock of any corporation organized under the laws of the United States or any state provided such investments do not involve control of any corporation and do not, in the aggregate, exceed 4% of the bank’s deposits. Federal law imposes additional restrictions on Wellesley Bank’s investment activities. See “—Federal Regulations—Business and Investment Activities.”

Regulatory Enforcement Authority. Any Massachusetts bank that does not operate in accordance with the regulations, policies and directives of the Massachusetts Commissioner of Banks may be subject to sanctions for noncompliance, including revocation of its charter. The Massachusetts Commissioner of Banks may, under certain circumstances, suspend or remove officers or directors who have violated the law, conducted the bank’s business in an unsafe or unsound manner or contrary to the depositors’ interests or been negligent in the performance of their duties. Upon finding that a bank has engaged in an unfair or deceptive act or practice, the Massachusetts Commissioner of Banks may issue an order to cease and desist and impose a fine on the bank concerned. The Commissioner also has authority to take possession of a bank and appoint a liquidating agent under certain conditions such as an unsafe and unsound condition to transact business, the conduct of business in an unsafe or unauthorized manner or impaired capital. In addition, Massachusetts consumer protection and civil rights statutes applicable to Wellesley Bank permit private individual and class action law suits and provide for the rescission of consumer transactions, including loans, and the recovery of statutory and punitive damages and attorney’s fees in the case of certain violations of those statutes.

Insurance Fund. All Massachusetts-chartered cooperative banks are required to be members of the Co-operative Central Bank, which maintains the Share Insurance Fund that insures cooperative bank deposits in excess of federal deposit insurance coverage. The Co-operative Central Bank is authorized to charge cooperative banks an annual assessment fee on deposit balances in excess of amounts insured by the Federal Deposit Insurance Corporation. Assessment rates are based on the institution’s risk category, similar to the method currently used to determine assessments by the Federal Deposit Insurance Corporation discussed below under “—Federal Regulations—Federal Insurance of Deposit Accounts.”

Protection of Personal Information. Massachusetts has adopted regulatory requirements intended to protect personal information. The requirements, which became effective March 1, 2010, are similar to existing federal laws such as the Gramm-Leach-Bliley Act, discussed below under “—Federal Regulations—Privacy Regulations”, that require organizations to establish written information security programs to prevent identity theft. The Massachusetts regulation also contains technology system requirements, especially for the encryption of personal information sent over wireless or public networks or stored on portable devices.

Massachusetts has other statutes or regulations that are similar to certain of the federal provisions discussed below.

Federal Regulations

Capital Requirements. Under the Federal Deposit Insurance Corporation’s regulations, federally insured state-chartered banks that are not members of the Federal Reserve System (“state nonmember banks”), such as Wellesley Bank, are required to comply with minimum leverage capital requirements. For an institution not anticipating or experiencing significant growth and deemed by the Federal Deposit Insurance Corporation to be, in general, a strong banking organization rated composite 1 under Uniform Financial Institutions Ranking System, the minimum capital leverage requirement is a ratio of Tier 1 capital to total assets of 3.0%. For all other institutions, the minimum leverage capital ratio is not less than 4.0%. Tier 1 capital is the sum of common stockholder’s equity, noncumulative perpetual preferred stock (including any related surplus) and minority investments in certain subsidiaries, less intangible assets (except for certain servicing rights and credit card relationships) and certain other specified items.

Federal Deposit Insurance Corporation regulations also require state nonmember banks to maintain certain ratios of regulatory capital to regulatory risk-weighted assets, or “risk-based capital ratios.” Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0.0% to 100.0%. State nonmember banks must maintain a minimum ratio of total capital to risk-weighted assets of at least 8.0%, of which at least one-half must be Tier 1 capital. Total capital consists of Tier 1 capital plus Tier 2 or supplementary capital items, which include allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative preferred stock, subordinated debentures and certain other capital instruments, and a portion of the net unrealized gain on equity securities. The includable amount of Tier 2 capital cannot exceed the amount of the institution’s Tier 1 capital.

Standards for Safety and Soundness. As required by statute, the federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit system, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings, compensation, fees and benefits and, more recently, safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

Business and Investment Activities. Under federal law, all state-chartered Federal Deposit Insurance Corporation-insured banks have been limited in their activities as principal and in their debt and equity investments to the type and the amount authorized for national banks, notwithstanding state law. Federal law permits exceptions to these limitations. For example, certain state-chartered cooperative banks may, with Federal Deposit Insurance Corporation approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange or the Nasdaq Global Market and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. The maximum permissible investment is the lesser of 100.0% of Tier 1 capital or the maximum amount permitted by Massachusetts law. Any such grandfathered authority may be terminated upon the Federal Deposit Insurance Corporation’s determination that such investments pose a safety and soundness risk or upon the occurrence of certain events such as the cooperative bank’s conversion to a different charter.

The Federal Deposit Insurance Corporation is also authorized to permit state banks to engage in state authorized activities or investments not permissible for national banks (other than nonsubsidiary equity investments) if they meet all applicable capital requirements and it is determined that such activities or investments do not pose a significant risk to the Federal Deposit Insurance Corporation insurance fund. The Federal Deposit Insurance Corporation has adopted regulations governing the procedures for institutions seeking approval to engage in such activities or investments. The Gramm-Leach-Bliley Act of 1999 specified that a state bank may control a subsidiary that engages in activities as principal that would only be permitted for a national bank to conduct in a “financial subsidiary,” if a bank meets specified conditions and deducts its investment in the subsidiary for regulatory capital purposes.

Prompt Corrective Regulatory Action. Federal law requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

The Federal Deposit Insurance Corporation has adopted regulations to implement the prompt corrective action legislation. An institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater and a leverage ratio of 5.0% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 4.0% or greater, and generally a leverage ratio of 4.0% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 4.0%, or generally a leverage ratio of less than 4.0%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 3.0%, or a leverage ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%.

“Undercapitalized” banks must adhere to growth, capital distribution (including dividend) and other limitations and are required to submit a capital restoration plan. A bank’s compliance with such a plan must be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional measures, including, but not limited to, a required sale of sufficient voting stock to become adequately capitalized, a requirement to reduce total assets, cessation of taking deposits from correspondent banks, the dismissal of directors or officers and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

Transactions with Affiliates. Transactions between a bank (and, generally, its subsidiaries) and its related parties or affiliates are limited by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a bank is any company or entity that controls, is controlled by or is under common control with the bank. In a holding company context, the parent bank holding company and any companies which are controlled by such parent holding company are affiliates of the bank. Generally, Sections 23A and 23B of the Federal Reserve Act limit the extent to which the bank or its subsidiaries may engage in “covered transactions” with any one affiliate to 10% of such institution’s capital stock and surplus and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such institution’s capital stock and surplus. The term “covered transaction” includes the making of loans, purchase of assets, issuance of a guarantee and similar transactions. In addition, loans or other extensions of credit by the institution to the affiliate are required to be collateralized in accordance with specified requirements. The law also requires that affiliate transactions be on terms and conditions that are substantially the same, or at least as favorable to the institution, as those provided to nonaffiliates.

The Sarbanes-Oxley Act of 2002 generally prohibits loans by a company to its executive officers and directors. The law contains a specific exception for loans by a depository institution to its executive officers and directors in compliance with federal banking laws, assuming such loans are also permitted under the law of the institution’s chartering state. Under such laws, a bank’s authority to extend credit to executive officers, directors and 10% stockholders (“insiders”), as well as entities such persons control, is restricted. The law limits both the individual and aggregate amount of loans that may be made to insiders based, in part, on the bank’s capital position and requires certain board approval procedures to be followed. Such loans are required to be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. Loans to executive officers are further limited to loans of specific types and amounts.

Enforcement. The Federal Deposit Insurance Corporation has extensive enforcement authority over insured state banks, including Wellesley Bank. That enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, enforcement actions may be initiated in response to violations of laws and regulations and unsafe or unsound practices. The Federal Deposit Insurance Corporation also has authority under federal law to appoint a conservator or receiver for an insured bank under certain circumstances. The Federal Deposit Insurance Corporation is required, with certain exceptions, to appoint a receiver or conservator for an insured state nonmember bank if that bank was “critically undercapitalized” on average during the calendar quarter beginning 270 days after the date on which the institution became “critically undercapitalized.”

Federal Insurance of Deposit Accounts. Deposit accounts in Wellesley Bank are insured by the Federal Deposit Insurance Corporation’s Deposit Insurance Fund, generally up to a maximum of $250,000 per separately insured depositor, pursuant to changes made permanent by the Dodd-Frank Act. The Dodd-Frank Act also extended unlimited deposit insurance on noninterest bearing transaction accounts through December 31, 2012. The Federal Deposit Insurance Corporation assesses insured depository institutions to maintain the Deposit Insurance Fund. No institution may pay a dividend if in default of its deposit insurance assessment.

Under the Federal Deposit Insurance Corporation’s risk-based assessment system, insured institutions are assigned to a risk category based on supervisory evaluations, regulatory capital levels and other factors. An institution’s assessment rate depends upon the category to which it is assigned and certain adjustments specified by the Federal Deposit Insurance Corporation, with less risky institutions paying lower assessments. Until recently, assessment rates ranged from seven to 77.5 basis points of assessable deposits.

On February 7, 2011, as required by the Dodd-Frank Act, the Federal Deposit Insurance Corporation published a final rule to revise the deposit insurance assessment system. The rule, which took effect April 1, 2011, changes the assessment base used for calculating deposit insurance assessments from deposits to total assets less tangible (Tier 1) capital. Since the new base is larger than the previous base, the Federal Deposit Insurance Corporation also lowered assessment rates so that the rule would not significantly alter the total amount of revenue collected from the industry. The range of adjusted assessment rates is now 2.5 to 45 basis points of the new assessment base. The rule is expected to benefit smaller financial institutions, which typically rely more on deposits for funding, and shift more of the burden for supporting the insurance fund to larger institutions, which are thought to have greater access to nondeposit funding.

As part of its plan to restore the Deposit Insurance Fund in the wake of a large number of bank failures following the recent financial crisis, the Federal Deposit Insurance Corporation imposed a special assessment of five basis points for the second quarter of 2009. In addition, the Federal Deposit Insurance Corporation required all insured institutions to prepay their quarterly assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012. In calculating the required prepayment, the Federal Deposit Insurance Corporation assumed a 5% annual growth in the assessment base and applied a three basis point increase in assessment rates effective January 1, 2011. Wellesley Bank’s pre-payment of $1.1 million was recorded as a prepaid expense at December 31, 2009 and is being amortized to expense over three years.

In addition to Federal Deposit Insurance Corporation assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, through the Federal Deposit Insurance Corporation, assessments for costs related to bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. During the calendar year ended December 31, 2010, Wellesley Bank paid $21,000 in fees related to the FICO.

The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The Federal Deposit Insurance Corporation must seek to achieve the 1.35% ratio by September 30, 2020. In setting the assessments necessary to achieve the 1.35% ratio, the Federal Deposit Insurance Corporation is supposed to offset the effect of the increased ratio on insured institutions with assets of less than $10 billion. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the Federal Deposit Insurance Corporation. The Federal Deposit Insurance Corporation has recently exercised that discretion by establishing a long range fund ratio of 2%.

A material increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Wellesley Bank. Management cannot predict what insurance assessment rates will be in the future.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. We do not know of any practice, condition or violation that might lead to termination of Wellesley Bank’s deposit insurance.

Community Reinvestment Act. Under the Community Reinvestment Act (“CRA”), a bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community. The CRA does require the Federal Deposit Insurance Corporation, in connection with its examination of a bank, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications to establish or acquire branches and merge with other depository institutions. The CRA requires the Federal Deposit Insurance Corporation to provide a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. Wellesley Bank’s most recent Federal Deposit Insurance Corporation CRA rating was “Satisfactory.”

Massachusetts has its own statutory counterpart to the CRA which is also applicable to Wellesley Bank. The Massachusetts version is generally similar to the CRA but utilizes a five-tiered descriptive rating system. The Massachusetts Commissioner of Banks is required to consider a bank’s record of performance under the Massachusetts law in considering any application by the bank to establish a branch or other deposit-taking facility, relocate an office or to merge or consolidate with or acquire the assets and assume the liabilities of any other banking institution. Wellesley Bank’s most recent rating under Massachusetts law was “Satisfactory.”

Federal Reserve System. The Federal Reserve Board regulations require savings institutions to maintain noninterest earning reserves against their transaction accounts (primarily Negotiable Order of Withdrawal (NOW) and regular checking accounts). The regulations generally provide that reserves be maintained against aggregate transaction accounts as follows: a 3% reserve ratio is assessed on net transaction accounts up to and including $58.8 million; a 10% reserve ratio is applied above $58.8 million. The first $10.7 million of otherwise reservable balances are exempted from the reserve requirements. The amounts are adjusted annually. Wellesley Bank complies with the foregoing requirements.

Federal Home Loan Bank System. Wellesley Bank is a member of the Federal Home Loan Bank System, which consists of twelve regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions as well as other entities involved in home mortgage lending. As a member of the Federal Home Loan Bank of Boston, Wellesley Bank is required to acquire and hold a specified amount of shares of capital stock in the Federal Home Loan Bank of Boston. As of June 30, 2011, Wellesley Bank was in compliance with this requirement.

The Federal Home Loan Bank of Boston suspended its dividend payment for the first quarter of 2009 and did not pay a dividend through 2010. The Federal Home Loan Bank has paid dividends in 2011 that are considerably less than those paid prior to 2009.

Other Regulations

Some interest and other charges collected or contracted by Wellesley Bank are subject to state usury laws and federal laws concerning interest rates and charges. Wellesley Bank’s operations also are subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•

Real Estate Settlement Procedures Act, requiring that borrowers for mortgage loans for one- to four-family residential real estate receive various disclosures, including good faith estimates of settlement costs, lender servicing and escrow account practices, and prohibiting certain practices that increase the cost of settlement services;

•

Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed, or other prohibited factors in extending credit;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies; and

•	Fair Debt Collection Practices Act, governing the manner in which consumer debts may be collected by collection agencies; and

The operations of Wellesley Bank also are subject to the:

•

Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•

Electronic Funds Transfer Act and Regulation E promulgated thereunder, that govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•

Gramm-Leach-Bliley Act privacy statute which requires each depository institution to disclose its privacy policy, identify parties with whom certain nonpublic customer information is shared and provide customers with certain rights to “opt out” of disclosure to certain third parties; and

•

Title III of The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the “USA PATRIOT Act”), which significantly expanded the responsibilities of financial institutions, in preventing the use of the United States financial system to fund terrorist activities. Among other things, the USA PATRIOT Act and the related regulations required banks operating in the United States to develop anti-money laundering compliance programs, due diligence policies and controls to facilitate the detection and reporting of money laundering.

Holding Company Regulation

Wellesley Bancorp, as a bank holding company, will be subject to examination, supervision, regulation, and periodic reporting under the Bank Holding Company Act of 1956, as amended, as administered by the Federal Reserve Board. Wellesley Bancorp is required to obtain the prior approval of the Federal Reserve Board to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior Federal Reserve Board approval would be required for Wellesley Bancorp to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if it would, directly or indirectly, own or control more than 5% of any class of voting shares of the bank or bank holding company.

A bank holding company is generally prohibited from engaging in, or acquiring, direct or indirect control of more than 5% of the voting securities of any company engaged in nonbanking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be closely related to banking are: (i) making or servicing loans; (ii) performing certain data processing services; (iii) providing securities brokerage services; (iv) acting as fiduciary, investment or financial advisor; (v) leasing personal or real property under certain conditions; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings association.

The Gramm-Leach-Bliley Act of 1999 authorizes a bank holding company that meets specified conditions, including depository institutions subsidiaries that are “well capitalized” and “well managed,” to opt to become a “financial holding company.” A “financial holding company” may engage in a broader array of financial activities than permitted a typical bank holding company. Such activities can include insurance underwriting and investment banking. Wellesley Bancorp does not anticipate opting for “financial holding company” status at this time.

Wellesley Bancorp will be subject to the Federal Reserve Board’s consolidated capital adequacy guidelines for bank holding companies. Traditionally, those guidelines have been structured similarly to the regulatory capital requirements for the subsidiary depository institutions, but were somewhat more lenient. For example, the holding company capital requirements allowed inclusion of certain instruments in Tier 1 capital that are not includable at the institution level. As previously noted, the Dodd-Frank Act requires that the guidelines be amended so that they are at least as stringent as those required for the subsidiary depository institutions. See “—General —The Dodd-Frank Act.”

A bank holding company is generally required to give the Federal Reserve Board prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. The Federal Reserve Board has adopted an exception to that approval requirement for well-capitalized bank holding companies that meet certain other conditions.

The Federal Reserve Board has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the Federal Reserve Board’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve Board’s policies also require that a bank holding company serve as a source of financial strength to its subsidiary banks by using available resources to provide capital funds during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. The Dodd-Frank Act codified the source of strength policy and requires the promulgation of implementing regulations. Under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. These regulatory policies could affect the ability of Wellesley Bancorp to pay dividends or otherwise engage in capital distributions.

The Federal Deposit Insurance Act makes depository institutions liable to the Federal Deposit Insurance Corporation for losses suffered or anticipated by the insurance fund in connection with the default of a commonly controlled depository institution or any assistance provided by the Federal Deposit Insurance Corporation to such an institution in danger of default. That law would have potential applicability if Wellesley Bancorp ever held as a separate subsidiary a depository institution in addition to Wellesley Bank.

Wellesley Bancorp and Wellesley Bank will be affected by the monetary and fiscal policies of various agencies of the United States Government, including the Federal Reserve System. In view of changing conditions in the national economy and in the money markets, it is impossible for management to accurately predict future changes in monetary policy or the effect of such changes on the business or financial condition of Wellesley Bancorp or Wellesley Bank.

The status of Wellesley Bancorp as a registered bank holding company under the Bank Holding Company Act will not exempt it from certain federal and state laws and regulations applicable to corporations generally, including, without limitation, certain provisions of the federal securities laws.

Massachusetts Holding Company Regulation. Under Massachusetts banking laws, a company owning or controlling two or more banking institutions, including a cooperative bank, is regulated by the Massachusetts Division of Banks as a bank holding company. Each such bank holding company: (i) must obtain the approval of the Massachusetts Board of Bank Incorporation before engaging in certain transactions, such as the acquisition of more than 5% of the voting stock of another banking institution; (ii) must register, and file reports, with the Massachusetts Division of Banks; and (iii) is subject to examination by the Division of Banks. Wellesley Bancorp would become a bank holding company regulated by the Massachusetts Division of Banks if it acquires a second banking institution and holds and operates it separately from Wellesley Bank.

Federal Securities Laws. Our common stock is registered with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended. We are subject to information, proxy solicitation, insider trading restrictions, and other requirements under the Exchange Act.

Federal and State Taxation

Federal Income Taxation

General. We report our income on a fiscal year basis using the accrual method of accounting. The federal income tax laws apply to us in the same manner as to other corporations with some exceptions, including particularly our reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to us. Our federal income tax returns have not been audited in the most recent five year period. For its 2010 fiscal year, Wellesley Bank’s maximum federal income tax rate was 34%.

Bad Debt Reserves. For fiscal years beginning before June 30, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and required savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. Approximately $820,000 of our accumulated bad debt reserves would not be recaptured into taxable income unless Wellesley Bank makes a “nondividend distribution” to Wellesley Bancorp as described below.

Distributions. If Wellesley Bank makes “nondividend distributions” to Wellesley Bancorp, the distributions will be considered to have been made from Wellesley Bank’s unrecaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1987, to the extent of the “nondividend distributions,” and then from Wellesley Bank’s supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Wellesley Bank’s taxable income. Nondividend distributions include distributions in excess of Wellesley Bank’s current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Wellesley Bank’s current or accumulated earnings and profits will not be so included in Wellesley Bank’s taxable income.

The amount of additional taxable income triggered by a nondividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Wellesley Bank makes a nondividend distribution to Wellesley Bancorp, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 34% federal corporate income tax rate. Wellesley Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

State Taxation

Financial institutions in Massachusetts file combined income tax returns with affiliated companies that are not security corporations. The Massachusetts excise tax rate for cooperative banks is currently 9.5% of federal taxable income, adjusted for certain items and will be 9.0% for years beginning after December 31, 2011. Taxable income includes gross income as defined under the Internal Revenue Code, plus interest from bonds, notes and evidences of indebtedness of any state, including Massachusetts, less deductions, but not the credits, allowable under the provisions of the Internal Revenue Code, except for those deductions relating to dividends received and income or franchise taxes imposed by a state or political subdivision. Carryforwards and carrybacks of net operating losses and capital losses are not allowed. Wellesley Bank’s state tax returns, as well as those of its subsidiaries, are not currently under audit.

A financial institution or business corporation is generally entitled to special tax treatment as a “security corporation” under Massachusetts law provided that: (a) its activities are limited to buying, selling, dealing in or holding securities on its own behalf and not as a broker; and (b) it has applied for, and received, classification as a “security corporation” by the Commissioner of the Massachusetts Department of Revenue. A security corporation that is also a bank holding company under the Internal Revenue Code must pay a tax equal to 0.33% of its gross income. A security corporation that is not a bank holding company under the Internal Revenue Code must pay a tax equal to 1.32% of its gross income. Wellesley Bank’s wholly-owned subsidiary, Wellesley Securities Corporation, is a Massachusetts securities corporation.

The Conversion and Stock Offering

Wellesley Bank’s board of directors has approved the plan of conversion. The Massachusetts Commissioner of Banks has conditionally approved the plan of conversion and the Federal Deposit Insurance Corporation has conditionally provided its nonobjection to the plan of conversion. However, this conditional approval and nonobjection does not constitute a recommendation or endorsement of the plan of conversion by either regulatory agency.

General

On July 20, 2011, the board of directors of Wellesley Bank unanimously adopted a plan of conversion according to which Wellesley Bank will convert from a Massachusetts mutual cooperative bank to a Massachusetts stock cooperative bank and become a wholly-owned subsidiary of Wellesley Bancorp, a newly formed Maryland corporation. Wellesley Bancorp will offer 100% of its common stock to qualifying depositors of Wellesley Bank in a subscription offering and, if necessary, to members of the general public through a community offering and/or a syndicate of registered broker-dealers. The Massachusetts Commissioner of Banks has conditionally approved the plan of conversion and the Federal Deposit Insurance Corporation has conditionally provided its nonobjection to the plan of conversion, subject to the fulfillment of certain conditions.

The plan of conversion also provides for the establishment of the Wellesley Bank Charitable Foundation and the funding of the foundation by Wellesley Bancorp in an amount equal to 8% of the gross offering proceeds, 87.5% of which will be funded with Wellesley Bancorp common stock and 12.5% of which will be cash (193,200 shares and $276,000 in cash at the maximum of the offering range). The establishment and funding of the foundation is subject to a separate vote of Wellesley Bank’s depositors.

The following is a brief summary of the pertinent aspects of the conversion. A copy of the plan of conversion is available from Wellesley Bank upon request and is available for inspection at the offices of Wellesley Bank and at the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation. The plan of conversion is also filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Reasons for the Conversion and Offering

The primary reasons for the conversion and related stock offering are to:

•	increase the capital of Wellesley Bank to support future lending and operational growth;

•	enhance profitability and earnings through reinvesting and leveraging the proceeds, primarily through traditional funding and lending activities;

•	support future branching activities;

•	retain and attract qualified personnel by establishing stock-based benefit plans;

•	increase our philanthropic endeavors to the community we serve through the formation and funding of the Wellesley Bank Charitable Foundation; and

•	support the future acquisition of other financial institutions or financial services companies.

As a stock holding company, Wellesley Bancorp will have greater flexibility than Wellesley Bank now has in structuring mergers and acquisitions, including the consideration paid in a transaction. Our current mutual cooperative bank structure, by its nature, limits our ability to offer any common stock as consideration in a merger or acquisition. Our new stock holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by better enabling us to offer stock or cash consideration, or a combination of the two. We currently do not have any agreement or understanding as to any specific acquisition.

Effects of Conversion to Stock Form

General. Each depositor in Wellesley Bank currently has both a deposit account in the institution and a pro rata ownership interest in the net worth of Wellesley Bank based upon the balance in his or her account. However, this ownership interest is tied to the depositor’s account and has no value separate from such deposit account. Furthermore, this ownership interest may only be realized in the unlikely event that Wellesley Bank is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Wellesley Bank after other claims are paid. Any depositor who opens a deposit account at Wellesley Bank obtains a pro rata ownership interest in the net worth of Wellesley Bank without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest in the net worth of Wellesley Bank, which is lost to the extent that the balance in the account is reduced.

When a mutual cooperative bank converts to stock holding company form, depositors lose all rights to the net worth of the mutual cooperative bank, except the right to claim a pro rata share of funds representing the liquidation account established in connection with the conversion. Additionally, permanent nonwithdrawable capital stock is created and offered to depositors which represents the ownership of the institution’s net worth. The common stock of Wellesley Bancorp is separate and apart from deposit accounts and cannot be and is not insured by the Federal Deposit Insurance Corporation, any other governmental agency or the Share Insurance Fund. Certificates are issued to evidence ownership of the permanent stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold in the institution.

Continuity. While the conversion and offering are being accomplished, the normal business of Wellesley Bank will continue without interruption, including being regulated by the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation. After the conversion and offering, Wellesley Bank will continue to provide services for depositors and borrowers under its current policies by its present management and staff. The directors of Wellesley Bank at the time of conversion will serve as directors of Wellesley Bank after the conversion and offering. The initial board of directors of Wellesley Bancorp is composed of the individuals who serve on the board of directors of Wellesley Bank. All officers of Wellesley Bank at the time of conversion will retain their positions after the conversion and offering.

Deposit Accounts and Loans. Wellesley Bank’s deposit accounts, account balances and existing Federal Deposit Insurance Corporation and Share Insurance Fund of The Co-operative Central Bank insurance coverage of deposit accounts will not be affected by the conversion. Furthermore, the conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with Wellesley Bank.

Effect on Voting Rights. Voting rights in Wellesley Bank, as a mutual cooperative bank, belong to its depositors. After the conversion, depositors will no longer have voting rights in Wellesley Bank and, therefore, will no longer be able to elect directors of Wellesley Bank or control its affairs. Instead, Wellesley Bancorp, as the sole stockholder of Wellesley Bank, will possess all voting rights in Wellesley Bank. The holders of the common stock of Wellesley Bancorp will possess all voting rights in Wellesley Bancorp. Depositors of Wellesley Bank will not have voting rights after the conversion except to the extent that they become stockholders of Wellesley Bancorp by purchasing common stock.

Liquidation Account. In the unlikely event of a complete liquidation of Wellesley Bank before the conversion, each depositor in Wellesley Bank would receive a pro rata share of any assets of Wellesley Bank remaining after payment of claims of all creditors, including the claims of all depositors up to the withdrawal value of their accounts. Each depositor would receive a pro rata share of the remaining assets in the same proportion as the value of his or her deposit account to the total value of all deposit accounts in Wellesley Bank at the time of liquidation.

After the conversion, holders of withdrawable deposits in Wellesley Bank, including certificates of deposit, will not be entitled to share in any residual assets upon liquidation of Wellesley Bank. However, under applicable regulations, Wellesley Bank will, at the time of the conversion, establish a liquidation account in an amount equal to its total net worth as of the date of the latest statement of financial condition contained in the final prospectus relating to the conversion.

Wellesley Bank will maintain the liquidation account after the conversion for the benefit of eligible account holders and supplemental eligible account holders who retain their savings accounts in Wellesley Bank. Each eligible account holder and supplemental account holder will, with respect to each deposit account held, have a related inchoate interest in a sub-account portion of the liquidation account balance.

The initial sub-account balance for a savings account held by an eligible account holder or a supplemental eligible account holder will be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the holder’s “qualifying deposit” in the deposit account and the denominator is the total amount of the “qualifying deposits” of all eligible or supplemental eligible account holders. The initial subaccount balance will not be increased, but it will be decreased as provided below.

If the deposit balance in any deposit account of an eligible account holder or supplemental eligible account holder at the close of business on any annual closing day of Wellesley Bank (which is December 31) after April 30, 2010 or June 30, 2011, is less than the lesser of the deposit balance in a deposit account at the close of business on any other annual closing date after April 30, 2010 or June 30, 2011, or the amount of the “qualifying deposit” in a savings account on April 30, 2010 or April 30, 2011, then the subaccount balance for a savings account will be adjusted by reducing the subaccount balance in an amount equal to such reduction in the savings balance. Once reduced, the subaccount balance will not be subsequently increased, notwithstanding any increase in the savings balance of the related savings account. If any savings account is closed, the related subaccount balance will be reduced to zero.

Upon a complete liquidation of Wellesley Bank, each eligible account holder and supplemental account holder will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for deposit account(s) held by the holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of savings accounts and other liabilities or similar transactions with another federally insured institution in which Wellesley Bank is not the surviving institution will be considered to be a complete liquidation. In any of these transactions, the liquidation account will be assumed by the surviving institution.

In the unlikely event Wellesley Bank is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to Wellesley Bancorp as sole stockholder of Wellesley Bank. There are no plans to liquidate either Wellesley Bank or Wellesley Bancorp in the future.

Material Income Tax Consequences

In connection with the conversion, we have received an opinion of counsel with respect to federal tax laws that no gain or loss will be recognized by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We believe that the tax opinion summarized below addresses all material federal income tax consequences that are generally applicable to persons receiving subscription rights.

Kilpatrick Townsend & Stockton LLP has issued an opinion to us that, for federal income tax purposes:

•

the conversion of Wellesley Bank from the mutual to the stock form of organization will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code, and no gain or loss will be recognized by account holders and no gain or loss will be recognized by Wellesley Bank by reason of such conversion;

•	no gain or loss will be recognized by Wellesley Bancorp upon the sale of shares of common stock in the offering;

•

it is more likely than not that the fair market value of the nontransferable subscription rights to purchase shares of common stock of Wellesley Bancorp to be issued to eligible account holders, supplemental eligible account holders and other recipients of subscription rights is zero and, accordingly, that no income will be realized by eligible account holders, supplemental eligible account holders and other recipients of subscription rights upon the issuance to them of the subscription rights or upon the exercise of the subscription rights; and

•

it is more likely than not that the tax basis to the holders of shares of common stock purchased in the stock offering pursuant to the exercise of the subscription rights will be the amount paid therefor, and that the holding period for such shares of common stock will begin on the date of completion of the stock offering.

The reasoning in support of Kilpatrick Townsend & Stockton LLP’s statement set forth in the third and fourth bullet points above is set forth below. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights have a market value. Counsel also noted that the subscription rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase our common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock.

Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

The opinion of Kilpatrick Townsend & Stockton LLP is filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Subscription Offering and Subscription Rights

General. Under the plan of conversion, we have granted rights to subscribe for Wellesley Bancorp common stock to the following persons in the following order of priority:

•	Persons with deposits in Wellesley Bank with balances aggregating $50 or more (“qualifying deposits”) as of the close of business on April 30, 2010 (“eligible account holders”).

•	Persons with qualifying deposits in Wellesley Bank as of the close of business on June 30, 2011 (“supplemental eligible account holders”), other than our officers, directors and their associates.

•	Our employee stock ownership plan.

•	Officers, directors and employees of Wellesley Bank who do not have a higher priority right.

Unlike our employee stock ownership plan, our 401(k) Plan has not been granted priority subscription rights. Accordingly, a 401(k) plan participant who elects to purchase shares in the offering through self-directed purchases within the 401(k) plan will receive the same subscription priority, and be subject to the same purchase limitations, as if the participant had elected to purchase shares using funds outside the 401(k) plan.

The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having priority rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion. See “—Limitations on Purchases of Shares.” All persons on a joint account will be counted as a single depositor for purposes of determining the maximum amount that may be subscribed for by owners of a joint account.

We will strive to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you have an ownership interest.

Category 1: Eligible Account Holders. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” each eligible account holder has the right to subscribe for up to the greater of:

•	$200,000 of common stock (which equals 20,000 shares);

•	one-tenth of 1% of the total offering of common stock; or

•

15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders.

If there are insufficient shares to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled. Unless waived by the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation, subscription rights of eligible account holders who are also executive officers or directors of Wellesley Bank or their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in Wellesley Bank in the one year period preceding April 30, 2010.

To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at April 30, 2010. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

Category 2: Supplemental Eligible Account Holders. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” each supplemental eligible account holder has the right to subscribe for up to the greater of:

•	$200,000 of common stock (which equals 20,000 shares);

•	one-tenth of 1% of the total offering of common stock; or

•

15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders.

If eligible account holders subscribe for all of the shares being sold, no shares will be available for supplemental eligible account holders. If shares are available for supplemental eligible account holders but there are insufficient shares to satisfy all subscriptions by supplemental eligible account holders, shares first will be allocated so as to permit each subscribing supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining supplemental eligible account holders whose subscriptions remain unfilled.

To ensure a proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts in which such supplemental eligible account holder had an ownership interest at June 30, 2011. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

Category 3: Tax-Qualified Employee Benefit Plans. Our tax-qualified employee benefit plans (other than our 401(k) plan) have the right to purchase up to 10% of the shares of common stock sold in the offering and contributed to the charitable foundation. As a tax-qualified employee benefit plan, our employee stock ownership plan intends to purchase 8% of the sum of the shares sold in the offering and contributed to the charitable foundation. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased by any other participants in the offering, including subscriptions by our officers and directors, for the purpose of applying the purchase limitations in the plan of conversion. If eligible account holders and supplemental eligible account holders subscribe for all of the shares being sold, no shares will be available for our tax-qualified employee benefit plans. However, if we increase the number of shares offered above the maximum of the offering range, the employee stock ownership plan will have a first priority right to purchase any shares exceeding that amount up to 10% of the common stock issued in the offering and contributed to the charitable foundation. If the plan’s subscription is not filled in its entirety, the employee stock ownership plan may purchase shares in the open market or may purchase shares directly from us.

Category 4: Other Members. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” each employee, officer and director of Wellesley Bank at the time of the offering who is not eligible in the preceding priority categories has the right to purchase $200,000 of common stock (which equals 20,000 shares); provided, however, that the aggregate number of shares of common stock that may be purchased by employees, officers and directors in the conversion is limited to 30% of the total number of shares of common stock sold in the offering and contributed to the charitable foundation (including shares purchased by employees, officers and directors under this category and under the preceding priority categories, but not including shares purchased by the employee stock ownership plan). If eligible account holders, supplement eligible account holders and the employee stock ownership plan subscribe for all of the shares being sold, no shares will be available for persons in this category. If shares are available for persons in this category but there are not sufficient shares to satisfy all subscriptions by such persons, shares will be allocated among such subscribing persons on an equitable basis, such as by giving weight to the order size, period of service, compensation and position of the individual subscriber.

Expiration Date for the Subscription Offering. The subscription offering, and all subscription rights under the plan of conversion, will terminate at __:00 p.m., Eastern time, on [Expiration Date]. We will not accept orders for common stock in the subscription offering received after the expiration date. We will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights; however, all subscription rights will expire on the expiration date whether or not we have been able to locate each person entitled to subscription rights.

Massachusetts regulations require that we complete the sale of common stock within 45 days after the close of the subscription offering. If the sale of the common stock is not completed within that period, all funds received will be returned promptly with interest at our passbook savings rate and without deduction, and all withdrawal authorizations will be canceled unless we receive approval of the Massachusetts Commissioner of Banks and Federal Deposit Insurance Corporation to extend the time for completing the offering. If regulatory approval of an extension of the time period has been granted, we will notify all subscribers of the extension and of the duration of any extension that has been granted, and subscribers will have the right to modify or rescind their orders. If we do not receive an affirmative response from a subscriber to modify their order, the subscriber’s order will be rescinded and all funds received will be promptly returned with interest and without deduction, or withdrawal authorizations will be canceled.

Persons in Nonqualified States. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of conversion reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States in which (1) only a small number of persons otherwise eligible to subscribe for shares of common stock reside; (2) the granting of subscription rights or the offer or sale of shares to such person would require that we or our officers or directors register as a broker, dealer, salesman or selling agent under the securities laws of the state, or register or otherwise qualify the subscription rights or common stock for sale or qualify as a foreign corporation or file a consent to service of process; or (3) we determine that compliance with that state’s securities laws would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares. Subscription rights are nontransferable. You may not transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of your subscription rights issued under the plan of conversion or the shares of common stock to be issued upon exercise of your subscription rights. Your subscription rights may be exercised only by you and only for your own account. If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares. Federal and state regulations also prohibit any person from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or shares of common stock before the completion of the offering.

If you sell or otherwise transfer your rights to subscribe for common stock in the subscription offering or subscribe for common stock on behalf of another person, you may forfeit those rights and face possible further sanctions and penalties imposed by the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation or another agency of the U.S. Government. We will pursue any and all legal and equitable remedies if we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights.

Community Offering

To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, we may offer shares in a community offering to the following persons in the following order of priority:

•	First priority to natural persons who are residents of the municipalities of Wellesley, Dover, Needham, Newton, Natick and Weston; and

•	Second priority to other persons to whom we deliver a prospectus.

We will consider persons to be residents of the above listed municipalities if they occupy a dwelling in the municipality and have established an ongoing physical presence in the municipality that is not merely transitory in nature. We may utilize depositor or loan records or other evidence provided to us to make a determination as to whether a person is a resident of such municipalities. In all cases, the determination of residence status will be made by us in our sole discretion.

Stock sold in the direct community offering will be offered and sold in a manner to achieve a wide distribution of the stock. Each person may purchase up to $200,000 of common stock, subject to the overall maximum purchase limitations. Allocation of shares if an oversubscription occurs in this category of the offering will give preference to natural persons residing in the municipalities of Wellesley, Dover, Needham, Newton, Natick and Weston, such that each such person may receive 100 shares, and thereafter, on a pro rata basis to such persons based on the amount of their respective subscriptions or other reasonable basis until all available shares have been allocated. If shares remain after filling all subscriptions of persons living in the municipalities of Wellesley, Dover, Needham, Newton, Natick and Weston and an oversubscription occurs among other persons in this category of the offering, the allocation process to cover orders for such other persons shall be the same as described for natural persons residing in the municipalities of Wellesley, Dover, Needham, Newton, Natick and Weston.

The direct community offering, if any, may commence concurrently with or subsequent to the commencement of the subscription offering and shall be for a period of not more than 45 days unless extended by Wellesley Bancorp, with the approval of the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation. If we receive regulatory approval for an extension, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will have the right to confirm, increase, decrease or rescind their orders. If we do not receive an affirmative response from a subscriber to confirm, increase or decrease their order, the subscriber’s order will be rescinded and all funds received will be promptly returned with interest. We may terminate the direct community offering at any time after we have received orders for at least the minimum number of shares available for purchase in the offering.

The opportunity to subscribe for shares of common stock in the community offering is subject to our right in our sole discretion to accept or reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Syndicated Offering

The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated offering to be managed by Sandler O’Neill + Partners, L.P., acting as our agent. In such capacity, Sandler O’Neill + Partners, L.P. may form a syndicate of other brokers-dealers who are member firms of the Financial Industry Regulatory Authority (“FINRA”). Neither Sandler O’Neill + Partners, L.P. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated offering; however, Sandler O’Neill + Partners, L.P. has agreed to use its best efforts in the sale of shares in any syndicated offering. The syndicated offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation. See “—Community Offering” above for a discussion of rights of subscribers if an extension is granted.

Common stock sold in the syndicated offering also will be sold at the $10.00 per share purchase price. Purchasers in the syndicated offering are eligible to purchase up to $200,000 of common stock (which equals 20,000 shares). We may begin the syndicated offering at any time following the commencement of the subscription offering.

The opportunity to subscribe for shares of common stock in the syndicated offering is subject to our right in our sole discretion to accept or reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

The syndicated offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Under these rules, Sandler O’Neill + Partners, L.P. or the other broker-dealers participating in the syndicated offering generally will accept payment for shares of common stock to be purchased in the syndicated offering on the settlement date through the services of the Depository Trust Company on a delivery versus payment basis. Normal customer ticketing will be used for orders placed through Sandler O’Neill + Partners, L.P. or other broker-dealers participating in the syndicated offering. Order forms may also be used to purchase shares of common stock in the syndicated offering. Investors in the syndicated offering electing to use stock order forms would follow the same procedures applicable to purchasing shares in the subscription and community offering. See “—Procedure for Purchasing Shares in the Subscription and Community Offering.” If Sandler O’Neill + Partners, L.P. or other participating broker-dealers collect funds from investors in the syndicated offering, such funds will be deposited in a segregated account at Wellesley Bank. We will pay interest at our passbook savings rate, which is subject to change at any time and is currently 0.25% per annum, from the date funds are processed until completion of the offering, at which time an investor will be issued a check for interest earned. The closing of the syndicated offering is subject to conditions set forth in an agency agreement among Wellesley Bancorp and Wellesley Bank on the one hand, and Sandler O’Neill + Partners, L.P., on the other hand. If and when all the conditions for the closing are met, funds for common stock sold in the syndicated offering, less fees and commissions payable, will be delivered promptly to us.

If for any reason we cannot affect a syndicated community offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there are a significant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation and the Financial Industry Regulatory Authority must approve any such arrangements. If other purchase arrangements cannot be made, we may: terminate the stock offering and promptly return all funds; promptly return all funds, set a new offering range and give all subscribers the opportunity to place a new order for shares of Wellesley Bancorp common stock; or take such other actions as may be permitted by the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation, FINRA and the Securities and Exchange Commission.

Limitations on Purchases of Shares

In addition to the purchase limitations described above under “—Subscription Offering and Subscription Rights,” “—Community Offering” and “Syndicated Offering,” the plan of conversion provides for the following purchase limitations:

•

Except for our tax-qualified employee benefit plans, no individual may purchase in the aggregate more than $200,000 of the common stock, or 20,000 shares, sold in the offerings, subject to increase or decrease as described below. In addition, except for our tax-qualified employee benefit plans, no person, either alone or together with associates of or persons acting in concert with such person, may purchase more than $350,000 of the common stock, or 35,000 shares sold in the offerings, subject to increase or decrease as described below.

•

Our tax-qualified employee benefit plans are entitled to purchase up to 10.0% of the shares sold in the conversion and contributed to the charitable foundation. As a tax-qualified employee benefit plan, our employee stock ownership plan intends to purchase 8.0% of the shares sold in the conversion and contributed to the charitable foundation.

•	Each subscriber must subscribe for a minimum of 25 shares.

•	Our directors and executive officers, together with their associates, may purchase in the aggregate up to 30% of the common stock sold in the offering.

We may, in our sole discretion, increase or decrease the individual or aggregate purchase limitation to up to 5% of the shares of common stock sold in the offering or down to no less than 1/10 of 1.0% of the shares offered in the offering. We do not intend to increase or decrease the maximum purchase limitation unless market conditions warrant. If we decide to increase the purchase limitations, persons who subscribed for the maximum number of shares of common stock will be given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights. We, in our discretion, also may give other large subscribers the right to increase their subscriptions.

If we increase the maximum purchase limitation to 5% of the shares of common stock sold in the offering, we may further increase the maximum purchase limitation to 9.99%, provided that orders for common stock exceeding 5% of the shares of common stock sold in the offering may not exceed in the aggregate 10% of the total shares of common stock sold in the offering.

The plan of conversion defines “acting in concert” to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement or understanding; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that persons share a common address (whether or not related by blood or marriage) or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of conversion, our directors are not deemed to be acting in concert solely by reason of their board membership.

The plan of conversion defines “associate,” with respect to a particular person, to mean:

•

a corporation or organization, other than Wellesley Bancorp or Wellesley Bank or a majority-owned subsidiary of Wellesley Bancorp or Wellesley Bank, of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;

•	a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and

•

any relative or spouse of the person or any relative of the spouse who has the same home as such person or who is a director or senior officer of Wellesley Bancorp, Wellesley Bank or any of their subsidiaries.

For example, a corporation of which a person serves as an officer would be an associate of that person and, therefore, all shares purchased by the corporation would be included with the number of shares that the person could purchase individually under the aggregate purchase limitation described above. We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the plan of conversion. Directors and officers are not treated as associates of each other solely by virtue of holding such positions. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.”

Marketing Arrangements

In its role as financial advisor, Sandler O’Neill + Partners, L.P. will assist us in the offering as follows:

•	consulting with us as to the financial and securities market implications of the plan of conversion and reorganization;

•	reviewing with our Board of Directors the financial impact of the offering on us, based upon the independent appraiser’s appraisal of the common stock;

•

reviewing all offering documents, including the prospectus, stock order forms and related offering materials (it being understood that we are responsible for the preparation and filing of such documents);

•	assisting in the design and implementation of a marketing strategy for the offering;

•	assisting management in scheduling and preparing for meetings with potential investors and other broker-dealers in connection with the offering; and

•	providing such other general advice and assistance we may request to promote the successful completion of the offering.

For its services as marketing agent, Sandler O’Neill + Partners, L.P. will receive a success fee of $270,000. In the event that common stock is sold in a syndicated offering, we will pay a selling concession which will not exceed 5% of the actual purchase price of each security sold in the syndicated offering, which shall be allocated to dealers (including Sandler O’Neill + Partners, L.P.) in accordance with the actual number of shares of common stock sold by such dealers. Regardless of whether the offering is consummated, or if Sandler O’Neill + Partners, L.P.’s engagement is terminated for certain specified reasons, Sandler O’Neill + Partners, L.P. is entitled to be reimbursed for its reasonable out-of-pocket expenses up to a maximum of $75,000 if no syndicated offering is held and $100,000 if a syndicated offering is held. Sandler O’Neill + Partners, L.P. will also receive a fee of $12,000 for its services as records management agent in connection with the conversion offering and is entitled to be reimbursed for its reasonable out-of-pocket expenses up to a maximum of $30,000 if no syndicated offering is held and $40,000 if a syndicated offering is held.

We will indemnify Sandler O’Neill + Partners, L.P. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

Wellesley Bancorp will offer the common stock in the subscription offering and community offering by the distribution of this prospectus and through activities conducted at the Conversion Center. The Conversion Center is expected to operate during normal business hours throughout the subscription offering and community offering. It is expected that at any particular time one or more Sandler O’Neill + Partners, L.P. employees will be working at the Conversion Center. Employees of Sandler O’Neill + Partners, L.P. will be responsible for responding to questions regarding the conversion and the offering and processing stock orders. Sales of common stock will be made by registered representatives affiliated with Sandler O’Neill + Partners, L.P. or by the selected dealers managed by Sandler O’Neill + Partners, L.P.

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Wellesley Bank may assist in the offering, but only ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. No sales activity will be conducted in a Wellesley Bank banking office. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Sandler O’Neill + Partners, L.P. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated, directly or indirectly, in connection with their participation in the offering.

In addition, we have engaged Sandler O’Neill + Partners, L.P. to act as our records agent in connection with the conversion and offering. In its role as records agent, Sandler O’Neill + Partners, L.P. will assist us in the offering as follows: (1) consolidation of deposit accounts; (2) design and preparation of order forms; (3) organization and supervision of the Conversion Center; (4) depositor special meeting services; and (5) subscription services.

Sandler O’Neill + Partners, L.P. did not prepare any report or opinion constituting a recommendation or advice to us or to persons who subscribe for common stock, nor have they prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock to be sold in the conversion and offering. Sandler O’Neill + Partners, L.P. does not express any opinion as to the prices at which common stock to be issued may trade.

Description of Sales Activities

Wellesley Bank’s officers and employees may participate in the offering in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the order form. Wellesley Bank’s officers may answer questions regarding our business when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. Wellesley Bank’s officers and employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock.

None of Wellesley Bank’s personnel participating in the offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. Wellesley Bank’s personnel will assist in the above-described sales activities under an exemption from registration as a broker or dealer provided by Rule 3a4-l promulgated under the Securities Exchange Act of 1934. Rule 3a4-l generally provides that an “associated person of an issuer” of securities will not be deemed a broker solely by reason of participation in the sale of securities of the issuer if the associated person meets certain conditions. These conditions include, but are not limited to, that the associated person participating in the sale of an issuer’s securities not be compensated in connection with the offering at the time of participation, that the person not be associated with a broker or dealer and that the person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, “associated person of an issuer” is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Use of Order Forms. To purchase shares in the subscription offering, a properly completed and executed order form must be received (not postmarked) by us in our Conversion Center by __:00 p.m., Eastern time, on [Expiration Date]. Your order form must be accompanied by full payment for all of the shares subscribed for or include appropriate authorization in the space provided on the order form for withdrawal of full payment from a deposit account with Wellesley Bank. To purchase shares in the community offering, you must deliver a properly completed and executed order form to us, accompanied by the required payment for each share subscribed for, before the community offering terminates, which may be on, or at any time after, the end of the subscription offering. If you are ordering shares in the subscription offering, by signing the order form you are representing that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

However, signing the stock order form will not cause you to waive your rights under the Securities Act of 1933.

To ensure that your stock purchase eligibility and priority are properly identified, you must list all accounts on the order form, giving all names in each account and the account number. We will strive to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you have an ownership interest. Failure to list all of your accounts may result in fewer shares being allocated to you than if all of your accounts were listed.

We need not accept order forms that are received after the expiration of the subscription offering or community offering, as the case may be, or that are executed defectively or that are received without full payment or without appropriate withdrawal instructions. We are not required to notify purchasers of incomplete or improperly executed order forms. In addition, we are not obligated to accept orders submitted on photocopied or facsimiled stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that we will do so. Under the plan of conversion, our interpretation of the terms and conditions of the plan of conversion and of the order form will be final. Once received, an executed order form may not be modified, amended or rescinded without our consent unless the offering has not been completed by [Extension Date].

We will not accept order forms where the order form is not executed. By executing and returning the order form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by the federal government. You also will be acknowledging that you received disclosure concerning the risks involved in this offering. The order form could be used as support to show that you understand the nature of this investment. You may submit your stock order form and payment by mail using the stock order reply envelope provided, by bringing your stock order form to our Conversion Center, or by overnight delivery to the indicated address on the order form. Our Conversion Center is located at             ,             , Massachusetts. Stock order forms may be not be delivered to Wellesley Bank’s offices.

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the end of the subscription and community offering, as required by Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days before that date or hand delivered any later than two days before that date. Execution of the order form will confirm receipt or delivery under Rule 15c2-8. Order forms will be distributed only when preceded or accompanied by a prospectus.

Payment for Shares. Payment for subscriptions may be made by check, bank draft or money order, or by authorization of withdrawal from deposit accounts maintained with Wellesley Bank. Funds received before the completion of the offering will be maintained in a segregated account at Wellesley Bank. All checks, bank drafts and money orders must be made payable to the Wellesley Bancorp segregated account in compliance with Securities and Exchange Commission Rule 15c2-4. However, we will not maintain more than one escrow account. All subscriptions received will bear interest at Wellesley Bank’s passbook savings rate, which is subject to change at any time and is currently 0.25% per annum. Subscriber’s funds will be transmitted to the segregated account no later than noon of the next business day where they will be invested in investments that are permissible under Securities and Exchange Commission Rule 15c2-4. Appropriate means by which withdrawals may be authorized are provided on the order form. No wire transfers or third party checks will be accepted. Interest will be paid on payments made by check, bank draft or money order at our lowest tier money market passbook savings rate from the date payment is received at the Conversion Center until the completion or termination of the offering. Payment in cash will not be accepted unless the cash is converted into a bank check or money order. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the offering, but a hold will be placed on the funds, making them unavailable to the depositor until completion or termination of the offering. When the offering is completed, the funds received in the offering will be used to purchase the shares of common stock ordered. The shares of common stock issued in the offering cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency or the Share Insurance Fund. If the offering is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

If a subscriber authorizes us to withdraw the amount of the purchase price from his or her deposit account, we will do so as of the completion of the offering, though the account must contain the full amount necessary for payment at the time the subscription order is received. We will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time funds are actually transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at our passbook savings rate.

Regulations prohibit Wellesley Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for upon the completion of the offering; provided that there is in force from the time of its subscription until the completion of the offering a loan commitment from an unrelated financial institution or from us to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

We may, in our sole discretion, permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the community offering at any time before the 48 hours before the completion of the offering. This payment may be made by wire transfer.

Using IRA Funds to Purchase Shares. Our individual retirement accounts (“IRAs”) do not permit investment in common stock. A depositor interested in using his or her IRA funds to purchase common stock must do so through a self-directed IRA. Since we do not offer those accounts, we will allow a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that the funds will be used to purchase our common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for such transfers. The new trustee would hold the common stock in a self-directed account in the same manner as we now hold the depositor’s IRA funds. An annual administrative fee may be payable to the new trustee. You may use funds currently in an independent self-directed IRA to purchase stock by having your trustee complete and return the subscription form together with a check made payable to Wellesley Bancorp before the expiration of the subscription offering. Depositors interested in using funds in an IRA with us to purchase common stock should contact the Conversion Center as soon as possible preferably at least two weeks prior to the offering deadline so that the necessary forms may be forwarded for execution and returned before the subscription offering ends. In addition, federal laws and regulations require that officers, directors and 10% stockholders who use self-directed IRA funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of IRAs.

How We Determined the Offering Range and the $10.00 Per Share Purchase Price

Federal and state regulations require that the aggregate purchase price of the securities sold in connection with the offering be based upon our estimated pro forma value, as determined by an independent appraisal. We have retained Feldman Financial, Inc. which is experienced in the evaluation and appraisal of business entities, to prepare the independent appraisal. Feldman Financial will receive fees totaling $35,000 for its appraisal services, plus $7,500 for each appraisal valuation update other than the required final valuation update at closing, and a maximum of $2,500 for reimbursement of out-of-pocket expenses. We have agreed to indemnify Feldman Financial and its employees and affiliates for certain costs and expenses, including reasonable legal fees arising out of, related to, or based upon the offering and due to any misstatement or untrue statement or intentional omission by Wellesley Bank.

Feldman Financial prepared the appraisal taking into account the pro forma impact of the offering. For its analysis, Feldman Financial undertook substantial investigations to learn about our business and operations. We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, Feldman Financial reviewed our conversion application as filed with the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation and our registration statement as filed with the Securities and Exchange Commission. Furthermore, Feldman Financial visited our facilities and had discussions with our management. Feldman Financial did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on Feldman Financial in connection with its appraisal.

In connection with its appraisal, Feldman Financial reviewed the following factors, among others:

•	our present and projected operating results and financial condition;

•	the economic and demographic conditions of our primary market area;

•	pertinent historical financial and other information relating to Wellesley Bank;

•	a comparative evaluation of our operating and financial statistics with those of other thrift institutions;

•	the proposed price per share;

•	the aggregate size of the offering of common stock;

•	the impact of the conversion on our capital position and earnings potential; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

Feldman Financial’s analysis utilized three selected valuation procedures, the price/tangible book method, the price/core earnings method, and the price/assets method, all of which are described in its report. Feldman Financial’s appraisal report is filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.” Feldman Financial placed the greatest emphasis on the price/core earnings and price/tangible book methods in estimating pro forma market value. Feldman Financial compared the pro forma price/tangible book and price/core earnings ratios for Wellesley Bancorp to the same ratios for a peer group of comparable companies. In selecting a peer group from all publicly-traded, fully-converted thrift companies, Feldman Financial applied the following selection criteria: thrift institutions based in the New England and Mid-Atlantic regions of the U.S., with assets between $150 million and $650 million, tangible equity-to-assets ratios of greater than 6.0% and positive core earnings. For purposes of Feldman Financial’s appraisal report, core earnings are generally defined as reported earnings adjusted for nonrecurring gains and losses from the sale or write-down of assets or liabilities on a tax-effected basis. The peer group included companies with:

•	average assets of $434.5 million;

•	average nonperforming assets of 1.7% of total assets;

•	average net loans of 67.2% of total assets;

•	average equity of 12.4% of total assets; and

•	average core earnings of 0.3% of average assets.

On the basis of the analysis in its report, Feldman Financial has advised us that, in its opinion, as of August 23, 2011, our estimated pro forma market value, including shares contributed to the Wellesley Bank Charitable Foundation, was within the valuation range of $21.8 million and $29.5 million, with a midpoint of $25.7 million.

The following table presents a summary of selected pricing ratios for Wellesley Bancorp, for the peer group companies and for all publicly traded thrifts. Compared to the peer group’s average price-to-tangible book ratio of 83.1%, Wellesley Bancorp’s pro forma price-to-tangible book ratio of 65.8% at the maximum of the offering range indicated a discount of 20.8%.

	Price to Core Earnings Multiple		Price to Book Value Ratio (1)	Price to Tangible Book Value Ratio (1)
Wellesley Bancorp (pro forma):
Minimum	10.6	x	56.8%	56.8%
Midpoint	12.7		61.7	61.7
Maximum	14.9		65.8	65.8
Maximum, as adjusted	17.2		69.9	69.9
Peer Group:
BCSB Bancorp, Inc.	43.3	x	76.9%	77.0%
Central Bancorp, Inc.	N/M		80.5	85.6
Chicopee Bancorp, Inc.	N/M		90.8	90.8
CMS Bancorp, Inc.	N/M		68.4	68.4
Elmira Savings Bank, FSB	9.5		113.8	113.8
Hampden Bancorp, Inc.	N/M		86.5	86.5
Mayflower Bancorp, Inc.	14.4		76.9	76.9
Newport Bancorp, Inc.	22.6		87.3	87.3
OBA Financial Services, Inc.	N/M		78.9	78.9
WVS Financial Corp.	15.3		65.6	65.6
Average	21.0		78.9	83.1
Median	15.3		78.1	82.2
All publicly-traded thrifts:
Average	17.6	x	72.7%	81.7%
Median	15.6		73.4	77.5

N/M—Not meaningful.

(1)	Ratios are based on book value as of June 30, 2011 (except for Mayflower Bancorp, Inc. which is as of July 31, 2011) and share prices as of August 23, 2011.

The pro forma information presented under “Pro Forma Data” reflects an estimated expense for the equity incentive plan that may be adopted by Wellesley Bancorp and the resulting effect on the pro forma price-to-earnings multiples for Wellesley Bancorp.

Our board of directors reviewed Feldman Financial’s appraisal report, including the methodology and the assumptions used by Feldman Financial, and determined that the valuation range was reasonable and adequate. Assuming that the shares are sold at $10.00 per share in the conversion, the estimated number of shares would be between 2,182,800 at the minimum of the valuation range and 2,953,200 at the maximum of the valuation range, with a midpoint of 2,568,000, which amount includes shares contributed to the charitable foundation. The purchase price of $10.00 per share was determined by us, taking into account, among other factors, offering the common stock in a manner that will achieve the widest distribution of the stock and desired liquidity in the common stock after the offering.

Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible for us to determine the exact number of shares that we will issue at this time. The offering range may be amended, with the approval of the Massachusetts Commissioner of Banks and Federal Deposit Insurance Corporation, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions.

If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, Feldman Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of our pro forma market value as of the close of the subscription offering. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, Feldman Financial determines that our pro forma market value has increased, we may sell up to 3,174,000 shares without any further notice to you.

No shares will be sold unless Feldman Financial confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, we may either: terminate the stock offering and promptly return all funds without deduction; set a new offering range, notify all subscribers and give them the opportunity to place a new order for shares of Wellesley Bancorp common stock; or take such other actions as may be permitted by the Massachusetts Commissioner of Banks and Federal Deposit Insurance Corporation. If the offering is terminated all subscriptions will be cancelled and subscription funds will be returned promptly with interest and without deduction, and holds on funds authorized for withdrawal from deposit accounts will be released or reduced. If Feldman Financial establishes a new valuation range, it must be approved by the Massachusetts Commissioner of Banks and Federal Deposit Insurance Corporation.

In formulating its appraisal, Feldman Financial relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. Feldman Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While Feldman Financial believes this information to be reliable, Feldman Financial does not guarantee the accuracy or completeness of the information and did not independently verify the consolidated financial statements and other data provided by us nor independently value our assets or liabilities. The appraisal is not intended to be, and must not be interpreted as, a recommendation as to the advisability of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the offering will be able to sell shares after the offering at prices at or above the purchase price.

Copies of the appraisal report of Feldman Financial, including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at our main office and the other locations specified under “Where You Can Find More Information.”

Delivery of Certificates

Certificates representing the common stock sold in the offering will be mailed by our transfer agent to the persons whose subscriptions or orders are filled at the addresses of such persons appearing on the stock order form as soon as practicable following completion of the offering. We will hold certificates returned as undeliverable until claimed by the persons legally entitled to the certificates or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to subscribers, subscribers may not be able to sell their shares, even though trading of the common stock may have commenced.

Restrictions on Transfer of Shares After the Conversion Applicable to Officers and Directors

Common stock purchased in the offering will be freely transferable, except for shares purchased by our directors and executive officers.

Shares of common stock purchased by our directors and officers may not be sold for a period of one year following the offering, except upon the death or substantial disability, as determined by the Massachusetts Commissioner of Banks and the

Federal Deposit Insurance Corporation, of the stockholder or upon the written approval of the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation. Shares purchased by these persons in the open market after the offering will be free of this restriction. Shares of common stock issued to directors and officers will bear a legend giving appropriate notice of the restriction and, in addition, we will give appropriate instructions to our transfer agent with respect to the restriction on transfers. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted common stock will be similarly restricted.

Persons affiliated with us, including our directors and executive officers, received subscription rights based only on their deposits with Wellesley Bank as account holders. Any purchases made by persons affiliated with us for the explicit purpose of meeting the minimum of the offering must be made for investment purposes only, and not with a view towards redistribution. Furthermore, as set forth above, applicable banking regulations restrict sales of common stock purchased in the offering by directors and executive officers for a period of one year following the offering.

Purchases of outstanding shares of our common stock by directors, officers, or any person who becomes an officer or director after adoption of the plan of conversion, and their associates, during the three-year period following the offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to the purchase of stock under stock benefit plans.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the registration of the common stock to be issued in the offering and contributed to the charitable foundation. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of us may be resold without registration. Shares purchased by an affiliate of us will have resale restrictions under Rule 144 of the Securities Act. If we meet the current public information requirements of Rule 144, each affiliate of ours who complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares or the average weekly volume of trading in the shares during the preceding four calendar weeks. We may make future provision to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

Interpretation and Amendment

To the extent permitted by law, all interpretations by us of the plan of conversion will be final; however, such interpretations have no binding effect on the Massachusetts Commissioner of Banks or Federal Deposit Insurance Corporation. The plan of conversion provides that, if deemed necessary or desirable, we may substantively amend the plan of conversion as a result of comments from regulatory authorities or otherwise.

The Wellesley Bank Charitable Foundation

In furtherance of our commitment to our local community, we intend to establish a new charitable foundation, Wellesley Bank Charitable Foundation, in connection with the conversion. The foundation will be established as a nonstock corporation and will be funded with an initial contribution in an amount equal to 8% of the gross offering proceeds, 87.5% of which will be funded with shares of Wellesley Bancorp common stock and 12.5% of which will be funded with cash (193,200 shares and $276,000 in cash at the maximum of the offering range). We believe that the contribution to the foundation will enhance the long-term value of our community banking franchise by further enhancing our visibility and reputation in our local community. We believe that the conversion presents us with a unique opportunity to provide a substantial and continuing benefit to our community and to receive the associated tax benefits.

Purpose of the Charitable Foundation

The purpose of the Wellesley Bank Charitable Foundation is to provide grants and donations to support nonprofit and community groups and projects that serve the communities in which Wellesley Bank maintains a banking office. The Wellesley Bank Charitable Foundation will be dedicated to community activities and the promotion of charitable causes and is able to support such activities in manners that would not otherwise be available to us. We believe the Wellesley Bank Charitable Foundation will enable us to assist the communities within our market area in areas beyond community development and lending, which we continue to emphasize, and has enhanced our activities under the Community Reinvestment Act.

We further believe that a contribution of Wellesley Bancorp’s common stock in addition to cash to the foundation will allow our community to share in our potential growth and success long after the conversion. The Wellesley Bank Charitable Foundation will accomplish that goal by providing stronger ties between Wellesley Bank and the communities in which Wellesley Bank has a banking office.

Structure of the Charitable Foundation

The Wellesley Bank Charitable Foundation will be incorporated under Massachusetts law as a nonstock, nonprofit corporation. Initially, the Wellesley Bank Charitable Foundation’s board of directors will be comprised of individuals that are directors or officers of Wellesley Bancorp or Wellesley Bank and we will select one additional person to serve on the foundation’s board of directors who will not be one of our officers or directors and who will have experience with local charitable organizations and grant making. The articles of organization of the Wellesley Bank Charitable Foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. The Wellesley Bank Charitable Foundation’s articles of organization will further provide that no part of the net earnings of the charitable foundation will inure to the benefit of, or be distributable to, its directors, officers or members.

The board of directors of the Wellesley Bank Charitable Foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of the Wellesley Bank Charitable Foundation will at all times be bound by their fiduciary duty to advance the foundation’s charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the foundation is established. The directors of the Wellesley Bank Charitable Foundation also will be responsible for directing the activities of the foundation, including the management and voting of the shares of common stock of Wellesley Bancorp held by the foundation. However, as required by bank regulatory authorities, all shares of common stock held by the Wellesley Bank Charitable Foundation will be voted in the same ratio as all other shares of the common stock on all proposals considered by stockholders of Wellesley Bancorp.

The Wellesley Bank Charitable Foundation’s place of business will be located at our administrative offices. The board of directors of the Wellesley Bank Charitable Foundation will appoint such officers and employees as may be necessary to manage its operations. To the extent applicable, we will comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act, Regulation W thereunder and other regulations governing transactions between Wellesley Bank and the foundation.

Initially working capital will be provided to the foundation in the form of the cash contribution from the offering proceeds. Additional capital for the foundation will come from:

•	any dividends that may be paid on Wellesley Bancorp’s shares of common stock in the future;

•	within the limits of applicable federal and state laws, loans collateralized by the shares of common stock; or

•	the proceeds of the sale of any of the shares of common stock in the open market from time to time.

As a private foundation under Section 501(c)(3) of the Internal Revenue Code, Wellesley Bank Charitable Foundation will be required to distribute annually in grants or donations a minimum of 5.0% of the average fair market value of its net investment assets. Legislation has been introduced that, if enacted, could have the impact of increasing the foundation’s required annual distribution in grants or donations.

Tax Considerations

We believe that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. The foundation will submit a timely request to the Internal Revenue Service to be recognized as a tax exempt organization. As long as the foundation files its application for tax-exempt status within 27 months after the last day of the month in which it was organized, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) tax-exempt organization will be the date of its organization.

Under state corporate law and banking law, Wellesley Bancorp and Wellesley Bank may make charitable contributions. We believe that the stock offering presents a unique opportunity to establish and fund a foundation given the substantial amount of additional capital being raised. In making such a determination, we considered the dilutive impact to our stockholders of the contribution of shares of common stock to the Foundation. See “Capitalization,” “Regulatory Capital Compliance,” and “Comparison of Independent Valuation and Pro Forma Information With and Without the Charitable Foundation.”

We are permitted under the Internal Revenue Code to deduct for charitable purposes only an amount equal to 10% of our annual taxable income in any one year, but may carry the excess contribution over the five-year period following the contribution to the Wellesley Bank Charitable Foundation. We estimate that if stock is sold at the adjusted maximum of the offering range, substantially all of the contribution should be deductible for federal tax purposes over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period). However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the Wellesley Bank Charitable Foundation. In such event, our contribution to the Wellesley Bank Charitable Foundation would be expensed without a tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination. Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full. Any such decision to continue to make additional contributions to the Wellesley Bank Charitable Foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the Wellesley Bank Charitable Foundation.

As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2%. The Wellesley Bank Charitable Foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. The Wellesley Bank Charitable Foundation will be required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant.

Establishment of the Wellesley Bank Charitable Foundation may be subject to conditions to be agreed to by the Wellesley Bank Charitable Foundation as a condition to receiving the Federal Deposit Insurance Corporation’s nonobjection of the conversion and the Massachusetts Commissioner of Bank’s approval of the conversion, including but not limited to:

•	the foundation must be dedicated to charitable purposes within the communities in which Wellesley Bank maintains its headquarters or a branch office;

•	the foundation must vote its shares in the same ratio as all other holders of shares;

•	the Massachusetts Division of Banks and the Federal Deposit Insurance Corporation can examine the foundation;

•	the foundation must comply with all supervisory directives or regulatory bulletins imposed by the Massachusetts Division of Banks and the Federal Deposit Insurance Corporation;

•	the foundation will operate according to written policies adopted by its board of directors, including a business plan and a conflict of interest policy;

•	the foundation will provide annual reports to the Massachusetts Division of Banks and the Federal Deposit Insurance Corporation describing the grants made and the grant recipients; and

•	the foundation will not engage in self-dealing and will comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code.

Restrictions on the Acquisition of Wellesley Bancorp

General

Certain provisions in the articles of incorporation and bylaws of Wellesley Bancorp may have antitakeover effects. In addition, regulatory restrictions may make it more difficult for persons or companies to acquire control of us.

Articles of Incorporation and Bylaws of Wellesley Bancorp

Although our board of directors is not aware of any effort that might be made to obtain control of us after the offering, the board of directors believed it appropriate to adopt certain provisions permitted by federal and state regulations that may have the effect of deterring a future takeover attempt that is not approved by our board of directors. The following description of these provisions is only a summary and does not provide all of the information contained in our articles of incorporation and bylaws. See “Where You Can Find More Information” as to where to obtain a copy of these documents.

Limitation on Voting Rights. Our articles of incorporation provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of the limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of Wellesley Bancorp or any subsidiary or a trustee of a plan.

Board of Directors.

Classified Board. Our board of directors is divided into three classes as nearly as equal in number as possible. The stockholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of Wellesley Bancorp.

Filling of Vacancies; Removal. Our bylaws provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled only by a vote of a majority of the directors then in office. A person elected to fill a vacancy on the board of directors will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor shall have been elected and qualified. Our bylaws provide that a director may be removed from the board of directors before the expiration of his or her term only for cause and only upon the vote of a majority of the shares entitled to vote in the election of directors. These provisions make it more difficult for stockholders to remove directors and replace them with their own nominees.

Qualification. Our bylaws provide that to be eligible to serve on the board of directors a person must not: (1) be under indictment for, or ever have been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) be a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency. These provisions contained in our bylaws may prevent stockholders from nominating themselves or persons of their choosing for election to the board of directors.

Elimination of Cumulative Voting. Our articles of incorporation provide that no shares will be entitled to cumulative voting. The elimination of cumulative voting makes it more difficult for a stockholder group to elect a director nominee.

Special Meetings of Stockholder. Our stockholders must act only through an annual or special meeting. Special meetings of stockholders may only be called by the Chairman, the President, by two-thirds of the total number of directors or by the Secretary upon the written request of the holders of a majority of all the shares entitled to vote at a meeting. The limitations on the calling of special meetings of stockholders may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Amendment of Articles of Incorporation. Our articles of incorporation provide that certain amendments to our articles of incorporation relating to a change in control of us must be approved by at least 75% of the outstanding shares entitled to vote.

Amendment of Bylaws. Our articles of incorporation provide that our bylaws may not be adopted, repealed, altered, amended or rescinded by stockholders except by the affirmative vote of the holders of at least 75% of the voting stock.

Advance Notice Provisions for Stockholder Nominations and Proposals. Our bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders. A person may not be nominated for election as a director unless that person is nominated by or at the direction of our board of directors or by a stockholder who has given appropriate notice to us before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given us appropriate notice of the stockholder’s intention to bring that business before the meeting. Our Secretary must receive notice of the nomination or proposal not less than 90 days before the date of the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide us with certain information concerning the nature of the new business, the stockholder, the stockholder’s ownership of Wellesley Bancorp and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing stockholder.

Advance notice of nominations or proposed business by stockholders gives our board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about those matters.

Authorized but Unissued Shares of Capital Stock. Following the offering, we will have authorized but unissued shares of common and preferred stock. Our articles of incorporation authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates, and liquidation preferences. Such shares of common and preferred stock could be issued by the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Regulatory Restrictions

Maryland Corporate Law and Business Combinations with Interested Stockholders. Under Maryland law, “business combinations” between Wellesley Bancorp and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (1) any person who beneficially owns 10% or more of the voting power of Wellesley Bancorp’s voting stock after the date on which Wellesley Bancorp had 100 or more beneficial owners of its stock; or (2) an affiliate or associate of Wellesley Bancorp at any time after the date on which Wellesley Bancorp had 100 or more beneficial owners of its stock who, within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Wellesley Bancorp. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between Wellesley Bancorp and an interested stockholder generally must be recommended by the board of directors of Wellesley Bancorp and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Wellesley Bancorp and (2) two-thirds of the votes entitled to be cast by holders of voting stock of Wellesley Bancorp other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Wellesley Bancorp’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Change in Bank Control Act. Federal law provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a bank holding company unless the Federal Reserve Board has been given 60 days prior written notice. For this purpose, the term “control” means the acquisition of the ownership, control or holding of the power to vote 25% or more of any class of a bank holding company’s voting stock, and the term “person” includes an individual, corporation, partnership, and various other entities. In addition, a person is presumed to acquire control if the person acquires the ownership, control or holding of the power to vote of 10% or more of any class of the holding company’s voting stock if specified factors are present, such as having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, which will be the case with Wellesley Bancorp

Accordingly, the filing of a notice with the Federal Reserve Board would be required before any person could acquire 10% or more of the common stock of Wellesley Bancorp, unless the individual files a rebuttal of control that is accepted by the Federal Reserve Board. The statute and underlying regulations authorize the Federal Reserve Board to disapprove a proposed acquisition on certain specified grounds.

Bank Holding Company Act. Federal law provides that no company may acquire control of a bank directly or indirectly without the prior approval of the Federal Reserve Board. Any company that acquires control of a bank becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board. Pursuant to federal regulations, the term “company” is defined to include banks, corporations, partnerships, associations, and certain trusts and other entities, and “control” of a bank is deemed to exist if a company has voting control, directly or indirectly of at least 25% of any class of a bank’s voting stock, and may be found to exist if a company controls in any manner the election of a majority of the directors of the bank or has the power to exercise a controlling influence over the management or policies of the bank. In addition, a bank holding company must obtain Federal Reserve Board approval prior to acquiring voting control of more than 5% of any class of voting stock of a bank or another bank holding company. An acquisition of control of a bank that requires the prior approval of the Federal Reserve Board under the Bank Holding Company Act is not subject to the notice requirements of the Change in Bank Control Act.

Accordingly, the prior approval of the Federal Reserve Board under the Bank Holding Company Act would be required:

•	before any bank holding company could acquire 5% or more of the common stock of Wellesley Bancorp; and

•	before any other company could acquire 25% or more of the common stock of Wellesley Bancorp

Restrictions applicable to the operations of bank holding companies may also deter companies from seeking to obtain control of Wellesley Bancorp. See “Regulation and Supervision.”

Massachusetts Banking Law. Under Massachusetts banking laws, a company owning or controlling two or more banking institutions, including a savings bank, is regulated as a bank holding company. Each Massachusetts bank holding company: (i) must obtain the approval of the Massachusetts Board of Bank Incorporation before engaging in certain transactions, such as the acquisition of more than 5% of the voting stock of another banking institution; (ii) must register, and file reports, with the Massachusetts Division of Banks; and (iii) is subject to examination by the Massachusetts Division of Banks. Wellesley Bancorp would become a Massachusetts bank holding company if it acquires a second banking institution and holds and operates it separately from Wellesley Bank.

In addition, for a period of three years following completion of a conversion to stock form, no person may directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of equity security of a converting mutual savings bank without prior written approval of the Massachusetts Commissioner of Banks.

Description of Wellesley Bancorp Capital Stock

The common stock of Wellesley Bancorp will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency or the Share Insurance Fund.

General

Wellesley Bancorp is authorized to issue fourteen million (14,000,000) shares of common stock having a par value of $.01 per share and one million (1,000,000) shares of preferred stock having a par value of $.01 per share. Each share of Wellesley Bancorp’s common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion, all stock will be duly authorized, fully paid and nonassessable. Wellesley Bancorp will not issue any shares of preferred stock in the conversion.

Common Stock

Dividends. Wellesley Bancorp cannot pay dividends on its common stock if, after giving effect to the distribution, it would be unable to pay its indebtedness as the indebtedness comes due in the usual course of business or its total assets exceed the sum of its liabilities and the amount needed, if Wellesley Bancorp were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference upon dissolution. The holders of common stock of Wellesley Bancorp will be entitled to receive and share equally in dividends as may be declared by the board of directors of Wellesley Bancorp out of funds legally available for dividends. If Wellesley Bancorp issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends. See “Our Dividend Policy” and “Regulation and Supervision.”

Voting Rights. After the conversion, the holders of common stock of Wellesley Bancorp will possess exclusive voting rights in Wellesley Bancorp. They will elect Wellesley Bancorp’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Except as discussed under “Restrictions on the Acquisition of Wellesley Bancorp—Articles of Incorporation and Bylaws of Wellesley Bancorp—Limitations on Voting Rights,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Wellesley Bancorp issues preferred stock, holders of Wellesley Bancorp preferred stock may also possess voting rights.

Liquidation. If there is any liquidation, dissolution or winding up of Wellesley Bank, Wellesley Bancorp, as the sole holder of Wellesley Bank’s capital stock, would be entitled to receive all of Wellesley Bank’s assets available for distribution after payment or provision for payment of all debts and liabilities of Wellesley Bank, including all deposit accounts and accrued interest. Upon liquidation, dissolution or winding up of Wellesley Bancorp, the holders of its common stock would be entitled to receive all of the assets of Wellesley Bancorp available for distribution after payment or provision for payment of all its debts and liabilities. If Wellesley Bancorp issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

Preemptive Rights; Redemption. Holders of the common stock of Wellesley Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

Wellesley Bancorp will not issue any preferred stock in the conversion and it has no current plans to issue any preferred stock after the conversion. Preferred stock may be issued with designations, powers, preferences and rights as the board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be [            ].

Registration Requirements

We have registered our common stock with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

Legal and Tax Opinions

The legality of our common stock has been passed upon for us by Kilpatrick Townsend & Stockton LLP, Washington, D.C. The federal tax consequences of the conversion have been opined upon by Kilpatrick Townsend & Stockton LLP. Kilpatrick Townsend & Stockton LLP has consented to the references to its opinions in this prospectus. Certain legal matters will be passed upon for Sandler O’Neill + Partners, L.P. by Nutter, McClennen & Fish, LLP.

Experts

The consolidated financial statements of Wellesley Bank as of December 31, 2010 and 2009, and for the years then ended, included in this prospectus and in the registration statement have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in its report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion).

Feldman Financial Advisors, Inc. has consented to the summary in this prospectus of its report to us setting forth its opinion as to our estimated pro forma market value and to the use of its name and statements with respect to it appearing in this prospectus.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock offered in the stock offering, including the shares to be issued to the charitable foundation. This prospectus forms a part of the registration statement. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this prospectus. You may read and copy the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the Securities and Exchange Commission at http://www.sec.gov.

Wellesley Bank has filed an application for approval of the plan of conversion with the Federal Deposit Insurance Corporation and the Massachusetts Division of Banks. This prospectus omits certain information contained in the application. The application may be inspected, without charge, at the offices of the Massachusetts Commissioner of Banks, 1000 Washington Street, 10th Floor, Boston, Massachusetts and at the offices of the Regional Director of the Federal Deposit Insurance Corporation, 15 Braintree Hill Office Park, Braintree, Massachusetts.

A copy of the plan of conversion and Wellesley Bancorp’s articles of incorporation and bylaws are available without charge from Wellesley Bank.

The appraisal report of Feldman Financial Advisors, Inc. has been filed as an exhibit to our registration statement and to our application to the Federal Deposit Insurance Corporation and the Massachusetts Commissioner of Banks. Portions of the appraisal report were filed electronically with the Securities and Exchange Commission and are available on its website as described above. The entire appraisal report is available at the public reference room of the Securities and Exchange Commission and the offices of the Federal Deposit Insurance Corporation and the Massachusetts Commissioner of Banks as described above.

Index to Consolidated Financial Statements

of Wellesley Bank and Subsidiaries

****

All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes. Separate financial statements for Wellesley Bancorp have not been included in this prospectus because Wellesley Bancorp, which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

Report of Independent Registered Public Accounting Firm

To the Audit Committee of Wellesley Bank:

We have audited the accompanying consolidated balance sheets of Wellesley Bank and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income, changes in surplus and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wellesley Bank and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

September 8, 2011

Wellesley Bank and Subsidiaries

Consolidated Balance Sheets

	June 30,	December 31,
	2011	2010	2009
	(Unaudited)
		(In thousands)
Assets
Cash and due from banks	$3,877	$3,780	$3,049
Short-term investments	14,760	14,617	6,321

Total cash and cash equivalents	18,637	18,397	9,370

Certificates of deposit	1,691	3,433	12,910
Securities available for sale, at fair value	28,506	25,565	28,188
Federal Home Loan Bank of Boston stock, at cost	1,930	1,930	1,930

Loans	208,615	206,807	186,430
Less allowance for loan losses	(3,229)	(2,690)	(2,060)

Loans, net	205,386	204,117	184,370

Bank-owned life insurance	4,135	4,062	3,911
Premises and equipment, net	795	786	772
Accrued interest receivable	827	865	846
Net deferred tax asset	1,286	1,168	780
Prepaid FDIC assessment	582	767	1,134
Other assets	999	912	1,618

Total assets	$264,774	$262,002	$245,829

Liabilities and Surplus

Deposits:
Noninterest-bearing	$27,021	$26,512	$21,987
Interest-bearing	201,354	195,628	173,638

Total deposits	228,375	222,140	195,625
Short-term borrowings	6,423	5,804	6,270
Long-term debt	7,500	12,500	24,500
Accrued expenses and other liabilities	1,031	1,150	1,131

Total liabilities	243,329	241,594	227,526

Commitments and contingencies (Notes 7 and 14)

Surplus	21,057	20,099	17,946
Accumulated other comprehensive income	388	309	357

Total surplus	21,445	20,408	18,303

Total liabilities and surplus	$264,774	$262,002	$245,829

See accompanying notes to consolidated financial statements.

Wellesley Bank and Subsidiaries

Consolidated Statements of Income

	Six Months Ended June 30,		Years Ended December 31,
	2011	2010	2010	2009
	(Unaudited)
		(In thousands)
Interest and dividend income:
Interest and fees on loans	$6,015	$5,902	$12,176	$11,916
Debt securities:
Taxable	285	455	841	1,134
Tax-exempt	109	81	166	152
Interest on short-term investments and certificates of deposit	38	88	154	180
Dividends on FHLB stock	3	—	—	—

Total interest and dividend income	6,450	6,526	13,337	13,382

Interest expense:
Deposits	1,125	1,242	2,450	4,169
Short-term borrowings	40	40	88	97
Long-term debt	262	505	841	1,287

Total interest expense	1,427	1,787	3,379	5,553

Net interest income	5,023	4,739	9,958	7,829
Provision for loan losses	600	500	1,100	300

Net interest income, after provision for loan losses	4,423	4,239	8,858	7,529

Noninterest income:
Customer service fees	78	79	167	139
Gain (loss) on sale of securities	—	—	82	(131)
Income on bank-owned life insurance	73	75	151	145
Wealth management fees	52	28	71	43
Miscellaneous	26	29	81	62

Total noninterest income	229	211	552	258

Noninterest expenses:
Salaries and employee benefits	1,886	1,714	3,495	3,672
Occupancy and equipment	403	359	743	682
Data processing	189	183	371	319
FDIC insurance	185	127	275	510
Contributions	14	9	83	12
Foreclosed assets, net	—	—	52	—
Other general and administrative	476	457	980	750

Total noninterest expenses	3,153	2,849	5,999	5,945

Income before income taxes	1,499	1,601	3,411	1,842

Provision for income taxes	541	589	1,258	697

Net income	$958	$1,012	$2,153	$1,145

See accompanying notes to consolidated financial statements.

Wellesley Bank and Subsidiaries

Consolidated Statements of Changes in Surplus

	Surplus	Accumulated Other Comprehensive Income	Total Surplus
		(In thousands)
Balance at December 31, 2008	$16,801	$157	$16,958

Comprehensive income:
Net income	1,145	—	1,145
Net unrealized gain on securities available for sale, net of reclassification adjustment and tax effects	—	200	200

Total comprehensive income			1,345

Balance at December 31, 2009	17,946	357	18,303

Comprehensive income:
Net income	2,153	—	2,153
Net unrealized loss on securities available for sale, net of reclassification adjustment and tax effects	—	(48)	(48)

Total comprehensive income			2,105

Balance at December 31, 2010	20,099	309	20,408

Comprehensive income:
Net income (unaudited)	958	—	958
Net unrealized gain on securities available for sale, net of tax effects (unaudited)	—	79	79

Total comprehensive income (unaudited)			1,037

Balance at June 30, 2011 (unaudited)	$21,057	$388	$21,445

See accompanying notes to consolidated financial statements.

Wellesley Bank and Subsidiaries

Consolidated Statements of Cash Flows

	Six Months Ended June 30,		Years Ended December 31,
	2011	2010	2010	2009
	(Unaudited)
		(In thousands)
Cash flows from operating activities:
Net income	$958	$1,012	$2,153	$1,145
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Provision for loan losses	600	500	1,100	300
Provision for losses on foreclosed assets	—	—	60	—
Depreciation and amortization	102	85	173	186
Gain on sale of fixed assets	—	—	(11)	—
(Gain) loss on sale of securities	—	—	(82)	131
Gain on sale of foreclosed assets	—	—	(6)	—
Net amortization of securities	75	41	206	65
Accretion of net deferred loan fees	(179)	(155)	(391)	(296)
Income on bank-owned life insurance	(73)	(75)	(151)	(145)
Deferred income tax provision (benefit)	(164)	(205)	(361)	702
Net change in:
Accrued interest receivable	38	(42)	(19)	153
Other assets	(87)	110	707	(119)
Prepaid FDIC assessment	185	127	367	(1,134)
Accrued expenses and other liabilities	(119)	807	19	(1,772)

Net cash provided (used) by operating activities	1,336	2,205	3,764	(784)

Cash flows from investing activities:
Activity in certificates of deposit:
Maturities	1,742	5,148	9,477	—
Purchases	—	—	—	(10,800)
Activity in securities available for sale:
Maturities, prepayments and calls	2,938	3,742	8,984	13,179
Purchases	(5,829)	(1,369)	(10,075)	(11,840)
Sales	—	—	3,515	203
Loan principal payments (originations), net	(1,690)	(13,252)	(20,857)	10,266
Net proceeds from sales of foreclosed assets	—	—	346	—
Additions to premises and equipment	(111)	(19)	(243)	(122)
Proceeds from sale of fixed assets	—	—	67	—

Net cash provided (used) by investing activities	(2,950)	(5,750)	(8,786)	886

(continued)

See accompanying notes to consolidated financial statements.

Wellesley Bank and Subsidiaries

Consolidated Statements of Cash Flows (Concluded)

	Six Months Ended June 30,		Years Ended December 31,
	2011	2010	2010	2009
	(Unaudited)
		(In thousands)
Cash flows from financing activities:
Net increase in deposits	6,235	15,013	26,515	7,820
Proceeds from long-term debt	—	—	2,000	1,000
Repayments of long-term debt	(5,000)	(8,000)	(14,000)	(6,500)
Increase (decrease) in short-term borrowings	619	1,099	(466)	1,876

Net cash provided by financing activities	1,854	8,112	14,049	4,196

Net change in cash and cash equivalents	240	4,567	9,027	4,298

Cash and cash equivalents at beginning period	18,397	9,370	9,370	5,072

Cash and cash equivalents at end of period	$18,637	$13,937	$18,397	$9,370

Supplementary information:
Interest paid	$1,433	$1,792	$3,431	$5,577
Income taxes paid	799	153	947	789
Transfer of loans to foreclosed real estate	—	400	400	—

See accompanying notes to consolidated financial statements.

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements

Six Months Ended June 30, 2011 and 2010 (Unaudited) and

Years Ended December 31, 2010 and 2009

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and consolidation

The consolidated financial statements include the accounts of Wellesley Bank (the “Bank”) and its wholly-owned subsidiaries; Wellesley Securities Corporation, which engages in the business of buying, selling and dealing in securities exclusively on its own behalf; Wellesley Investment Partners, LLC, formed for the purpose of providing investment management services for individuals, not-for-profit entities and businesses; and Central Linden, LLC, formed for the purpose of holding, managing and selling foreclosed real estate. All significant intercompany balances and transactions have been eliminated in consolidation. See Note 17 – Subsequent Events – Conversion and Stock Offering.

Business and operating segments

The Bank provides a variety of financial services to individuals and small businesses in Wellesley, Massachusetts and surrounding communities. Its primary deposit products are checking, savings and term certificate accounts and its primary lending products are residential and commercial real estate loans, commercial loans and consumer loans.

Management evaluates the Bank’s performance and allocates resources based on a single segment concept.

Use of estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of deferred tax assets.

Cash equivalents

Cash equivalents include amounts due from banks and short-term investments with original maturities of three months or less.

Fair value hierarchy

The Bank groups its assets generally measured at fair value in three levels, based on the markets in which the assets are traded and the reliability of the assumptions used to determine fair value.

Level 1 – Valuation is based on quoted market prices in active exchange markets for identical assets. Valuations are obtained from readily available pricing sources.

Level 2 – Valuation is based on observable inputs other than Level 1 prices, such as quoted prices for similar assets; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets. Valuations are obtained from readily available pricing sources.

Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets. Level 3 assets include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

Certificates of deposit

Certificates of deposit are carried at cost, which approximates fair value.

Securities available for sale

Securities classified as available for sale are reflected at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

Purchase premiums and discounts are amortized to earnings by the straight-line method over the estimated lives of the securities, which does not differ materially from the interest method. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Securities available for sale (concluded)

Each reporting period, the Bank evaluates all securities with a fair value below amortized cost to determine whether other-than-temporary impairment (“OTTI”) exists.

For debt securities, OTTI is required to be recognized if (1) the Bank intends to sell the security; (2) it is “more likely than not” that the Bank will be required to sell the security before recovery of its amortized cost basis; or (3) the present value of expected cash flows is not sufficient to recover the entire amortized cost basis. For all impaired debt securities that the Bank intends to sell, or more likely than not will be required to sell, the full amount of the depreciation is recognized as OTTI through earnings. Credit-related OTTI for all other impaired debt securities is recognized through earnings. Non-credit related OTTI for such debt securities is recognized in other comprehensive income, net of applicable taxes.

Federal Home Loan Bank stock

The Bank, as a member of the Federal Home Loan Bank (“FHLB”) of Boston, is required to maintain an investment in capital stock of the FHLB. Based on redemption provisions of the FHLB, the stock has no quoted market value and is carried at cost. At its discretion, the FHLB may declare dividends on the stock. The Bank reviews for impairment based on the ultimate recoverability of the cost basis in the FHLB stock. As of June 30, 2011 (unaudited) and December 31, 2010 and 2009, no impairment has been recognized.

Loans

The loan portfolio consists of real estate, commercial and other loans to the Bank’s customers in Wellesley, Massachusetts and surrounding communities. The ability of the Bank’s debtors to honor their contracts is dependent upon the economy in general and the real estate and construction economic sectors.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred loan origination fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

Interest is not accrued on loans which are identified as impaired or loans which are ninety days or more past due. Past due status is based on the contractual terms of the loan. Interest income previously accrued on such loans is reversed against current period interest income. Interest income on non-accrual loans is recognized only to the extent of interest payments received and is first applied to the outstanding principal balance when collectibility of principal is in doubt. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured through sustained payment performance for at least six months.

Allowance for loan losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of the loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. The allowance consists of general, allocated and unallocated components, as further described below.

General component

The general component is based on the following loan segments: residential real estate, commercial real estate, construction, commercial, home equity and other consumer. Management considers a rolling average of historical losses for each segment based on a time frame appropriate to capture relevant loss data for each loan segment, which generally ranges from 3-10 years. This historical loss factor is adjusted for the following qualitative factors: levels/trends in delinquencies; trends in

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for loan losses (continued)

General component (concluded)

volume, concentrations and terms of loans; effects of changes in risk selection and underwriting standards and other changes in lending policies, procedures and practices; experience/ability/depth of lending management and staff; and national and local economic trends and conditions. There were no significant changes to the Bank’s policies or methodology pertaining to the general component of the allowance during 2011, 2010 or 2009.

The qualitative factor adjustments are determined based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows:

Residential real estate – The Bank generally does not originate loans with a loan-to-value ratio greater than 80 percent and generally does not originate subprime loans. All loans in this segment are collateralized by owner-occupied residential real estate and repayment is dependent on the credit quality of the individual borrower.

Commercial real estate – Loans in this segment are primarily income-producing properties in Wellesley, Massachusetts and surrounding communities. The underlying cash flows generated by the properties are adversely impacted by a downturn in the economy as evidenced by increased vacancy rates, which in turn, will have an effect on the credit quality in this segment. Management obtains rent rolls annually and continually monitors the cash flows of these loans.

Construction loans – Loans in this segment primarily include speculative residential and commercial real estate development loans for which payment is derived from sale of the property. Credit risk is affected by cost overruns, time to sell at an adequate price, and market conditions.

Commercial loans – Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer spending, will have an effect on the credit quality in this segment.

Home equity lines of credit – Loans in this segment are collateralized by one-to-four family residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

Other consumer loans – Loans in this segment are generally unsecured and repayment is dependent on the credit quality of the individual borrower.

Allocated component

The allocated component relates to loans that are classified as impaired. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate or, if the loan is collateral dependent, by the fair value of the collateral, less estimated costs to sell. An allowance is established when the discounted cash flows (or collateral value) of the impaired loan is lower than the carrying value of that loan. Large groups of smaller-balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify performing individual consumer loans (residential, home equity lines of credit, personal and other consumer secured loans) for impairment disclosures, unless such loans are subject to a troubled debt restructuring agreement.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for loan losses (concluded)

Allocated component (concluded)

The Bank periodically may agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modification is considered a troubled debt restructuring (“TDR”). All TDRs are initially classified as impaired.

Unallocated component

An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating allocated and general reserves in the portfolio.

Foreclosed assets

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value, less costs to sell, at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less costs to sell. Revenue and expenses from operations, changes in the valuation allowance and any direct write-downs are included in net expenses from foreclosed assets.

Premises and equipment

Land is carried at cost. Buildings, leasehold improvements and equipment are stated at cost, less accumulated depreciation and amortization computed on the straight-line method over the estimated useful lives of the assets or the expected terms of the leases, if shorter. Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured.

Bank-owned life insurance

Bank-owned life insurance policies are reflected on the consolidated balance sheets at cash surrender value. Changes in cash surrender value are reflected in non-interest income on the consolidated statements of income.

Transfers of financial assets

Transfers of an entire financial asset, a group of entire financial assets, or a participating interest in an entire financial asset are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets.

Effective January 1, 2010, the Bank adopted accounting guidance pertaining to transfers of financial assets. During the normal course of business, the Bank may transfer a portion of a financial asset, for example, a participation loan or the government-guaranteed portion of a loan. To be eligible for sales treatment, the transfer of the portion of the loan must meet the criteria of a participating interest. If it does not meet the criteria of a participating interest, the transfer must be accounted for as a secured borrowing. In order to meet the criteria for a participating interest, all cash flows from the loan must be divided proportionately, the rights of each loan holder must have the same priority, the loan holders must have no recourse to the transferor other than standard representations and warranties and no loan holder can have the right to pledge or exchange the entire loan.

Advertising costs

Advertising costs are expensed as incurred.

Pension plan

It is the Bank’s policy to fund pension plan costs in the year of accrual.

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

Deferred tax assets and liabilities relate to temporary differences between the book and tax bases of certain assets and liabilities, and are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted accordingly through the provision for income taxes. A valuation allowance is established against deferred tax assets when, based upon the available evidence including historical and projected taxable income, it is more likely than not that some or all of the deferred tax assets will not be realized. The Bank does not have any uncertain tax positions at June 30, 2011 (unaudited) and December 31, 2010 which require accrual or disclosure. The Bank records interest and penalties as part of income tax expense. No interest or penalties were recorded for the six months ended June 30, 2011 and 2010 (unaudited) or for the years ended December 31, 2010 and 2009.

Comprehensive income (loss)

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the surplus section of the consolidated balance sheets, such items, along with net income, are components of comprehensive income.

The components of other comprehensive income (loss) and related tax effects are as follows:

	Six Months Ended June 30,		Years Ended December 31,
	2011	2010	2010	2009
	(Unaudited)
		(In thousands)
Unrealized holding gains on securities available for sale	$125	$200	$7	$173
Reclassification adjustment for losses (gains) realized in income	—	—	(82)	131

Net unrealized gains (losses)	125	200	(75)	304
Tax effects	(46)	(78)	27	(104)

Net-of-tax amount	$79	$122	$(48)	$200

The components of accumulated other comprehensive income and related tax effects are as follows:

	June 30, 2011	December 31,
		2010	2009
	(Unaudited)
		(In thousands)
Net unrealized holding gains on securities available for sale	$640	$515	$590
Tax effect	(252)	(206)	(233)

Net-of-tax amount	$388	$309	$357

Recent accounting pronouncements

In July 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2010-20, Receivables (Topic 310), Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. This ASU requires an entity to provide disclosures that facilitate a financial statement user’s evaluation of (1) the nature of credit risk inherent in the entity’s loan portfolio, (2) how that risk is analyzed and assessed in arriving at the allowance for loan and lease losses, and (3) the changes and reasons for those changes in the allowance for loan and lease losses. For public entities, the disclosures as of the end of a reporting period are effective for interim and annual reporting periods ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010. The Bank has provided the disclosures required in Note 6.

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

Recent accounting pronouncements (concluded)

In April 2011, the FASB issued ASU 2011-02, Receivables (Topic 310), A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring. This ASU provides additional guidance and clarification for determining whether a creditor has granted a concession and whether a debtor is experiencing financial difficulties for purposes of determining whether a restructuring constitutes a troubled debt restructuring. For public entities, this guidance is effective for interim and annual reporting periods beginning on or after June 15, 2011 and should be applied retrospectively to the beginning of the annual period of adoption. Management does not expect this guidance to have a material effect on the Bank’s consolidated financial statements.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. This ASU clarifies and expands the disclosures pertaining to unobservable inputs used in Level 3 fair value measurements. The guidance also requires, for public companies, disclosure of the level within the fair value hierarchy for assets and liabilities not measured at fair value in the statement of financial position but for which the fair value is disclosed. The amendments in this ASU are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Management does not expect this guidance to have a material effect on the Bank’s consolidated financial statements.

In June 2011, the FASB issued ASU 2011-5, Comprehensive Income (Topic 220), Presentation of Comprehensive Income. This ASU provides an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in surplus. For public entities, this guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011, with early adoption permitted.

2.	RESTRICTIONS ON CASH AND AMOUNTS DUE FROM BANKS

The Bank is required to maintain average balances on hand or with the Federal Reserve Bank. The reserve balance amounted to $3,212,000, $3,067,000 and $2,331,000 at June 30, 2011 (unaudited) and December 31, 2010 and 2009, respectively.

3.	SHORT-TERM INVESTMENTS

Short-term investments are comprised of the following:

	June 30, 2011	December 31,
		2010	2009
	(Unaudited)
		(In thousands)
Federal Reserve Bank deposits	$13,183	$11,977	$4,968
Federal Home Loan Bank deposits	—	26	1,087
Money market accounts	1,577	2,614	266

	$14,760	$14,617	$6,321

4.	CERTIFICATES OF DEPOSIT

A summary of certificates of deposit, by maturity, is as follows:

	June 30, 2011		December 31, 2010		December 31, 2009
		Weighted		Weighted		Weighted
		Average		Average		Average
	Amount	Rate	Amount	Rate	Amount	Rate
	(Unaudited)
			(Dollars in thousands)
Within 1 year	$1,691	2.05%	$3,433	1.97%	$9,477	1.43%
Over 1 year to 3 years	—	—	—	—	3,433	1.99

	$1,691	2.05%	$3,433	1.97%	$12,910	1.56%

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5.	SECURITIES AVAILABLE FOR SALE

The amortized cost and fair value of securities available for sale, with gross unrealized gains and losses, follows:

	June 30, 2011
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
		(Unaudited)
		(In thousands)
Residential mortgage-backed securities:
Government National Mortgage Association	$12,257	$214	$(30)	$12,441
Government-sponsored enterprises	4,222	208	(31)	4,399
SBA asset-backed securities	2,557	64	(25)	2,596
State and municipal bonds	8,031	229	(14)	8,246
Government-sponsored enterprise obligations	393	20	—	413
Corporate bonds	406	11	(6)	411

	$27,866	$746	$(106)	$28,506

	December 31, 2010
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
		(In thousands)
Residential mortgage-backed securities:
Government National Mortgage Association	$11,418	$223	$(27)	$11,614
Government-sponsored enterprises	4,503	192	(24)	4,671
SBA asset-backed securities	2,700	64	(53)	2,711
State and municipal bonds	5,606	120	(13)	5,713
Government-sponsored enterprise obligations	422	21	—	443
Corporate bonds	401	12	—	413

	$25,050	$632	$(117)	$25,565

	December 31, 2009
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
		(In thousands)
Residential mortgage-backed securities:
Government National Mortgage Association	$10,162	$168	$(35)	$10,295
Government-sponsored enterprises	7,884	267	(4)	8,147
SBA asset-backed securities	960	54	—	1,014
State and municipal bonds	4,450	121	—	4,571
Government-sponsored enterprise obligations	3,148	22	(16)	3,154
Corporate bonds	994	24	(11)	1,007

	$27,598	$656	$(66)	$28,188

At June 30, 2011 (unaudited) and December 31, 2010 and 2009, government-sponsored enterprises consist of the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association.

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SECURITIES AVAILABLE FOR SALE (continued)

The amortized cost and fair value of debt securities by contractual maturity at June 30, 2011 (unaudited) and December 31, 2010 are as follows. Expected maturities may differ from contractual maturities because the issuer, in certain instances, has the right to call or prepay obligations with or without call or prepayment penalties.

	June 30, 2011		December 31, 2010
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
	(Unaudited)
		(In thousands)
Within 1 year	$300	$301	$599	$602
After 1 year to 5 years	2,650	2,755	2,122	2,157
After 5 years to 10 years	1,800	1,851	1,449	1,513
After 10 years	4,080	4,163	2,259	2,297

	8,830	9,070	6,429	6,569
Mortgage- and asset-backed securities	19,036	19,436	18,621	18,996

	$27,866	$28,506	$25,050	$25,565

There were no sales of securities for the six months ended June 30, 2011 or 2010 (unaudited). For the years ended December 31, 2010 and 2009, proceeds from sales of securities amounted to $3,515,000 and $203,000, respectively. Gross realized gains amounted to $82,000 and $0, respectively, and gross realized losses amounted to $0 and $131,000, respectively.

At June 30, 2011 (unaudited) and December 31, 2010 and 2009, the Bank has pledged certain debt securities with an amortized cost of $7,950,000, $9,042,000 and $10,892,000 respectively, and a fair value of $8,233,000, $9,356,000 and $11,155,000, respectively, as collateral for repurchase agreements. (See Note 9.)

Information pertaining to securities with gross unrealized losses aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less Than Twelve Months		Over Twelve Months
	Gross		Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
		(In thousands)
June 30, 2011 (Unaudited)

Residential mortgage-backed securities:
Government National Mortgage Association	$22	$2,784	$8	$74
Government-sponsored enterprises	31	461	—	—
SBA asset-backed securities	25	1,716	—	—
State and municipal bonds	14	1,576	—	—
Corporate bonds	6	299	—	—

	$98	$6,836	$8	$74

December 31, 2010

Residential mortgage-backed securities:
Government National Mortgage Association	$20	$2,732	$7	$96
Government-sponsored enterprises	24	483	—	—
SBA asset-backed securities	53	1,777	—	—
State and municipal bonds	13	1,080	—	—

	$110	$6,072	$7	$96

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

SECURITIES AVAILABLE FOR SALE (concluded)

	Less Than Twelve Months		Over Twelve Months
	Gross		Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
		(In thousands)
December 31, 2009

Residential mortgage-backed securities:
Government National Mortgage Association	$31	$3,028	$4	$1,560
Government-sponsored enterprises	4	435	—	—
Government-sponsored enterprise obligations	15	2,134	1	293
Corporate bonds	—	—	11	481

	$50	$5,597	$16	$2,334

At June 30, 2011 (unaudited) and December 31, 2010, various debt securities have unrealized losses with aggregate depreciation of 1.5% and 1.9%, respectively, from their aggregate amortized cost basis. These unrealized losses relate principally to the effect of rising interest rates on the fair value of debt securities and not to an increase in credit risk of the issuers. As the Bank does not intend to sell the securities and it is more likely than not that the Bank will not be required to sell the securities before recovery of their amortized cost, which may be maturity, the Bank does not consider these securities to be other-than-temporarily impaired at June 30, 2011 or December 31, 2010.

6.	LOANS

A summary of the balances of loans is as follows:

	June 30,	December 31,
	2011	2010	2009
	(Unaudited)
		(In thousands)
Real estate loans:
Residential—fixed	$15,134	$18,993	$20,110
Residential—variable	53,195	53,897	53,333
Commercial	65,720	53,907	49,911
Construction	36,746	40,770	31,223

	170,795	167,567	154,577

Commercial loans:
Secured	14,736	14,413	13,585
Unsecured	472	492	295

	15,208	14,905	13,880

Consumer loans:
Home equity lines of credit	22,554	24,198	17,805
Other	429	503	539

	22,983	24,701	18,344

Total loans	208,986	207,173	186,801

Less:
Allowance for loan losses	(3,229)	(2,690)	(2,060)
Net deferred origination fees	(371)	(366)	(371)

Loans, net	$205,386	$204,117	$184,370

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

LOANS (continued)

The Bank has transferred a portion of its originated commercial real estate loans to participating lenders. The amounts transferred have been accounted for as sales and are therefore not included in the Bank’s accompanying consolidated balance sheets. The Bank and participating lenders share ratably in any gains or losses that may result from a borrower’s lack of compliance with contractual terms of the loan. The Bank continues to service the loans on behalf of the participating lenders and, as such, collects cash payments from the borrowers, remits payments (net of servicing fees) to participating lenders and disburses required escrow funds to relevant parties. At June 30, 2011 (unaudited) and December 31, 2010 and 2009, the Bank was servicing loans for participants aggregating $9,479,000, $9,316,000 and $11,539,000, respectively.

The Bank has pledged certain residential and commercial real estate loans to secure FHLB advances and available lines of credit. (See Note 10.)

An analysis of the allowance for loan losses follows:

	Six Months Ended June 30,		Years Ended December 31,
	2011	2010	2010	2009
	(Unaudited)
		(In thousands)
Balance at beginning of period	$2,690	$2,060	$2,060	$2,047
Provision for loan losses	600	500	1,100	300
Loans charged off	(61)	(100)	(470)	(289)
Recoveries of loans previously charged off	—	—	—	2

Balance at end of period	$3,229	$2,460	$2,690	$2,060

Further information pertaining to allocation of the allowance for loan losses to various loan segments, at or for the period ended June 30, 2011 (unaudited) and at December 31, 2010, follows:

	Residential	Commercial			Home	Other
	Real Estate	Real Estate	Construction	Commercial	Equity	Consumer	Unallocated	Total
				(In thousands)
Six Months Ended June 30, 2011 (Unaudited)

Allowance at December 31, 2010	$319	$356	$1,258	$384	$84	$16	$273	$2,690

Provision for loan losses	242	666	(434)	57	29	—	40	600
Loans charged off	(61)	—	—	—	—	—	—	(61)
Recoveries of loans previously charged off	—	—	—	—	—	—	—	—

Allowance at June 30, 2011	$500	$1,022	$824	$441	$113	$16	$313	$3,229

June 30, 2011 (Unaudited)

Allowance related to loans individually evaluated for impairment	$132	$261	$—	$48	$—	$—	$—	$441

Allowance related to loans collectively evaluated for impairment	368	761	824	393	113	16	313	2,788

Total allowance	$500	$1,022	$824	$441	$113	$16	$313	$3,229

Impaired loan balances individually evaluated	$1,773	$1,426	$—	$125	$—	$—	$—	$3,324
Loan balances collectively evaluated for impairment	66,556	64,294	36,746	15,083	22,554	429	—	205,662

Total loans	$68,329	$65,720	$36,746	$15,208	$22,554	$429	$—	$208,986

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

LOANS (continued)

	Residential Real Estate	Commercial Real Estate	Construction	Commercial	Home Equity	Other Consumer	Unallocated	Total
	(In thousands)
December 31, 2010

Allowance related to loans individually evaluated for impairment	$56	$188	$—	$112	$—	$—	$—	$356

Allowance related to loans collectively evaluated for impairment	263	168	1,258	272	84	16	273	2,334

Total allowance	$319	$356	$1,258	$384	$84	$16	$273	$2,690

Impaired loan balances individually evaluated	$1,876	$376	$—	$225	$—	$—	$—	$2,477

Loan balances collectively evaluated for impairment	71,014	53,531	40,770	14,680	24,198	503	—	204,696

Total loans	$72,890	$53,907	$40,770	$14,905	$24,198	$503	$—	$207,173

The following is a summary of past due and non-accrual loans at June 30, 2011 (unaudited) and December 31, 2010 and 2009:

	30-59 Days Past Due	60-89 Days Past Due	Past Due 90 Days or More	Total Past Due	Past Due 90 Days or More and Still Accruing	Non-accrual Loans
	(In thousands)
June 30, 2011 (Unaudited)

Residential real estate	$1,292	$—	$533	$1,825	$—	$1,893
Commercial real estate	1,210	—	1,069	2,279	—	1,425
Construction	—	—	—	—	—	—
Commercial	—	—	—	—	—	125
Consumer:
Home equity lines of credit	57	14	19	90	—	19
Other	—	—	—	—	—	—

Total	$2,559	$14	$1,621	$4,194	$—	$3,462

December 31, 2010

Residential real estate	$394	$902	$2,008	$3,304	$—	$2,008
Commercial real estate	1,176	—	—	1,176	—	—
Construction	—	—	—	—	—	—
Commercial	90	—	—	90	—	—
Consumer:
Home equity lines of credit	879	19	—	898	—	—
Other	—	—	—	—	—	—

Total	$2,539	$921	$2,008	$5,468	$—	$2,008

December 31, 2009

Residential real estate	$1,896	$576	$705	$3,177	$—	$705
Commercial real estate	605	—	—	605	—	—
Construction	—	1,098	—	1,098	—	—
Commercial	165	—	—	165	—	—
Consumer:
Home equity lines of credit	4	—	—	4	—	—
Other	22	—	—	22	—	—

Total	$2,692	$1,674	$705	$5,071	$—	$705

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

LOANS (continued)

The following is a summary of impaired loans at June 30, 2011 (unaudited) and December 31, 2010:

	June 30, 2011			December 31, 2010
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
	(In thousands)
Impaired loans without a valuation allowance:
Residential real estate	$1,115	$1,115	$—	$1,313	$1,313	$—
Commercial real estate	227	227	—	—	—	—

Total	1,342	1,342	—	1,313	1,313	—

Impaired loans with a valuation allowance:
Residential real estate	658	860	132	563	703	56
Commercial real estate	1,199	1,199	261	376	376	188
Commercial	125	125	48	225	225	112

Total	1,982	2,184	441	1,164	1,304	356

Total impaired loans	$3,324	$3,526	$441	$2,477	$2,617	$356

The following is a summary of impaired loans in the aggregate at December 31, 2009:

	Recorded Investment	Unpaid Principal Balance	Related Allowance
	(In thousands)
Impaired loans without a valuation allowance	$1,960	$1,960	$—
Impaired loans with a valuation allowance	1,803	1,803	273

Total impaired loans	$3,763	$3,763	$273

Further information pertaining to impaired loans follows:

	Six Months Ended June 30,		Years Ended December 31,
	2011	2010	2010	2009
	(Unaudited)
	(In thousands)
Average investment in impaired loans	$3,277	$3,530	$3,198	$2,056

Interest income recognized on impaired loans	$48	$48	$52	$55

Interest income recognized on a cash basis on impaired loans	$44	$3	$3	$33

No additional funds are committed to be advanced in connection with impaired loans.

Credit Quality Information

The Bank utilizes an internal loan rating system for commercial real estate, construction and commercial loans as follows:

Loans rated 1 – 3B: Loans in these categories are considered “pass” rated loans with low to average risk.

Loans rated 4: Loans in this category are considered “special mention.” These loans are starting to show signs of potential weakness and are being closely monitored by management.

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

LOANS (concluded)

Credit Quality Information (concluded)

Loans rated 5: Loans in this category are considered “substandard.” Generally, a loan is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligors and/or the collateral pledged. There is a distinct possibility that the Bank will sustain some loss if the weakness is not corrected.

Loans rated 6: Loans in this category are considered “doubtful.” Loans classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable.

Loans rated 7: Loans in this category are considered uncollectible (“loss”) and of such little value that their continuance as loans is not warranted.

Category 8: Loans in this category only include commercial loans under $25,000 with no other outstandings or relationships with the Bank. They are not rated in accordance with regulatory guidelines.

Category 9: Loans in this category include loans which otherwise require rating but which have not been rated, or loans for which the Bank’s loan policy does not require rating.

Category 10: Loans in this category include credit commitments/relationships that cannot be rated due to a lack of financial information or inaccurate financial information. If, within 60 days of the assignment of a 10 rating, information is still not available to allow a standard rating, the credit will be rated 5.

On an annual basis, or more often if needed, the Bank formally reviews the ratings on all commercial real estate, construction and commercial loans. During each calendar year, the Bank engages an independent third-party to review a significant portion of loans within these segments. Management uses the results of these reviews as part of its annual review process.

The following table presents the Bank’s loans by risk rating:

	June 30, 2011				December 31, 2010
	Commercial Real Estate	Construction	Commercial	Total	Commercial Real Estate	Construction	Commercial	Total
		(Unaudited)
	(In thousands)
Loans rated 1 - 3B	$61,069	$31,833	$14,417	$107,319	$49,198	$35,858	$13,259	$98,315
Loans rated 4	3,189	4,913	652	8,754	3,222	3,000	1,404	7,626
Loans rated 5	1,108	—	—	1,108	1,487	1,912	225	3,624
Loans rated 6	354	—	125	479	—	—	—	—
Loans rated 7	—	—	—	—	—	—	—	—
Categories 8 - 9	—	—	14	14	—	—	17	17
Category 10	—	—	—	—	—	—	—	—

Total	$65,720	$36,746	$15,208	$117,674	$53,907	$40,770	$14,905	$109,582

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

7.	PREMISES AND EQUIPMENT

A summary of the cost and accumulated depreciation and amortization of premises and equipment is as follows:

	June 30, 2011	December 31,		Estimated Useful Life
		2010	2009
	(Unaudited)
	(In thousands)
Premises:
Land	$50	$50	$50	—
Buildings	677	677	677	35-40 years
Leasehold improvements	264	224	224	5-10 years
Equipment	1,175	1,133	1,245	3-5 years
Renovations in process	29	—	—

	2,195	2,084	2,196
Less accumulated depreciation and amortization	(1,400)	(1,298)	(1,424)

Premises and equipment, net	$795	$786	$772

Total depreciation and amortization expense for the six months ended June 30, 2011 and 2010 (unaudited) and for the years ended December 31, 2010 and 2009 amounted to $102,000, $85,000, $173,000 and $186,000, respectively.

Renovations in process relate to the 47 Church Street office. At June 30, 2011, outstanding commitments pertaining to the renovations amounted to $110,000.

Pursuant to terms of noncancelable lease agreements in effect at June 30, 2011 (unaudited) and December 31, 2010, pertaining to premises, future minimum rent commitments are as follows:

	June 30, 2011		December 31, 2010
	(Unaudited)
	(In thousands)
2011	$165		$325
2012	139		139
2013	102		—
2014	104		—
2015	106		—
2016	108		—
Thereafter	137		—

	$861	(1)	$464

(1)	On August 16, 2011, the Bank entered into a lease agreement for a new branch facility. The lease commencement date is November 1, 2011 for a period of ten years with minimum rent commitments aggregating $1,343,000. The lease contains two-five year options to extend. These amounts are not included above.

The leases contain options to extend for up to fifteen years. The cost of such rentals is not included above. Total rent expense amounted to $163,000, $151,000, $304,000 and $302,000 for the six months ended June 30, 2011 and 2010 (unaudited) and for the years ended December 31, 2010 and 2009, respectively.

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

8.	DEPOSITS

A summary of deposit balances, by type, is as follows:

	June 30, 2011	December 31,
		2010	2009
	(Unaudited)
	(In thousands)
Demand	$27,021	$26,512	$21,987
NOW	15,591	14,914	12,508
Money market	46,129	42,563	34,493
Regular and other savings	24,916	23,642	15,786

Total non-certificate accounts	113,657	107,631	84,774

Term certificates of $100,000 and greater	73,357	72,348	67,990
Term certificates less than $100,000	41,361	42,161	42,861

Total term certificates	114,718	114,509	110,851

Total deposits	$228,375	$222,140	$195,625

A summary of term certificates by maturity is as follows:

	June 30, 2011		December 31, 2010		December 31, 2009
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Unaudited)
	(Dollars in thousands)
Within 1 year	$72,580	1.46%	$82,624	1.55%	$75,567	2.07%
Over 1 year to 2 years	25,452	1.37	20,765	1.59	28,599	2.23
Over 2 years to 3 years	6,830	2.44	5,631	2.54	2,309	2.85
Over 3 years to 4 years	9,856	2.48	5,489	2.47	4,376	1.73

	$114,718	1.59%	$114,509	1.65%	$110,851	2.12%

9.	SHORT-TERM BORROWINGS

Short-term borrowings consist of securities sold under agreements to repurchase, which are classified as secured borrowings. Securities sold under agreements to repurchase mature within one to four days from the transaction date and are reflected at the amount of cash received in connection with the transaction. At June 30, 2011 (unaudited) and December 31, 2010 and 2009, the weighted average rates were 1.14%, 1.24% and 1.74%, respectively. The Bank has pledged certain debt securities in connection with the agreements and may be required to provide additional collateral based on the fair value of the underlying securities. (See Note 5.)

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

10.	LONG-TERM DEBT

Long-term debt consists of fixed-rate Federal Home Loan Bank (“FHLB”) advances, as follows:

	Amount			Weighted Average Rate
	June 30, 2011	December 31,		June 30, 2011	December 31,
		2010	2009		2010	2009
	(Unaudited)			(Unaudited)
	(In thousands)
Maturity:
2010	$—	$—	$14,000	—%	—%	4.59%
2011	—	5,000	5,000	—	5.52	5.52
2012	2,000	2,000	2,000	5.51	5.51	5.51
2014 *	5,500	5,500	3,500	2.97	2.97	3.32

	$7,500	$12,500	$24,500	3.65%	4.40%	4.71%

*	Includes an advance of $3,500,000 with a rate of $3.32% which became callable on a quarterly basis in March 2011.

Borrowings available under an available FHLB variable-rate line of credit amounted to $1,338,000 as of June 30, 2011 (unaudited) and December 31, 2010 and 2009. No advances were outstanding under the line of credit at June 30, 2011 (unaudited) or at December 31, 2010 and 2009. All borrowings from the FHLB are secured by a blanket lien on qualified collateral, defined principally as 75% of the carrying value of first mortgage loans on owner-occupied residential property. (See Note 6.)

At June 30, 2011 (unaudited) and December 31, 2010, the Bank has pledged commercial real estate loans of $22,866,000 and $15,122,000, respectively, to access the Federal Reserve Bank discount window. No advances were outstanding at June 30, 2011 (unaudited) or at December 31, 2010.

11.	INCOME TAXES

Allocation of the federal and state income taxes between current and deferred portions is as follows:

	Six Months Ended June 30,		Years Ended December 31,
	2011	2010	2010	2009
	(Unaudited)
	(In thousands)
Current tax provision (benefit):
Federal	$535	$597	$1,231	$(9)
State	170	197	388	4

	705	794	1,619	(5)

Deferred tax provision (benefit):
Federal	(125)	(151)	(246)	502
State	(39)	(54)	(87)	164
Change in valuation reserve	—	—	(28)	36

	(164)	(205)	(361)	702

Total tax provision	$541	$589	$1,258	$697

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

INCOME TAXES (continued)

The reasons for the differences between the statutory federal income tax rate and the effective tax rates are summarized as follows:

	Six Months Ended June 30,		Years Ended December 31,
	2011	2010	2010	2009
	(Unaudited)
Statutory tax rate	34.0%	34.0%	34.0%	34.0%
Increase (decrease) resulting from:
State taxes, net of federal tax benefit	5.8	5.9	5.8	6.0
Tax exempt increase in surrender value of bank-owned life insurance	(1.6)	(1.6)	(1.5)	(2.7)
Tax exempt bond income	(2.0)	(1.4)	(1.3)	(2.3)
Change in valuation reserve	—	—	(0.8)	2.0
Other, net	(0.1)	(0.1)	0.7	0.8

Effective tax rates	36.1%	36.8%	36.9%	37.8%

The components of the net deferred tax asset are as follows:

	June 30,	December 31,
	2011	2010	2009
	(Unaudited)
	(In thousands)
Deferred tax asset:
Federal	$1,245	$1,122	$855
State	360	324	233
Valuation reserve	(8)	(8)	(36)

	1,597	1,438	1,052

Deferred tax liability:
Federal	(252)	(218)	(215)
State	(59)	(52)	(57)

	(311)	(270)	(272)

Net deferred tax asset	$1,286	$1,168	$780

The tax effects of each item that gives rise to deferred taxes are as follows:

	June 30,	December 31,
	2011	2010	2009
	(Unaudited)
	(In thousands)
Allowance for loan losses	$1,290	$1,170	$824
Deferred loan fees	148	146	148
Net unrealized gains on securities available for sale	(252)	(206)	(233)
Employee benefit plans	128	63	42
Depreciation and amortization	(57)	(65)	(39)
Capital loss carryover	8	8	36
Alternative minimum tax credit	—	—	17
Other	29	60	21

Total	1,294	1,176	816
Valuation allowance	(8)	(8)	(36)

Net deferred tax asset	$1,286	$1,168	$780

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

INCOME TAXES (concluded)

At June 30, 2011 (unaudited) and December 31, 2010, the Bank has a capital loss carryover of approximately $23,000, which expires on December 31, 2014.

At June 30, 2011 (unaudited) and December 31, 2010 and 2009, the Bank has a valuation allowance of $8,000, $8,000 and $36,000, respectively, related to the capital loss carryover. The change in the valuation allowance is due to utilization of a portion of the capital loss carryover.

The federal income tax reserve for loan losses at the Bank’s base year amounted to $820,000. If any portion of the reserve is used for purposes other than to absorb loan losses for which established, approximately 150% of the amount actually used (limited to the amount of the reserve) would be subject to taxation in the year in which used. As the Bank intends to use the reserve only to absorb loan losses, a deferred income tax liability of $328,000 has not been provided.

The Bank’s tax returns are subject to review and examination by federal and state taxing authorities. The Bank is currently open to audit under the applicable statutes of limitations by the Internal Revenue Service for the years ended December 31, 2007 through 2010. The years open to examination by state taxing authorities vary by jurisdiction; no years prior to 2007 are open.

12.	MINIMUM REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of June 30, 2011, December 31, 2010 and 2009, that the Bank met all capital adequacy requirements to which it is subject.

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

MINIMUM REGULATORY CAPITAL REQUIREMENTS (concluded)

As of June 30, 2011 (unaudited) and December 31, 2010, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, it must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since the notification that management believes have changed the Bank’s category. The Bank’s actual capital amounts and ratios as of June 30, 2011 (unaudited), December 31, 2010 and 2009 are also presented in the tables.

	Actual		Minimum Capital Requirements		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
June 30, 2011 (Unaudited):

Total Capital to Risk- Weighted Assets	$23,475	12.1%	$15,475	8.0%	$19,344	10.0%
Tier 1 Capital to Risk- Weighted Assets	21,057	10.9	7,738	4.0	11,607	6.0
Tier 1 Capital to Average Assets	21,057	8.0	7,940	3.0	13,234	5.0

December 31, 2010:

Total Capital to Risk- Weighted Assets	22,463	11.9	15,106	8.0	18,882	10.0
Tier 1 Capital to Risk- Weighted Assets	20,099	10.6	7,553	4.0	11,329	6.0
Tier 1 Capital to Average Assets	20,099	7.7	7,790	3.0	12,984	5.0

December 31, 2009:

Total Capital to Risk- Weighted Assets	20,006	11.9	13,500	8.0	16,875	10.0
Tier 1 Capital to Risk- Weighted Assets	17,946	10.6	6,750	4.0	10,125	6.0
Tier 1 Capital to Average Assets	17,946	7.0	7,693	3.0	12,821	5.0

13.	EMPLOYEE BENEFIT PLANS

Defined benefit plan

The Bank provides defined pension benefits for eligible employees through membership in the Co-operative Banks Employees Retirement Association (“CBERA”) and participation in its Defined Benefit Plan (Plan C) of the CBERA Retirement Program (the “Plan”). The Plan is a multi-employer plan whereby the contributions by each bank are not restricted to provide benefits to the employees of the contributing bank. Each full-time employee who is at least 21 years of age, and has completed one year of service in which they worked 1,000 hours, becomes a participant in the Plan one month after the date of eligibility. Participants become fully vested when credited with six years of service measured from the date of hire. Total Plan expense for the six months ended June 30, 2011 and 2010 (unaudited) and the years ended December 31, 2010 and 2009 amounted to $194,000, $165,000, $358,000 and $253,000, respectively. Contributions to the Plan amounted to $189,000, $178,000, $371,000 and $222,000, respectively.

On August 17, 2011, the Bank’s Board of Directors voted to freeze Plan benefits as of November 1, 2011. As of such date, the Bank will have the choice of fully funding the pension liability or continuing to make annual contributions in an amount not less than 1/7 of the total unfunded amount as agreed to by the Bank and CBERA. The Plan administrator has estimated that the Bank’s unfunded liability as of November 1, 2011 will approximate $620,000. Plan C’s funded status will continue to change with Plan asset values and changes in assumptions used to determine projected pension obligations.

401(k) Plan

The Bank has a 401(k) plan which provides for voluntary contributions by participating employees of up to 75% of their compensation, subject to IRS limitations. The Bank matches the employee’s voluntary contribution at a level of 150% of the employee’s contributions up to the first 7% of the employee’s compensation. Total plan expense for the six months ended June 30, 2011 and 2010 (unaudited) and the years ended December 31, 2010 and 2009 amounted to $121,000, $97,000, $208,000 and $203,000, respectively.

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

EMPLOYEE BENEFIT PLANS (concluded)

Supplemental retirement agreements

The Bank has entered into supplemental retirement agreements with certain former and current officers, which provide for payments upon attaining the retirement age specified in the agreements. The present value of these future payments is accrued over the remaining service terms and at June 30, 2011 (unaudited) and December 31, 2010 and 2009, amounted to $129,000, $98,000 and $52,000, respectively. Supplemental retirement benefits generally vest as they are accrued, however a termination of employment subsequent to a change in control of the Bank will result in the vesting of all benefits that would have accrued to the officer’s normal retirement date. Total supplemental retirement expense for the six months ended June 30, 2011 and 2010 (unaudited) and the years ended December 31, 2010 and 2009 amounted to $32,000, $12,000, $45,000 and $471,000, respectively.

Endorsement split-dollar life insurance arrangements

The Bank is the sole owner of life insurance policies pertaining to certain of the Bank’s executives. The Bank has entered into agreements with these executives whereby the Bank has agreed to maintain a life insurance policy in effect during the executives’ retirement, which will pay to the executives’ estates or beneficiaries a portion of the death benefit that the Bank will receive as beneficiary of such policies. Total split-dollar insurance expense for the six months ended June 30, 2011 and 2010 (unaudited) and the years ended December 31, 2010 and 2009 amounted to $4,000, $3,000, $50,000 and $33,000, respectively.

Incentive compensation program

The Bank has established an incentive compensation program whereby 5% of the Bank’s consolidated income, before income taxes and incentive compensation expense, is allocated for distribution to eligible employees. Total incentive compensation expense for the six months ended June 30, 2011 and 2010 (unaudited) and the years ended December 31, 2010 and 2009 amounted to $150,000, $124,000, $304,000, and $442,000, respectively.

14.	OTHER COMMITMENTS AND CONTINGENCIES

Credit-related financial instruments

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit which involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the accompanying consolidated balance sheets. At June 30, 2011 (unaudited) and December 31, 2010 and 2009, the following financial instruments were outstanding whose contract amounts represent credit risk.

	June 30, 2011	December 31,
		2010	2009
	(Unaudited)
	(In thousands)
Commitments to grant loans	$4,045	$10,530	$4,407
Unadvanced home equity lines of credit	15,336	14,259	16,465
Unadvanced commercial lines of credit	6,689	9,083	8,064
Unadvanced funds on construction loans	19,197	13,781	13,657
Standby letters of credit	406	447	374

Commitments to grant loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for home equity and commercial lines of credit may expire without being drawn upon, therefore, the total commitment amounts do not necessarily represent future cash requirements. Home equity and certain commercial lines of credit are generally collateralized by real estate or business assets. Commitments to grant loans and unadvanced funds on construction loans are also secured by real estate.

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

OTHER COMMITMENTS AND CONTINGENCIES (concluded)

Credit-related financial instruments (concluded)

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. All letters of credit have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank collateralizes those commitments for which collateral is deemed necessary.

Employment agreements

The Bank has entered into employment agreements with certain executives for periods up to three years. The agreements generally provide for specified minimum levels of annual compensation and benefits. In addition, the agreements provide for specified lump sum payments and the continuation of benefits upon certain events of termination, as defined, including a change in control of the Bank.

Contingencies

Various legal claims arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the consolidated financial position of the Bank.

15.	LOANS TO RELATED PARTIES

Information pertaining to loans to directors, executive officers and their associates (exclusive of loans to any such person which in the aggregate do not exceed $60,000) is as follows:

	Six Months Ended June 30,
		Years Ended December 31,
	2011	2010	2009
	(Unaudited)
	(In thousands)
Balance at beginning of period	$2,749	$2,271	$1,256
Principal additions	326	617	1,403
Principal payments	(59)	(139)	(388)

Balance at end of period	$3,016	$2,749	$2,271

Such loans are made in the ordinary course of business at the Bank’s normal credit terms, except for certain loans which were granted with an interest rate discount of 0.50% under the Bank’s Mortgage Discount Program. This program applies only to fixed– or adjustable–rate mortgage loans that are held in the portfolio of the Bank. The program is offered to all full– and part-time employees of the Bank and to all members of its Board of Directors.

16.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Determination of fair value

The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. The fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Determination of fair value (concluded)

The following methods and assumptions were used by the Bank in estimating fair value disclosures:

Cash, cash equivalents and certificates of deposit: The carrying amounts approximate fair values based on the short-term nature of the assets.

Securities available for sale: Fair value measurements are obtained from a third-party pricing service and are not adjusted by management. The securities measured at fair value in Level 1 are based on quoted market prices in an active exchange market. Securities measured at fair value in Level 2 are based on pricing models that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, credit spreads and new issue data.

FHLB stock: The carrying value of FHLB stock is deemed to approximate fair value, based on the redemption provisions of the FHLB of Boston.

Loans, net: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans are estimated using discounted cash flow analyses, using market interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposits: The fair values disclosed for non-certificate deposit accounts are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Short-term borrowings: The carrying amount of short-term borrowings approximates fair value, based on the short-term nature of the liabilities.

Long-term debt: The fair values of long-term debt are estimated using discounted cash flow analyses based on the current incremental borrowing rates in the market for similar types of borrowing arrangements.

Accrued interest: The carrying amounts of accrued interest approximate fair value.

Off-balance sheet instruments: Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The fair values of these instruments are considered immaterial.

Assets measured at fair value on a recurring basis

Assets measured at fair value on a recurring basis at June 30, 2011 (unaudited) and December 31, 2010 and 2009 are summarized below. There are no liabilities measured at fair value on a recurring basis at June 30, 2011 (unaudited) or at December 31, 2010 and 2009.

	June 30, 2011 (Unaudited)
	Level 1	Level 2	Level 3	Fair Value
	(In thousands)
Residential mortgage-backed securities:
Government National Mortgage Association	$—	$12,441	$—	$12,441
Government-sponsored enterprises	—	4,399	—	4,399
SBA asset-backed securities	—	2,596	—	2,596
State and municipal bonds	—	8,246	—	8,246
Government-sponsored enterprise obligations	—	413	—	413
Corporate bonds	—	411	—	411

Total assets	$—	$28,506	$—	$28,506

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Assets measured at fair value on a recurring basis (concluded)

	December 31, 2010
	Level 1	Level 2	Level 3	Fair Value
	(In thousands)
Residential mortgage-backed securities:
Government National Mortgage Association	$—	$11,614	$—	$11,614
Government-sponsored enterprises	—	4,671	—	4,671
SBA asset-backed securities	—	2,711	—	2,711
State and municipal bonds	—	5,713	—	5,713
Government-sponsored enterprise obligations	—	443	—	443
Corporate bonds	—	413	—	413

Total assets	$—	$25,565	$—	$25,565

	December 31, 2009
	Level 1	Level 2	Level 3	Fair Value
	(In thousands)
Residential mortgage-backed securities:
Government National Mortgage Association	$—	$10,295	$—	$10,295
Government-sponsored enterprises	—	8,147	—	8,147
SBA asset-backed securities	—	1,014	—	1,014
State and municipal bonds	—	4,571	—	4,571
Government-sponsored enterprise obligations	—	3,154	—	3,154
Corporate bonds	—	1,007	—	1,007

Total assets	$—	$28,188	$—	$28,188

Assets measured at fair value on a non-recurring basis

The Bank may also be required, from time to time, to measure certain other financial assets on a non-recurring basis in accordance with generally accepted accounting principles. These adjustments to fair value usually result from application of lower-of-cost-or-market accounting or write-downs of individual assets. The following table summarizes the fair value hierarchy used to determine each adjustment and the carrying value of the related individual assets as of June 30, 2011 (unaudited) and December 31, 2010 and 2009.

	June 30, 2011 (unaudited)			Six Months Ended June 30, 2011 (unaudited)
	Level 1	Level 2	Level 3	Total Losses
	(In thousands)
Impaired loans	$—	$—	$1,541	$145

	December 31, 2010			Year Ended December 31, 2010
	Level 1	Level 2	Level 3	Total Losses
	(In thousands)
Impaired loans	$—	$—	$808	$497

	December 31, 2009			Year Ended December 31, 2009
	Level 1	Level 2	Level 3	Total Losses
	(In thousands)
Impaired loans	$—	$—	$1,530	$273

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS (concluded)

Assets measured at fair value on a non-recurring basis (concluded)

Losses applicable to certain impaired loans are estimated using the appraised value of the underlying collateral considering discounting factors and adjusted for selling costs. The loss is not recorded directly as an adjustment to current earnings, but rather as a component in determining the overall adequacy of the allowance for loan losses. Adjustments to the estimated fair value of impaired loans may result in increases or decreases to the provision for loan losses.

There are no liabilities measured at fair value on a non-recurring basis at June 30, 2011 (unaudited) or at December 31, 2010 and 2009.

Summary of fair values of financial instruments

The estimated fair values, and related carrying or notional amounts of the Bank’s financial instruments are outlined in the table below. Certain financial instruments and all nonfinancial instruments are excluded from disclosure requirements. Accordingly, the aggregate fair value amounts presented herein may not necessarily represent the underlying fair value of the Bank.

	June 30, 2011		December 31, 2010		December 31, 2009
	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(Unaudited)
	(In thousands)
Financial assets:
Cash and cash equivalents	$18,637	$18,637	$18,397	$18,397	$9,370	$9,370
Certificates of deposit	1,691	1,691	3,433	3,433	12,910	12,910
Securities available for sale	28,506	28,506	25,565	25,565	28,188	28,188
FHLB stock	1,930	1,930	1,930	1,930	1,930	1,930
Loans, net	205,386	201,317	204,117	203,366	184,370	186,602
Accrued interest receivable	827	827	865	865	846	846

Financial liabilities:
Deposits	228,375	228,970	222,140	222,814	195,625	196,323
Short-term borrowings	6,423	6,423	5,804	5,804	6,270	6,270
Long-term debt	7,500	7,872	12,500	12,988	24,500	25,350
Accrued interest payable	29	29	47	47	99	99

17.	SUBSEQUENT EVENTS – CONVERSION AND STOCK OFFERING

On July 20, 2011, the Board of Directors of the Bank adopted a Plan of Conversion (the “Plan”) whereby the Bank will convert to a Maryland-chartered stock Corporation (the “Holding Company”), and offer Holding Company stock on a priority basis to qualifying depositors, tax-qualified employee plans, and employees, officers and directors of Wellesley Bank with any remaining shares to be offered to the public in a direct community offering and possibly in a syndicated community offering (the “Conversion”).

As part of the Conversion, Wellesley Bank will establish a liquidation account in an amount equal to the net worth of Wellesley Bank as of the date of the latest consolidated balance sheet appearing in the final prospectus distributed in connection with the Conversion. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders who maintain their accounts at Wellesley Bank after the Conversion. The liquidation account will be reduced annually to the extent that such account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an account holder’s interest in the liquidation account. In the event of a complete liquidation, each eligible account holder will be entitled to receive balances for accounts then held.

Subsequent to the Conversion, the Holding Company may not declare or pay dividends on, and may not repurchase, any of its shares of common stock if the effect thereof would cause stockholders’ equity to be reduced below applicable regulatory capital maintenance requirements, or if such declaration, payment or repurchase would otherwise violate regulatory requirements.

Wellesley Bank and Subsidiaries

Notes to Consolidated Financial Statements (Concluded)

SUBSEQUENT EVENTS – CONVERSION AND STOCK OFFERING (concluded)

Conversion costs are deferred and reduce the proceeds from the shares sold in the Conversion. If the Conversion is not completed, all costs will be expensed. As of June 30, 2011(unaudited), Conversion costs amounting to $41,000 have been incurred and are included in other assets in the accompanying consolidated balance sheet.

In connection with the Conversion, the Holding Company intends to implement an employee stock ownership plan and other benefit and salary continuation plans for directors, officers and employees.

Also in connection with the Conversion, the Holding Company intends to establish a charitable foundation (the “Foundation”) and contribute to the Foundation an amount equal to 8% of the gross offering proceeds, 87.5% of which will be funded with authorized but unissued common stock and 12.5% of which will be funded with cash.

You should rely only on the information contained in this prospectus. Neither Wellesley Bancorp nor Wellesley Bank has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

(Proposed Holding Company for

Wellesley Bank)

2,760,000 Shares

(Anticipated Maximum, Subject to Increase)

COMMON STOCK

PROSPECTUS

SANDLER O’NEILL + PARTNERS, L.P.

                    , 2011

Until                     , 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THE FOLLOWING PAGES CONSTITUTE THE 401(K) PROSPECTUS SUPPLEMENT

OF WELLESLEY BANCORP, INC. SUCH PROSPECTUS SUPPLEMENT WILL “WRAP AROUND”

THE PROSPECTUS OF WELLESLEY BANCORP, INC.

PARTICIPATION INTERESTS IN

WELLESLEY BANK EMPLOYEE 401(k) PLAN

AND

OFFERING OF 511,500 SHARES OF

WELLESLEY BANCORP, INC.

COMMON STOCK ($.01 PAR VALUE)

This prospectus supplement relates to the offer and sale to participants in the Wellesley Bank Employee 401(k) Plan (the “401(k) Plan”), of shares of common stock of Wellesley Bancorp, Inc. (“Wellesley Bancorp”) in connection with the initial public offering of Wellesley Bancorp, Inc.

401(k) Plan participants may direct the 401(k) Plan trustee to use a portion of their account balances to subscribe for and purchase shares of Wellesley Bancorp common stock through the Wellesley Bancorp Stock Fund. Based upon the value of the 401(k) Plan assets as of June 30, 2011, the Wellesley Bancorp Stock Fund trustee may purchase up to 511,500 shares of Wellesley Bancorp common stock at a purchase price of $10.00 per share. This prospectus supplement relates to the election of 401(k) Plan participants to direct the 401(k) Plan trustee to invest a portion of their 401(k) Plan account balances in Wellesley Bancorp common stock.

The Wellesley Bancorp, Inc. prospectus dated [date], which is attached to this prospectus supplement, includes detailed information regarding the offering of shares of Wellesley Bancorp common stock and the financial condition, results of operations and business of Wellesley Bank (“Wellesley Bank”). This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

Please refer to “Risk Factors” beginning on page          of the prospectus.

Neither the Securities and Exchange Commission, the Massachusetts Commissioner of Banks,

the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, nor any

other state or federal agency or any state securities commission, has approved or disapproved these securities.

Any representation to the contrary is a criminal offense.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Wellesley Bancorp of participation interests or shares of common stock under the 401(k) Plan in the offering. No one may use this prospectus supplement to re-offer or resell interests or shares of common stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the attached prospectus. Neither Wellesley Bancorp, Wellesley Bank nor the 401(k) Plan has authorized anyone to provide you with different information.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Wellesley Bank or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this Prospectus Supplement is [date].

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THE OFFERING

Securities Offered

The securities offered in connection with this prospectus supplement are participation interests in the 401(k) Plan. At a purchase price of $10.00 per share, the 401(k) Plan trustee may subscribe for up to 511,500 Wellesley Bancorp, Inc. common stock in the stock offering (the “Stock Offering”). The interests offered by means of this prospectus supplement are conditioned on the close of the Stock Offering. Certain subscription rights and purchase limitations also govern your investment in the Wellesley Bancorp Stock Fund in connection with the Stock Offering. See “The Conversion and Stock Offering – Subscription Offering and Subscription Rights” and “– Limitations on Purchases of Shares” in the prospectus attached to this prospectus supplement for further discussion of these subscription rights and purchase limitations.

This prospectus supplement contains information regarding the 401(k) Plan. The attached prospectus contains information regarding the Stock Offering and the financial condition, results of operations and business of Wellesley Bank and its affiliates. The address of the principal executive office of Wellesley Bank is 40 Central Street, Wellesley, MA 02482. The telephone number of Wellesley Bank is (781) 235-2550.

Election to Purchase Wellesley Bancorp, Inc. Common Stock in the Stock Offering

In connection with the Stock Offering, you may direct the 401(k) Plan trustee to liquidate up to 100% of your account balance and use the funds to subscribe for Wellesley Bancorp common stock offered for sale in the Stock Offering. If there is not enough Wellesley Bancorp common stock available in the Stock Offering to fill all subscriptions, the common stock will be apportioned and the 401(k) Plan trustee may not be able to purchase all of the common stock you requested. If the Stock Offering is oversubscribed and your order is cut back, your 401(k) Plan funds (which are not invested in Wellesley Bancorp Stock Fund) will be reinvested in accordance with the investment elections that you have in place for your elective deferrals.

All plan participants are eligible to direct the 401(k) Plan trustee to use their 401(k) Plan assets to invest in the Stock Offering. However, participant investment directions are subject to subscription rights and purchase priorities. See “Summary – Persons Who May Order Stock in the Offering” in the attached prospectus. Subscription requests for common stock will be filled in the following order of priority: (1) persons with $50 or more on deposit at Wellesley Bank as of the close of business on April 30, 2010; (2) persons with $50 or more on deposit at Wellesley Bank as of the close of business on June 30, 2011; and (3) employees and directors who do not have a higher priority right. If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of Wellesley Bancorp common stock in the Stock Offering and you may use your account balance in the 401(k) Plan to subscribe for shares of Wellesley Bancorp common stock. To the extent shares of common stock remain available after filling offers in the subscription offering, shares will be available in a community offering.

The limitations on the total amount of Wellesley Bancorp common stock that you may purchase in the Stock Offering, as described in the prospectus (see “The Conversion and Stock Offering – Limitations on Purchases of Shares”), will be calculated based on the aggregate amount that you subscribed for: (a) through your 401(k) Plan account and (b) through your sources of funds outside of the 401(k) Plan. Whether you place an order through the 401(k) Plan, outside the 401(k) Plan, or both, the number of shares of Wellesley Bancorp common stock, if any, that you receive will be determined based on the total number of subscriptions, your purchase priority and the allocation priorities described in the

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prospectus. If, as a result of the calculation, you are allocated insufficient shares to fill all of your orders, available shares will be allocated between orders on a pro rata basis.

Value of Participation Interests

As of June 30, 2011, the market value of the 401(k) Plan assets equaled approximately $5,115,000. The plan administrator has distributed quarterly statements to each participant reflecting the value of his or her beneficial interest in the 401(k) Plan as of June 30, 2011. The value of the 401(k) Plan assets represents past contributions made to the 401(k) Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals.

Method of Directing Your Investment Election

Included with this prospectus supplement is a blue investment form (“Investment Election Form”). If you wish to direct the 401(k) Plan trustee to liquidate a portion of your current investments and use the funds to subscribe for shares in the Stock Offering you must complete, sign and submit this form to Eloise C. Thibault. If you do not wish to invest in the Wellesley Bancorp Stock Fund at this time, you do not need to take any action. The minimum investment in the Wellesley Bancorp Stock Fund during the Stock Offering is $250.00 and the maximum individual investment is $200,000.

Time for Directing Your Investment Election

If you wish to participate in the Stock Offering using your 401(k) Plan funds, you must submit your Investment Election Form to Eloise C. Thibault by 12:00 noon on [date]. If you have any questions regarding the Wellesley Bancorp Stock Fund, you can call Eloise C. Thibault at (781)  235-2550.

Irrevocability of Your Investment Election

Once you have submitted your Investment Election Form, you cannot change your election to subscribe for shares of common stock through the 401(k) Plan in the Stock Offering.

Purchase Price of Wellesley Bancorp, Inc. Common Stock

The 401(k) Plan trustee will use the funds transferred to the Wellesley Bancorp Stock Fund to purchase shares of Wellesley Bancorp common stock in the Stock Offering. The 401(k) Plan trustee will pay the same price for shares of Wellesley Bancorp common stock as all other persons who purchase shares of Wellesley Bancorp common stock in the Stock Offering. If there is not enough common stock available in the Stock Offering to fill all subscriptions, the common stock will be apportioned and the trustee may not be able to purchase all of the common stock you requested. If the Stock Offering is oversubscribed and your order is cut back, your 401(k) Plan funds (which are not invested in Wellesley Bancorp common stock) will be reinvested in accordance with the investment elections you have in place for your elective deferrals.

Nature of a Participant’s Interest in Wellesley Bancorp, Inc. Common Stock

The 401(k) Plan trustee will hold Wellesley Bancorp common stock in the name of the 401(k) Plan. The 401(k) Plan trustee will credit shares of Wellesley Bancorp common stock acquired at your direction to your account under the 401(k) Plan. Your interest in the Wellesley Bancorp Stock Fund will be credited in units. Immediately after the close of the Stock Offering each unit will equal one share of Wellesley Bancorp common stock. Once the Wellesley Bancorp Stock Fund begins to have open market

2

purchases each unit will consist of a portion of cash and common stock. For liquidity purposes, the Wellesley Bancorp Stock Fund will be 3-5% in cash.

Voting and Tender Rights of Wellesley Bancorp, Inc. Common Stock

The 401(k) Plan trustee will exercise voting and tender rights attributable to all Wellesley Bancorp common stock held in the Wellesley Bancorp Stock Fund, as directed by participants with interests in the Wellesley Bancorp Stock Fund. With respect to each matter as to which holders of Wellesley Bancorp common stock have a right to vote, you will have voting instruction rights that reflect your proportionate interest in the Wellesley Bancorp Stock Fund. The number of shares of Wellesley Bancorp common stock held in the Wellesley Bancorp Stock Fund voted for and against each matter will be proportionate to the number of voting instruction rights exercised. If there is a tender offer for Wellesley Bancorp common stock, the 401(k) Plan allots each participant a number of tender instruction rights reflecting each participant’s proportionate interest in the Wellesley Bancorp Stock Fund. The percentage of shares of Wellesley Bancorp common stock held in the Wellesley Bancorp Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights exercised in favor of the tender offer. The remaining shares of Wellesley Bancorp common stock held in the Wellesley Bancorp Stock Fund will not be tendered. The 401(k) Plan provides that participants will exercise their voting instruction rights and tender instruction rights on a confidential basis.

Future Direction to Purchase Common Stock

You will be able to invest in the Wellesley Bancorp Stock Fund after the stock offering by accessing your account via the internet and directing the trustee to invest your future contributions or your account balance in the 401(k) Plan into the Wellesley Bancorp Stock Fund. After the stock offering, to the extent that shares of common stock are available, Pentegra Trust Company will acquire Wellesley Bancorp common stock at your election in open market transactions at the prevailing market price. Special restrictions may apply to transfers directed to and from the Wellesley Bancorp Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Wellesley Bancorp. In addition, if you are an officer of Wellesley Bancorp that is restricted by the Federal Deposit Insurance Corporation from selling shares acquired in the stock offering for one year, the shares you purchased in the stock offering will not be tradable for one year. However, any stock units that you held in the Wellesley Bancorp Stock Fund before the stock offering are not subject to this one-year trading restriction and therefore may be sold.

DESCRIPTION OF THE 401(k) PLAN

Introduction

Wellesley Bank adopted the amended and restated 401(k) Plan effective [date]. Wellesley Bank intends for the 401(k) Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Wellesley Bank may amend the 401(k) Plan from time to time in the future to ensure continued compliance with these laws. Wellesley Bank may also amend the 401(k) Plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. Federal law provides you with various rights and protections as a participant in the 401(k) Plan, which is governed by ERISA. However, the Pension Benefit Guaranty Corporation does not guarantee your benefits under the 401(k) Plan.

3

Reference to Full Text of the Plan. The following portions of this prospectus supplement summarize the material provisions of the 401(k) Plan. Wellesley Bank qualifies this summary in its entirety by reference to the full text of the 401(k) Plan. You may obtain copies of the 401(k) Plan document, including any amendments to the plan and a summary plan description, by contacting Eloise C. Thibault at (781) 235-2550. You should carefully read the 401(k) Plan documents to understand your rights and obligations under the 401(k) Plan.

Eligibility and Participation

Wellesley Bank employees must attain age 21 in order to be eligible to participate in the 401(k) Plan. As of June 30, 2011, 32 of the 32 eligible employees of Wellesley Bank participated in the 401(k) Plan.

Contributions Under the 401(k) Plan

Employee Pre-Tax Contributions. You may defer a percentage of your eligible compensation into the 401(k) Plan after you satisfy the Plan’s eligibility requirements. For pre-tax contributions being made to the Plan, the percentage you defer is subject to an annual limit of the lesser of 75% of eligible compensation or $16,500 (2011 IRS limit) in a calendar year. For purposes of the Plan, “eligible compensation” is defined as taxable compensation reportable by Wellesley Bank on your Form W-2, excluding reimbursement or other expense allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits and including salary reduction contributions made to Bank-sponsored cafeteria, qualified transportation fringe, simplified employee pension, 401(k), 457(b) or 403(b) plans. In addition to pre-tax salary deferrals, you may make “catch up” contributions if you are currently age 50 or will be 50 before the end of the calendar year. You are always 100% vested in your elective deferrals.

Wellesley Bank Matching Contributions. The 401(k) Plan currently provides that Wellesley Bank will make matching contributions on behalf of each eligible participant with respect to each eligible participant’s elective deferrals. If you elect to defer funds into the 401(k) Plan, Wellesley Bank currently matches 150% of the first 7% of compensation you defer into the 401(k) Plan. Wellesley Bank makes matching contributions only to those participants who actively defer a percentage of their compensation into the 401(k) Plan.

Rollover Contributions. Wellesley Bank allows employees who receive a distribution from a previous employer’s tax-qualified employee benefit plan to deposit that distribution into a Rollover Contribution account under the 401(k) Plan, provided the rollover contribution satisfies IRS requirements. For additional information on Rollover Contributions see the Summary Plan Description for the 401(k) Plan.

Limitations on Contributions

Limitation on Employee Salary Deferrals. By law, your total deferrals under the 401(k) Plan, together with similar plans, may not exceed $16,500 for 2011. Eligible employees who are age 50 and over may also make additional “catch-up” contributions to the plan, up to a maximum of $5,500 for 2011. The Internal Revenue Service periodically increases these limitations. An eligible participant who exceeds these limitations must include any excess deferrals in gross income for federal income tax purposes in the year of deferral. In addition, the participant must pay federal income taxes on any excess deferrals when distributed by the 401(k) Plan to the participant, unless the plan distributes the excess deferrals and any related income no later than the first April 15th following the close of the taxable year in which the participant made the excess deferrals. Any income on excess deferrals distributed before

4

such date is treated, for federal income tax purposes, as earned and received by the participant in the taxable year of the distribution.

Limitation on Annual Additions and Benefits. As required by the Internal Revenue Code, the 401(k) Plan provides that the total amount of contributions and forfeitures (annual additions) credited to a participant during any year under all defined contribution plans of Wellesley Bank (including the 401(k) Plan and the proposed Wellesley Bank Employee Stock Ownership Plan) may not exceed the lesser of 100% of the participant’s annual compensation or $49,000 for 2011.

Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of pre-tax and matching contributions that may be made to the 401(k) Plan in any year on behalf of highly compensated employees, in relation to the amount of pre-tax and matching contributions made by or on behalf of all other employees eligible to participate in the 401(k) Plan. If pre-tax and matching contributions exceed these limitations, the plan must adjust the contribution levels for highly compensated employees.

In general, a highly compensated employee includes any employee who (1) was a 5% owner of the sponsoring employer at any time during the year or the preceding year, or (2) had compensation for the preceding year in excess of $110,000 and, if the sponsoring employer so elects, was in the top 20% of employees by compensation for that year. The preceding dollar amount applies for 2011 and may be adjusted periodically by the Internal Revenue Service.

Top-Heavy Plan Requirements. If the 401(k) Plan is a “Top-Heavy Plan” for any calendar year, Wellesley Bank may be required to make certain minimum contributions to the 401(k) Plan on behalf of non-key employees. In general, the 401(k) Plan will be treated as a Top-Heavy Plan for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of “Key Employees” exceeds 60% of the aggregate balance of the accounts of all employees under the plan. A Key Employee is generally any employee who, at any time during the calendar year or any of the four preceding years, is:

(1)	an officer of Wellesley Bank whose annual compensation exceeds $160,000;

(2)	a 5% owner of the employer, meaning an employee who owns more than 5% of the outstanding stock of Wellesley Bancorp, or who owns stock that possesses more than 5% of the total combined voting power of all stock of Wellesley Bancorp; or

(3)	a 1% owner of the employer, meaning an employee who owns more than 1% of the outstanding stock of Wellesley Bancorp, or who owns stock that possesses more than 1% of the total combined voting power of all stock of Wellesley Bancorp, and whose annual compensation exceeds $150,000.

The foregoing dollar amounts are for 2011.

5

401(k) Plan Investments

[Fund returns and description (other than the Stock Fund) to be added]

Effective [date], the 401(k) Plan offers the following investment choices:

Annual Rates of Return as of December 31,
Fund Name	2010	2009	2008

Wellesley Bancorp Stock Fund. In connection with the Stock Offering, Wellesley Bank has added the Wellesley Bancorp Stock Fund as an additional choice to the investment alternatives described above. The Wellesley Bancorp Stock Fund invests primarily in the common stock of Wellesley Bancorp. Participants in the 401(k) Plan may direct the 401(k) Plan trustee to invest a portion of their 401(k) Plan account balances in the Wellesley Bancorp Stock Fund during the Stock Offering.

The Wellesley Bancorp Stock Fund consists of investments in the common stock of Wellesley Bancorp made on the closing date of the Stock Offering. Your investment in the Wellesley Bancorp Stock Fund will be recorded using the unitized accounting method. If cash dividends are paid on Wellesley Bancorp common stock, the trustee will, to the extent practicable, use the dividends held in the Wellesley Bancorp Stock Fund to purchase shares of the common stock. Pending investment in the common stock, assets held in the Wellesley Bancorp Stock Fund will be placed in the short-term investment component of the Wellesley Bancorp Stock Fund. The Wellesley Bancorp Stock Fund will maintain a 3-5% cash ratio target following the Stock Offering.

As of the date of this prospectus supplement, no shares of Wellesley Bancorp common stock have been issued or are outstanding, and there is no established market for Wellesley Bancorp common stock. Accordingly, there is no record of the historical performance of the Wellesley Bancorp Stock Fund. Performance of the Wellesley Bancorp Stock Fund depends on a number of factors, including the financial condition and profitability of Wellesley Bank and general stock market conditions. See “Risk Factors” in the attached prospectus.

Once you have submitted your Investment Election Form, you may not change your investment directions in the Stock Offering.

6

Benefits Under the 401(k) Plan

Vesting. All participants are 100% vested in their contributions and any earnings thereon. This means you have a non-forfeitable right to these funds and any earnings on the funds at all times. Participants fully vest in matching contributions after six years of service.

Withdrawals and Distributions from the 401(k) Plan

Withdrawals Before Termination of Employment. While in active service, participants may take loans from the 401(k) Plan (subject to the restrictions set forth in the 401(k) Plan and the Wellesley Bank loan policy). A participant may also take hardship withdrawals, provided the participant has a hardship event as defined by the Internal Revenue Service regulations and subject to approval by the Plan Administrator. If a participant reaches age 59 1/2, the Participant may elect to withdraw all or a portion of his or her 401(k) Plan account balance while still employed by Wellesley Bank.

Distribution Upon Retirement, Death or Disability. If a participant’s accounts are $1,000 or less upon termination of employment, payment will be in the form of a lump sum as of a valuation date as soon thereafter as administratively possible. If a participant’s accounts exceed $1,000 upon termination of employment, and the participant does not elect to have his/her distribution paid, payment will be in the form of a Direct Rollover to an individual retirement plan designated by the Plan Administrator.

Distribution Upon Termination for Any Other Reason. If a participant’s accounts are $1,000 or less upon termination of employment, payment will be in the form of a lump sum as of a valuation date as soon thereafter as administratively possible. If a participant’s accounts exceed $1,000 upon termination of employment, and the participant does not elect to have his/her distribution paid, payment will be in the form of a Direct Rollover to an individual retirement plan designated by the Plan Administrator.

Nonalienation of Benefits. Except with respect to federal income tax withholding, and as provided for under a qualified domestic relations order, benefits payable under the 401(k) Plan will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the 401(k) Plan will be void.

Applicable federal tax law requires the 401(k) Plan to impose substantial restrictions on your right to withdraw amounts held under the 401(k) Plan before your termination of employment with Wellesley Bank. Federal law may also impose an excise tax on withdrawals from the 401(k) Plan before you attain 59 1/2 years of age, regardless of whether the withdrawal occurs during your employment with Wellesley Bank or after termination of employment.

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ADMINISTRATION OF THE 401(k) PLAN

Trustees

The board of directors of Wellesley Bank has appointed Reliance Trust Company to serve as trustee for the 401(k) Plan for all assets except those assets held in the new Stock Fund. Pentegra Trust Company will serve as the Stock Fund trustee. The Plan trustee receives, holds and invests the contributions to the 401(k) Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the 401(k) Plan and the directions of the Plan Administrator. The trustee is responsible for the investment of the trust assets, as directed by the Plan Administrator and the participants.

Reports to 401(k) Plan Participants

The Plan Administrator furnishes participants quarterly statements that show the balance in their accounts as of the statement date, contributions made to their accounts during that period and any additional adjustments required to reflect earnings or losses.

Plan Administrator

Wellesley Bank acts as Plan Administrator for the 401(k) Plan. The Plan Administrator handles the following administrative functions: interpreting the provisions of the plan, prescribing procedures for filing applications for benefits, preparing and distributing information explaining the plan, maintaining plan records, books of account and all other data necessary for the proper administration of the plan, preparing and filing all returns and reports required by the U.S. Department of Labor and the IRS and making all required disclosures to participants, beneficiaries and others under ERISA.

Amendment and Termination

Wellesley Bank expects to continue the 401(k) Plan indefinitely. Nevertheless, Wellesley Bank may terminate the 401(k) Plan at any time. If Wellesley Bank terminates the 401(k) Plan in whole or in part, all affected participants become fully vested in their accounts, regardless of other provisions of the 401(k) Plan. Wellesley Bank reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries. Wellesley Bank may amend the plan, however, as necessary or desirable, in order to comply with ERISA or the Internal Revenue Code.

Merger, Consolidation or Transfer

If the 401(k) Plan merges or consolidates with another plan or transfers the trust assets to another plan, and either the 401(k) Plan or the other plan is subsequently terminated, the 401(k) Plan requires that you receive a benefit immediately after the merger, consolidation or transfer that would equal or exceed the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the 401(k) Plan had terminated at that time.

Federal Income Tax Consequences

The following briefly summarizes the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences of the 401(k) Plan. Statutory provisions change, as do their interpretation, and their application may vary in individual circumstances. Finally, applicable state and local income tax

8

laws may have different tax consequences than the federal income tax laws. 401(k) Plan participants should consult a tax advisor with respect to any transaction involving the 401(k) Plan, including any distribution from the 401(k) Plan.

As a “tax-qualified retirement plan,” the Internal Revenue Code affords the 401(k) Plan certain tax advantages, including the following:

(1)	the sponsoring employer may take an immediate tax deduction for the amount contributed to the plan each year;

(2)	participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)	earnings of the plan are tax-deferred, thereby permitting the tax-deferred accumulation of income and gains on investments.

Wellesley Bank administers the 401(k) Plan to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If Wellesley Bank should receive an adverse determination letter from the Internal Revenue Service regarding the 401(k) Plan’s tax exempt status, all participants would generally recognize income equal to their vested interests in the 401(k) Plan, the participants would not be permitted to transfer amounts distributed from the 401(k) Plan to an Individual Retirement Account or to another qualified retirement plan, and Wellesley Bank would be denied certain tax deductions taken in connection with the 401(k) Plan.

Lump Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant qualifies as a lump sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance credited to the participant under this plan and all other profit sharing plans, if any, maintained by Wellesley Bank. The portion of any lump sum distribution included in taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution, less the amount of after-tax contributions, if any, made to any other profit-sharing plans maintained by Wellesley Bank, if the distribution includes those amounts.

Wellesley Bancorp Common Stock Included in Lump Sum Distribution. If a lump sum distribution includes Wellesley Bancorp common stock, the distribution generally is taxed in the manner described above. The total taxable amount is reduced, however, by the amount of any net unrealized appreciation on Wellesley Bancorp common stock; that is, the excess of the value of Wellesley Bancorp common stock at the time of the distribution over the cost or other basis of the securities to the trust. The tax basis of Wellesley Bancorp common stock, for purposes of computing gain or loss on a subsequent sale, equals the value of Wellesley Bancorp common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Wellesley Bancorp common stock, to the extent of the net unrealized appreciation at the time of distribution, is long-term capital gain, regardless of how long you hold the Wellesley Bancorp common stock, or the “holding period.” Any gain on a subsequent sale or other taxable disposition of Wellesley Bancorp common stock that exceeds the amount of net unrealized appreciation upon distribution is considered long-term capital gain, regardless of the holding period. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed under IRS regulations.

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We have provided you with a brief description of the material federal income tax aspects of the 401(k) Plan that are generally applicable under the Internal Revenue Code. We do not intend this description to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the 401(k) Plan. Accordingly, you should consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the 401(k) Plan.

Restrictions on Resale

Any “affiliate” of Wellesley Bancorp under Rules 144 and 405 of the Securities Act of 1933, as amended, who receives a distribution of common stock under the 401(k) Plan, may re-offer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, or under Rule 144 or some other exemption from these registration requirements. An “affiliate” of Wellesley Bancorp is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Wellesley Bancorp. Generally, a director, principal officer or major shareholder of a corporation is deemed to be an “affiliate” of that corporation.

Any person who may be an “affiliate” of Wellesley Bancorp may wish to consult with counsel before transferring any common stock they own. In addition, participants should consult with counsel regarding the applicability to them of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of Wellesley Bancorp common stock acquired under the 401(k) Plan or other sales of Wellesley Bancorp common stock.

Persons who are not deemed to be “affiliates” of Wellesley Bancorp at the time of resale may resell freely any shares of Wellesley Bancorp common stock distributed to them under the 401(k) Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, or compliance with the restrictions and conditions contained in the exemptions available under federal law. A person deemed an “affiliate” of Wellesley Bancorp at the time of a proposed resale may publicly resell common stock only under a “re-offer” prospectus or in accordance with the restrictions and conditions contained in Rule 144 of the Securities Act of 1933, as amended, or some other exemption from registration, and may not use this prospectus supplement or the accompanying prospectus in connection with any such resale. In general, Rule 144 restricts the amount of common stock which an affiliate may publicly resell in any three-month period to the greater of one percent of Wellesley Bancorp common stock then outstanding or the average weekly trading volume reported on the Nasdaq Capital Market during the four calendar weeks before the sale. Affiliates may sell only through brokers without solicitation and only at a time when Wellesley Bancorp is current in filing all required reports under the Securities Exchange Act of 1934, as amended.

SEC Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons who beneficially own more than 10% of public companies such as Wellesley Bancorp. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), such person must file a Form 3 reporting initial beneficial ownership with the Securities and Exchange Commission (“SEC”). Such persons must also report periodically certain changes in beneficial ownership involving the allocation or reallocation of assets held in their 401(k) Plan accounts, either on a Form 4 within two business days after a transaction, or annually on a Form 5 within 45 days after the close of a company’s fiscal year.

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In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by Wellesley Bancorp of profits realized from the purchase and sale or sale and purchase of its common stock within any six-month period by any officer, director or person who beneficially owns more than 10% of the common stock.

The SEC has adopted rules that exempt many transactions involving the 401(k) Plan from the “short-swing” profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or person who beneficially owns more than 10% of the common stock of a company.

Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are subject to Section 16(b) may be required, under limited circumstances involving the purchase of common stock within six months of the distribution, to hold the shares of common stock distributed from the 401(k) Plan for six months after the distribution date.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for 401(k) Plan benefits at December 31, 2010, is available upon written request to Eloise C. Thibault at Wellesley Bank.

LEGAL OPINION

The validity of the issuance of the common stock of Wellesley Bancorp will be passed upon by Kilpatrick Townsend & Stockton LLP, Washington, DC. Kilpatrick Townsend & Stockton LLP is acting as special counsel for Wellesley Bancorp in connection with the Stock Offering.

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WELLESLEY BANK EMPLOYEE 401(k) PLAN

INVESTMENT FORM

Name of Plan Participant:

Social Security Number:

1. Instructions. In connection with the stock offering, you may direct up to 100% of your current 401(k) Plan account balance into the Wellesley Bancorp Fund (the “Employer Stock Fund”). The percentage of your 401(k) Plan account (up to 100%) transferred into the Employer Stock Fund will be used to purchase shares of Wellesley Bancorp stock in the stock offering.

To direct a transfer of the funds credited to your 401(k) Plan account to the Employer Stock Fund, you must complete, sign and submit this form to Eloise C. Thibault by 12:00 noon on [date]. Current Wellesley Bank employees should return their forms through inter-office mail. Former Wellesley Bank employees should return their forms using the business reply envelope that has been provided. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact Eloise C. Thibault at (781) 235-2550. If you do not complete and return this form to Eloise C. Thibault by 12:00 noon on [date], the funds credited to your account under the 401(k) Plan will continue to be invested in accordance with your prior investment directions, or in accordance with the terms of the Plan if no investment directions have been provided.

2. Investment Directions. I hereby authorize the Plan Administrator to direct the Trustee to invest the following percentages (in multiples of not less than 1%) of my 401(k) Plan account balance in the Employer Stock Fund:

Fund Name
[Funds to be included]	%

I understand that my election to transfer funds to the Employer Stock Fund to purchase shares of Wellesley Bancorp stock in the stock offering is irrevocable. I understand that the funds transferred to the Employer Stock Fund will be divisible by $10.00, the per share price for the common stock.

3. Purchaser Information. The ability of a 401(k) Plan participant to purchase Wellesley Bancorp stock in the stock offering is based upon the participant’s subscription rights in the stock offering. Please indicate your status (check one):

☐	Check here if you had $50.00 or more on deposit with Wellesley Bank as of April 30, 2010.

☐	Check here if you had $50.00 or more on deposit with Wellesley Bank as of close of business on June 30, 2011.

☐	Check here if you are not eligible for either category noted above, but you are an employee or director of Wellesley Bank.

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4. Acknowledgment of Participant. I understand that this Investment Form shall be subject to all of the terms and conditions of the 401(k) Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement. I acknowledge further that my investment election on this form is irrevocable.

Signature of Participant	Date

Acknowledgment of Receipt by Administrator. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.

By:
Date

THE PARTICIPATION INTERESTS REPRESENTED BY THE COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY WELLESLEY BANCORP OR WELLESLEY BANK. THE COMMON STOCK IS SUBJECT TO AN INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

PLEASE COMPLETE AND RETURN TO ELOISE C. THIBAULT

AT WELLESLEY BANK BY 12:00 P.M. ON [DATE].

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth our anticipated expenses of the offering:

Securities and Exchange Commission filing fee (1)	$4,296
Massachusetts filing fee	5,000
Financial Industry Regulatory Authority, Inc. filing fee (1)	4,200
NASDAQ market listing fee	50,000
EDGAR, printing, postage and mailing	120,000
Legal fees and expenses	425,000
Accounting fees and expenses	125,000
Appraiser’s fees and expenses	45,000
Securities marketing firm fees and expenses (including legal fees)	345,000
Conversion agent fees and expenses	42,000
Business plan fees and expenses	40,000
Transfer agent and registrar fees and expenses	15,000
Certificate printing	5,000
Miscellaneous	4,504

TOTAL	$1,230,000

(1)	Estimated expenses.

Item 14. Indemnification of Directors and Officers.

The Articles of Incorporation of Wellesley Bancorp, Inc. provide as follows:

NINTH: The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures required, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Articles of Incorporation of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits filed as a part of this Registration Statement are as follows:

(a) List of Exhibits

Exhibit	Description

1.1	Engagement Letters between Wellesley Bank and Sandler O’Neill & Partners, L.P.

1.2	Draft Agency Agreement*

2.1	Plan of Conversion

3.1	Articles of Incorporation of Wellesley Bancorp, Inc.

3.2	Bylaws of Wellesley Bancorp, Inc.

4.1	Specimen Common Stock Certificate of Wellesley Bancorp, Inc.

5.1	Form of Opinion of Kilpatrick Townsend & Stockton LLP re: Legality of Shares

8.1	Form of Opinion of Kilpatrick Townsend & Stockton LLP re: Federal Tax Matters

10.1	Employment Agreement between Wellesley Bank and Thomas J. Fontaine+

10.2	Form of Employment Agreement between Wellesley Bancorp, Inc., Wellesley Bank and Thomas J. Fontaine+

10.3	Amended and Restated Executive Salary Continuation Agreement between Wellesley Bank and Thomas J. Fontaine+

10.4	Form of Wellesley Bank Supplemental Executive Retirement Plan+

10.5	Form of Wellesley Bank Employee Severance Compensation Plan+

23.1	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibits 5.1 and 8.1 filed herewith)

23.2	Consent of Wolf & Company, P.C.

23.3	Consent of Feldman Financial Advisors, Inc.

24.1	Powers of Attorney (included on signature page)

99.1	Appraisal Report of Feldman Financial Advisors, Inc.

99.2	Draft Marketing Materials*

99.3	Form of Subscription Order Form and Instructions*

*	To be filed by amendment.

+	Management contract or compensation plan or arrangement.

(b)	Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley, Commonwealth of Massachusetts, on September 9, 2011.

WELLESLEY BANCORP, INC.

By:	/s/ Thomas J. Fontaine
Thomas J. Fontaine President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned directors and officers of Wellesley Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Thomas J. Fontaine and Gary P. Culyer with full power of substitution, our true and lawful attorneys-in-fact and agents, to do any and all things in our names in the capacities indicated below which said Thomas J. Fontaine and Gary P. Culyer may deem necessary or advisable to enable Wellesley Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 of Wellesley Bancorp, Inc., including specifically but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Thomas J. Fontaine and Gary P. Culyer shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Thomas J. Fontaine	President, Chief Executive Officer and	September 9, 2011
Thomas J. Fontaine	Chairman of the Board
(principal executive officer)

/s/ Gary P. Culyer	Chief Financial Officer and	September 9, 2011
Gary P. Culyer	Treasurer
(principal financial and accounting officer)

/s/ Nancy Marden Goodall	Director	September 9, 2011
Nancy Marden Goodall

/s/ C. Joseph Grignaffini	Director	September 9, 2011
C. Joseph Grignaffini

/s/ Hugh J. Kelley	Director	September 9, 2011
Hugh J. Kelley

/s/ Theodore F. Parker	Director	September 9, 2011
Theodore F. Parker

/s/ Leslie B. Shea	Director	September 9, 2011
Leslie B. Shea

/s/ Edwin G. Silver	Director	September 9, 2011
Edwin G. Silver

/s/ Robert L. Skolnick	Director	September 9, 2011
Robert L. Skolnick

/s/ Tina L. Wang	Director	September 9, 2011
Tina L. Wang